Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263798

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus dated June 1, 2022)

UP TO 19,354,059 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF WARRANTS

UP TO 96,941,181 SHARES OF COMMON STOCK

UP TO 4,450,000 WARRANTS TO PURCHASE COMMON STOCK

This prospectus supplement supplements the prospectus, dated June 1, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-263798). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q covering the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 12, 2022 (the “Quarterly Report on Form 10-Q”). Accordingly, we have attached the Quarterly Report on Form 10-Q to this prospectus supplement.

The Prospectus and this prospectus supplement relates to the issuance by us of up to an aggregate of 19,354,059 shares of our common stock, $0.0001 par value per share (the “common stock”) consisting of (i) 4,450,000 shares of common stock issuable upon the exercise of 4,450,000 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering (the “IPO”) of Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (“Supernova”), by the holders thereof, (ii) 8,624,972 shares of common stock issuable upon the exercise of 8,624,972 warrants (the “public warrants” and, together with the private placement warrants, the “warrants”) originally issued in the IPO by holders thereof, and (iii) 6,279,087 shares of common stock issuable upon the exercise of warrants assumed by us and converted into warrants to purchase common stock (the “Rigetti assumed warrants”) in connection with the Business Combination (as defined below). We will receive the proceeds from the exercise of any warrants and any Rigetti assumed warrants for cash.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of up to (i) 96,941,181 shares of common stock consisting of (a) 10,251,000 shares of common stock purchased by subscribers at a price of $10.00 per share and 4,390,244 shares of common stock purchased by subscribers at a price of $10.25 per share in private placements pursuant to separate subscription agreements, (b) 8,625,000 shares of common stock (the “Founder Shares”) originally purchased by Supernova Partners II LLC (“Supernova Sponsor”) for $25,000, or for approximately $0.004 per share, in a private placement in connection with the IPO, including 3,059,273 Founder Shares subject to vesting and forfeiture (the “Sponsor Vesting Shares”), (c) 4,450,000 shares of common stock issuable upon exercise of the private placement warrants, (d) 2,446,716 shares of common stock issuable pursuant to the exercise of Rigetti assumed warrants, which Rigetti assumed warrants have a weighted average exercise price of $0.6628 per share, (e) 6,226,065 shares of common stock issuable upon exercise of outstanding options, which have an exercise price of $0.272 per share, (f) 6,288,369 shares of common stock issuable in connection with the vesting and settlement of outstanding restricted stock units, which were assumed by and converted into restricted stock awards for common stock in connection with the Business Combination based on an acquiror share value of $10.00 per share and (g) 54,263,787 shares of common stock issued in connection with the Business Combination as merger consideration at an acquiror share value of $10.00 per share, and (ii) up to 4,450,000 private placement warrants, which were purchased by Supernova Sponsor at a price of $2.00 per warrant. We will not receive any proceeds from the sale of shares of common stock or warrants by the selling securityholders pursuant to this prospectus.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RGTI” and “RGTIW,” respectively. On August 11, 2022, the last reported sales price of our common stock was $4.34 per share and the last reported sales price of our public warrants was $0.6367 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 12, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________

Commission file number 001-40140

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0950636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

775 Heinz Avenue Berkeley, CA	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☒  Yes    ☐  No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    ☒  Yes    ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12-2 of the Exchange Act).    ☐  Yes    ☒  No

As of August 5, 2022, 118,244,451 shares of the registrant’s common stock, par value $0.0001 per share, were issued and outstanding.

RIGETTI COMPUTING, INC. AND SUBSIDIARIES

FORM 10-Q

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “could,” “will,” “would” or the negative of such terms or other similar expressions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Quarterly Report on Form 10-Q. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this Quarterly Report on Form 10-Q may include, for example, statements about:

•	our ability to achieve milestones, technological advancements, including with respect to executing on our technology roadmap and developing practical applications;

•

the potential of quantum computing and estimated market size and market growth, including with respect to our long-term business strategy for quantum computing as a service (“Quantum Computing as a Service,” or “QCaaS”);

•	the success of our partnerships and collaborations;

•	our ability to accelerate our development of multiple generations of quantum processors;

•	customer concentration and the risk that a significant portion of our revenue currently depends on contracts with the public sector;

•	the outcome of any legal proceedings that may be instituted against us or others with respect to the Business Combination (as defined herein) or other matters;

•	our ability to execute on our business strategy, including monetization of our products;

•	our financial performance, growth rate and market opportunity;

•	our ability to maintain the listing of our common stock and Public Warrants on the Nasdaq Capital Market (“Nasdaq”), and the potential liquidity and trading of such securities;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to the Business Combination and operating as a public company;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	our estimates of expenses profitability, future revenue, capital requirements and need for additional financing;

•	the evolution of the markets in which we compete;

•	our ability to implement our strategic initiatives, expansion plans and continue to innovate our existing services;

•	the expected use of proceeds of the Business Combination;

•	the sufficiency of our cash resources and our ability to raise additional capital;

•

unfavorable conditions in our industry, the global economy or global supply chain (including any supply chain impacts from the ongoing military conflict involving Russia and Ukraine and sanctions related thereto), including inflation and financial and credit market fluctuations;

•	changes in applicable laws or regulations;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our ability to expand or maintain our existing customer base; and

•	the effect of COVID-19 on the foregoing.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Should one or more of the risks or uncertainties described in this Quarterly Report on Form 10-Q occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this Quarterly Report on Form 10-Q completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY RISK FACTORS

The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. Before you invest in our common stock, you should carefully consider all the information in this Quarterly Report on Form 10-Q, including matters set forth under the heading “Risk Factors.” These risks include the following, among others:

•	We are in our early stages and have a limited operating history, which makes it difficult to forecast our future results of operations.

•	We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

•	Even if the market in which we compete achieves anticipated growth levels, our business could fail to grow at similar rates, if at all.

•

We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations and may need additional capital sooner than planned to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available. If we are unable to raise additional funding when needed, we may be required to delay, limit or substantially reduce our quantum computing development efforts.

•	Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

•

We have not produced quantum computers with high qubit counts or at volume and face significant barriers in our attempts to produce quantum computers, including the need to invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

•

Any future generations of hardware developed to demonstrate narrow quantum advantage and broad quantum advantage and the anticipated release of an 84 qubit system, 336 qubit system, 1,000+ qubit system and 4,000+ qubit system, each of which is an important anticipated milestone for our technical roadmap and commercialization, may not occur on our anticipated timeline or at all.

•

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•

Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

•	We depend on a limited number of customers for a significant percentage of our revenue and the loss or temporary loss of a major customer for any reason could harm our financial condition.

•

A significant portion of our revenue depends on contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

•

We rely on access to high performance third party classical computing through public clouds, high performance computing centers and on-premises computing infrastructure to deliver performant quantum solutions to customers. We may not be able to maintain high quality relationships and connectivity with these resources which could make it harder for us to reach customers or deliver solutions in a cost-effective manner.

•

We depend on certain suppliers to source products. Failure to maintain our relationship with any of these suppliers, or a failure to replace any supplier, could have a material adverse effect on our business, financial position, results of operations and cash flows.

•

Our system depends on the use of certain development tools, supplies, equipment and production methods. If we are unable to procure the necessary tools, supplies and equipment to build our quantum systems, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

•

Even if we are successful in developing quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

•	We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

•

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if we encounter negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

•	If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

•

We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems, our production technology partners or with the public cloud, data centers and internet infrastructure on which we rely.

•

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate the material weakness or if we identify additional material weaknesses, or if we otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

•

System security and data protection breaches, as well as cyber-attacks, including state-sponsored attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

•

Our failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

•

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•

We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations and may need additional capital sooner than planned to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available. If we are unable to raise additional funding when needed, we may be required to delay, limit or substantially reduce our quantum computing development efforts.

•

Our warrants, including our Public Warrants, Private Warrants and other warrants we have issued, are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

•

Sales of our securities, or perceptions of sales, by us or holders of our securities in the public markets or otherwise, including in connection with our committed equity financing with B. Riley Principal Capital II LLC, or B. Riley, could cause the market price for our common stock to decline and future issuances of securities may adversely affect us, our common stock and may be dilutive to existing stockholders.

•	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

•	Our warrants may be out of the money at the time they become exercisable and they may expire worthless.

•	With the approval by the holders of at least 50% of the then-outstanding Public Warrants, we may amend the terms of the warrants in a manner that may be adverse to holders.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

RIGETTI COMPUTING, INC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021

Assets
Current assets:
Cash	$184,020	$11,729
Accounts receivable	2,572	1,543
Prepaid expenses and other current assets	4,248	1,351
Forward contract—assets	1,543	—
Deferred offering costs	—	3,449

Total current assets	192,383	18,072
Property and equipment, net	30,583	22,497
Restricted cash	117	317
Other assets	130	165
Goodwill	5,377	5,377

Total assets	$228,590	$46,428

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,517	$1,971
Accrued expenses and other current liabilities	4,428	3,806
Deferred revenue	1,108	985
Debt—current portion	4,226	575
Forward contract—liabilities	—	230

Total current liabilities	11,279	7,567
Debt—net of current portion	25,201	24,216
Derivative warrant liabilities	8,944	4,355
Earn-out liabilities	8,925	—
Other liabilities	416	295

Total liabilities	54,765	36,433
Commitments and contingencies (Note 5)
Redeemable convertible preferred stock*, par value $0.0001 per share; 0 shares and 80,974,757 shares authorized at June 30, 2022 and December 31, 2021, respectively; 0 shares and 77,696,679 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	81,523
Stockholders’ equity (deficit):
Preferred Stock, par value $0.0001 per share; 10,000,000 shares and 0 shares authorized at June 30, 2022 and December 31, 2021, respectively; 0 shares and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock*, par value $0.0001 per share; 1,000,000,000 shares and 134,050,472 shares authorized at June 30, 2022 and December 31, 2021, respectively; 117,102,735 shares and 18,221,069 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	11	2
Additional paid-in capital	401,290	135,549
Accumulated other comprehensive gain	99	52
Accumulated deficit	(227,575)	(207,131)

Total stockholders’ equity (deficit)	173,825	(71,528)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$228,590	$46,428

*

Shares of legacy Redeemable Convertible Series C Preferred Stock, Redeemable Convertible Series C-1 Preferred Stock, legacy Class A common stock, and legacy Class B common stock have been retroactively restated to give effect to the Business Combination.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RIGETTI COMPUTING, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except for share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$2,134	$1,540	$4,238	$3,900
Cost of revenue	873	365	1,287	637

Total gross profit	1,261	1,175	2,951	3,263
Operating expenses:
Research and development	12,634	7,496	25,083	14,431
Sales and marketing	1,487	644	2,963	957
General and administrative	12,785	2,711	24,345	5,232

Total operating expenses	26,906	10,851	52,391	20,620

Loss from operations	(25,645)	(9,676)	(49,440)	(17,357)

Other (expense) income , net:
Interest expense, net of interest income	(1,040)	(405)	(2,244)	(481)
Change in fair value of derivative warrant liabilities	8,687	—	14,509	—
Change in fair value of earn-out liability	8,024	—	17,658	—
Transaction costs	—	—	(927)	—
Other income (expense)	—	7	—	(23)

Total other income (expense), net	15,671	(398)	28,996	(504)
Net loss before provision for income taxes	(9,974)	(10,074)	(20,444)	(17,861)
Provision for income taxes	—	—	—	—

Net loss	$(9,974)	$(10,074)	$(20,444)	$(17,861)

Net loss per share attributed to common stockholders—basic and diluted	$(0.09)	$(0.46)	$(0.24)	$(0.82)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted*	114,096,390	21,977,123	84,060,966	21,912,665

*	Weighted-average shares have been retroactively restated to give effect to the Business Combination.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net loss	$(9,974)	$(10,074)	$(20,444)	$(17,861)
Other comprehensive gain (loss):
Foreign currency translation gain (loss)	38	(2)	47	50

Comprehensive loss	$(9,936)	$(10,076)	$(20,397)	$(17,811)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY (UNAUDITED)

(In thousands)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Gain	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount

	(In thousands, except share and per share data)
Balance, December 31, 2021	98,726,505	$81,523	23,153,127	$—	$135,551	$52	$(207,131)	$(71,528)
Retroactive application of Business Combination (Note 3)	(21,029,826)	—	(4,932,058)	2	(2)	—	—	—

Adjusted balance, beginning of period*	77,696,679	81,523	18,221,069	2	135,549	52	(207,131)	(71,528)
Issuance of common stock upon conversion of legacy Series C and Series C-1 preferred stock in connection with the Business Combination (Note 3)	(77,696,679)	(81,523)	57,380,563	6	81,517	—	—	81,523
Issuance of common stock upon exercise of legacy Rigetti stock options	—	—	1,123,539	—	574	—	—	574
Issuance of common stock upon exercise of legacy Rigetti common stock warrants	—	—	2,234,408	—	28	—	—	28
Issuance of common stock through Business Combination and PIPE financing, net of transaction costs and derivative liabilities (Note 3)	—	—	34,850,706	3	153,810	—	—	153,813
Stock-based compensation	—	—	—	—	11,481	—	—	11,481
Foreign currency translation gain	—	—	—	—	—	9	—	9
Net loss	—	—	—	—	—	—	(10,470)	(10,470)

Balance, March 31, 2022	—	$—	113,810,285	$11	$382,959	$61	$(217,601)	$165,430

Issuance of common stock upon exercise of stock options	—	—	229,606	—	62	—	—	62
Issuance of common stock upon exercise of common stock warrants	—	—	1,702,210	—	5,011	—	—	5,011
Issuance of common stock upon release of RSUs	—	—	1,360,634	—	—	—	—	—
Reclassification of loan and security agreement warrants to equity	—	—	—	—	6,370			6,370
Settlement of the first tranche of forward contract	—	—			(3,305)			(3,305)
Stock-based compensation	—	—	—	—	11,041	—	—	11,041
Capitalization of deferred costs to equity upon share issuance					(848)			(848)
Foreign currency translation gain	—	—	—	—	—	38	—	38
Net loss	—	—	—	—	—	—	(9,974)	(9,974)

Balance, June 30, 2022	—	$—	117,102,735	$11	$401,290	$99	$(227,575)	$173,825

*

Shares of legacy Redeemable Convertible Series C Preferred Stock, Redeemable Convertible Series C-1 Preferred Stock, legacy Class A common stock, and legacy Class B common stock have been retroactively restated to give effect to the Business Combination.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY (UNAUDITED) (CONTINUED)

(In thousands)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Gain (Loss)	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount

	(In thousands, except share and per share data)
Balance, December 31, 2020	98,726,505	$81,523	20,975,317	$—	$133,144	$5	$(165,405)	$(32,256)
Retroactive application of Business Combination (Note 3)	(21,029,826)	—	(4,467,972)	2	(2)	—	—	—

Adjusted balance, beginning of period*	77,696,679	81,523	16,507,345	2	133,142	5	(165,405)	(32,256)
Issuance of common stock upon exercise of stock options	—	—	118,566	—	26	—	—	26
Stock-based compensation	—	—	—	—	597	—	—	597
Foreign currency translation gain	—	—	—	—	—	52	—	52
Net loss	—	—	—	—	—	—	(7,787)	(7,787)

Balance, March 31, 2021	77,696,679	$81,523	16,625,911	$2	$133,765	$57	$(173,192)	$(39,368)

Issuance of common stock upon exercise of stock options	—	—	338,979	—	90	—	—	90
Issuance of common stock upon exercise of common stock warrants	—	—	111,229	—	1	—	—	1
Stock-based compensation	—	—	—	—	521	—	—	521
Foreign currency translation loss	—	—	—	—	—	(2)	—	(2)
Net loss	—	—	—	—	—	—	(10,074)	(10,074)

Balance, June 30, 2021	77,696,679	$81,523	17,076,119	$2	$134,377	$55	$(183,266)	$(48,832)

*

Shares of legacy Redeemable Convertible Series C Preferred Stock, Redeemable Convertible Series C-1 Preferred Stock, legacy Class A common stock, and legacy Class B common stock have been retroactively restated to give effect to the Business Combination.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended
	June 30,
	2022	2021

Cash flows from operating activities
Net loss	$(20,444)	$(17,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,978	2,362
Stock-based compensation	22,522	1,118
Change in fair value of earnout liability	(17,658)	—
Change in fair value of derivative warrant liabilities	(14,509)	—
Change in fair value of forward contract	(5,077)	—
Amortization of debt issuance costs	667	—
Changes in operating assets and liabilities:
Accounts receivable	(1,030)	(241)
Prepaid expenses and other current assets	(2,898)	(530)
Other assets	34	(36)
Deferred revenue	123	(119)
Accounts payable	(882)	709
Accrued expenses and other current liabilities	967	692
Other liabilities	122	(192)

Net cash used in operating activities	(35,085)	(14,098)

Cash flows from investing activities
Purchases of property and equipment	(10,636)	(3,744)

Net cash used in investing activities	(10,636)	(3,744)

Cash flows from financing activities
Proceeds from Business Combination, net of transaction costs paid	225,604	—
Transaction costs paid directly by Rigetti	(17,428)	—
Proceeds from issuance of notes payable	5,000	20,000
Payments on debt issuance costs	(85)	—
Payment on loan and security agreement exit fees	(1,000)	—
Proceeds from issuance of common stock upon exercise of stock options and warrants	5,675	117

Net cash provided by financing activities	217,766	20,117

Effect of changes in exchange rate on cash and restricted cash	46	41
Net increase in cash and restricted cash	172,091	2,316
Cash and restricted cash at beginning of period	12,046	24,394

Cash and restricted cash at end of period	$184,137	$26,710

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,708	$488
Supplemental disclosure of non-cash financing activity:
Fair value of earn-out liability	$26,583	$—
Fair value of private placement and public warrants liability	$22,487	$—
Exercise of loan and security agreement warrants	$6,370	$—
Settlement of the first tranche of forward contract	$3,305	$—
Capitalization of deferred costs to equity upon share issuance	$848	$—
Purchases of property and equipment recorded in accounts payable	$428	$664

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RIGETTI COMPUTING, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. DESCRIPTION OF BUSINESS

Rigetti Computing Inc. and its subsidiaries (collectively, the “Company” or “Rigetti”), builds quantum computers and the superconducting quantum processors that power them. Through the Company’s Quantum Cloud Services (“QCaaS”) platform, the Company’s machines can be integrated into any public, private or hybrid cloud. The Company offers product types of Platform, Research and Software Tools usage in application areas of benchmarking, chemical simulation, education/entertainment, machine learning, and optimization.

The Company is located and headquartered in Berkeley, California. The Company also operates in Fremont, California, London, United Kingdom, Adelaide, Australia, British Columbia, Canada and Munich, Germany. The Company’s revenue is derived primarily from operations in the United States and the United Kingdom.

Basis of Presentation

On March 2, 2022 (the “Closing Date”), a merger transaction between Rigetti Holdings, Inc. (“Legacy Rigetti”) and Supernova Partners Acquisition Company II, Ltd. (“SNII”) was completed (the “Business Combination”, see Note 3). In connection with the closing of the Business Combination, the Company changed its name to Rigetti Computing, Inc. and all of SNII Class A ordinary shares and SNII Class B ordinary shares automatically converted into shares of common stock, par value $0.0001, of the Company (the “Common Stock”) on a one-for-one basis. The SNII Public Warrants and the Private Warrants held by SNII became warrants for Common Stock. The Company’s common stock and Public Warrants trade on the Nasdaq Capital Market under the ticker symbols “RGTI” and “RGTIW,” respectively. For more information on this transaction, see Note 3.

The Company determined that Legacy Rigetti was the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (ASC) 805, Business Combinations.

The determination was primarily based on the following facts:

•	Former Legacy Rigetti stockholders have a controlling voting interest in the Company;

•

The Company’s board of directors as of immediately after the closing is comprised of eight board members, six seats occupied by previous Rigetti board members and one seat being occupied by a previous Supernova representative. The final eighth seat was filled by an individual who did not have ties to either Rigetti or Supernova pre-merger; and

•	Legacy Rigetti management continues to hold executive management roles for the post-combination company and be responsible for the day-to-day operations.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Rigetti issuing stock for the net assets of SNII, accompanied by a recapitalization. The primary asset acquired from SNII was related to the cash amounts that was assumed at historical costs. Separately, the Company also assumed warrants that were deemed to be derivatives and meet liability classification subject to fair value adjustment measurements upon closing of the Business Combination (the “Closing”). No goodwill or other intangible assets were recorded as a result of the Business Combination.

While SNII was the legal acquirer in the Business Combination, because Legacy Rigetti was deemed the accounting acquirer, the historical financial statements of Legacy Rigetti became the historical financial statements of the combined company, upon the consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Legacy Rigetti prior to the Business Combination; (ii) the combined results of SNII and Legacy Rigetti following the closing of the Business Combination; (iii) the assets and liabilities of Legacy Rigetti at their historical cost; and (iv) the Company’s equity structure for all periods presented.

The equity structure has been retroactively restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Rigetti shareholders and Legacy Rigetti convertible preferred shareholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Rigetti redeemable convertible preferred stock and Legacy Rigetti common stock prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination.

The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. All intercompany transactions and balances have been eliminated in consolidation. All dollar amounts, except share and per share amounts, in the notes are presented in thousands, unless otherwise specified. The condensed consolidated balance sheet as of December 31, 2021, included herein, was derived from the audited consolidated financial statements as of that date, but does not include all disclosures including certain notes required by U.S. GAAP on an annual reporting basis. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The interim results are not necessarily indicative of the results for any future interim period or for the entire year. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes included as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated March 7, 2022. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of June 30, 2022 and results of operations for the three and six months ended June 30, 2022 and 2021.

Risks and Uncertainties — The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

COVID-19 — As of June 30, 2022 and December 31, 2021, the Company’s financial position was not significantly impacted due to the effects of COVID-19. However, the duration and intensity of the COVID-19 pandemic and any resulting disruption to the Company’s operations remains somewhat uncertain, and the Company will continue to assess the impact of the COVID-19 pandemic on its financial position.

Change in Fiscal Year — In October 2021, the board of directors of Rigetti approved a change to Rigetti’s fiscal year-end from January 31 to December 31, effective December 31, 2021. The Company believes the year-end change is important and useful to its financial statement users to allow for increased comparability with its industry peers. As a result of this change, the Company’s fiscal year now begins on January 1 and ends on December 31 of each year, starting on January 1, 2022. Year-over-year quarterly financial data has been and will continue to be recast to be comparative with the new fiscal quarter ends in the new fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging Growth Company — Following the Business Combination, the Company qualifies as an emerging growth company (‘‘EGC’’) as defined in the Jumpstart our Business Startups (‘‘JOBS’’) Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company intends to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

The Company anticipates that it will remain an EGC under the JOBS Act until the earliest of (a) the last day of Rigetti’s first fiscal year following the fifth anniversary of the completion of SNII’s initial public offering, (b) the last date of Rigetti’s fiscal year in which Rigetti has total annual gross revenue of at least $1.07 billion, (c) the date on which Rigetti is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Rigetti has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Use of Estimates — The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Such management estimates include, but are not limited to, the fair value of share-based awards, the fair value of the convertible preferred stock warrants, fair value of the forward contract agreement, the fair value of derivative warrant liabilities, the fair value of earnouts issued in connection with the business combination (See Note 3), goodwill and intangible assets, accrued liabilities and contingencies, depreciation and amortization periods, revenue recognition and accounting for income taxes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the unaudited condensed consolidated financial statements; therefore, actual results could differ from those estimates.

Reclassifications — Certain amounts reported previously have been reclassified to conform to the current quarter presentation, with no effect on stockholders’ equity or net loss as previously presented.

Deferred Offering Costs —The Company capitalizes certain legal, accounting and other third-party fees that are directly associated with the Business Combination or issuance of shares under a registration statement filed with the SEC. After consummation of the Business Combination or issuance of shares, costs allocated to equity-classified instruments are recorded as a reduction to additional paid-in capital. Costs allocated to liability-classified instruments are expensed.

The Company incurred $0.8 million and $0 of offering costs for both the three and six months ended June 30, 2022 and 2021, respectively, which related to filing new registration statements with the SEC after the close of the Business Combination. These costs are incremental to those disclosed in Note 3. As the shares for which the registrations statements were filed were issued as of June 30, 2022, the Company recorded the costs as a reduction to additional paid-in capital.

Deferred Financing Costs — The incremental cost, including the fair value of warrants, directly associated with obtaining debt financing is capitalized as deferred financing costs upon the issuance of the debt and amortized over the term of the related debt agreement using the effective-interest method with such amortized amounts included as a component of interest expense in the consolidated statement of operations. Unamortized deferred financing costs are presented on the consolidated balance sheets as a direct deduction from the carrying amount of the related debt obligation.

Segments — Operating segments are defined as components of an entity for which discrete financial information is available and that information is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer is its CODM, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. As such, the Company has determined that it operates in one operating and one reportable segment.

Foreign Currency — The Company’s reporting currency is the US dollar. The functional currencies of the Company’s foreign subsidiaries are the local currencies (UK pounds sterling and Australian dollars), as it is the monetary unit of account of the principal economic environment in which the Company’s foreign subsidiaries operate. All assets and liabilities of the foreign subsidiaries are translated at the current exchange rate as of the end of the period, and revenue and expenses are translated at average exchange rates in effect during the period. The gain or loss resulting from the process of translating foreign currency financial statements into US dollars is reflected as a foreign currency cumulative translation adjustment and reported as a component of accumulated other comprehensive gain (loss). Foreign currency transaction gains and losses resulting from or expected to result from transactions denominated in a currency other than the functional currency are recognized in other income (expense), net in the consolidated statements of operations.

Comprehensive Loss — Comprehensive loss consists of net loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner sources. Comprehensive loss consists of two components including, net loss and other comprehensive loss. The Company’s other comprehensive gain/(loss) consists of foreign currency translation adjustments that result from consolidation of its foreign entities.

Cash and Restricted Cash — The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2022 and December 31, 2021, cash consists primarily of checking and savings deposits. The Company’s restricted cash balance classifies all cash whose use is limited by contractual provisions. As of June 30, 2022, restricted cash consists of cash secured as collateral for letters of credit in favor of the Company’s landlord. The Company may not access these funds until it vacates this office space (leases expire in 2029).

As of December 31, 2021, restricted cash consists of cash secured as collateral for letters of credit in favor of the Company’s landlord and its corporate credit card program.

The following table provides a reconciliation of cash and restricted cash in the consolidated balance sheets to the total amount shown in the consolidated statements of cash flows for the six months ended June 30, 2022: (In thousands)

	June 30, 2022	December 31, 2021
Cash	$184,020	$11,729
Restricted cash	117	317

Total cash and restricted cash	$184,137	$12,046

Accounts Receivable — Accounts receivable are recorded at invoice value, net of allowance for doubtful accounts. Unbilled receivables are included in accounts receivable and include amounts that were invoiced subsequent to the period end for which revenue was recognized in advance of the right to invoice. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. As of June 30, 2022 and December 31, 2021, the Company does not have any allowances for doubtful accounts.

Public and Private Warrants — Prior to the Business Combination, SNII issued 4,450,000 private placement warrants (“Private Warrants”) and 8,625,000 public warrants (“Public Warrants” and collectively, “Warrants”). Each whole warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustments and will expire five years after the Business Combination or earlier upon redemption or liquidation.

The Private Warrants do not meet the derivative scope exception and are accounted for as derivative liabilities. Specifically, the Private Warrants contain provisions that cause the settlement amounts to be dependent upon the characteristics of the holder of the warrant which is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Private Warrants are not considered indexed to the Company’s stock and should be classified as a liability. Since the Private Warrants meet the definition of a derivative, the Company recorded the Private Warrants as liabilities on the condensed consolidated balance sheet at fair value upon the Closing, with subsequent changes in the fair value recognized in the condensed consolidated statements of operations at each reporting date. The fair value of the Private Warrants was measured using the Black-Scholes option-pricing model at each measurement date. The Public Warrants also fail to meet the indexation guidance in ASC 815 and are accounted for as liabilities as the Public Warrants include a provision whereby in a scenario on which there is not an effective registration statement, the warrant holders have a cap, 0.361 common stock per warrant (subject to adjustment), on the issuable number of shares in a cashless exercise.

Subsequent to the separate listing and trading of the Public Warrants the fair value of the Public Warrants has been measured based on the observable listed prices for such warrants and the fair value of the Private Warrants are measured using an option pricing model.

On the consummation of the Business Combination, the Company recorded a liability related to the Private Warrants of $9.2 million, with an offsetting entry to additional paid-in capital. On June 30, 2022, the fair value of the Private Warrants decreased to $3.3 million, with the gain on fair value change recorded in the condensed consolidated statement of operations for the three and six months ended June 30, 2022. See Note 9 and 11, for further information on fair value.

Similarly, on consummation of the Business Combination, the Company recorded a liability related to the Public Warrants of $16.3 million, with an offsetting entry to additional paid-in capital. On June 30, 2022, the fair value of the Public Warrants decreased to $5.6 million with the gain on fair value change recorded in the condensed consolidated statement of operations for the three and six months ended June 30, 2022. See Note 9 and 11, for further information on fair value.

Derivative Warrant Liabilities — The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 815, “Derivatives and Hedging” (“ASC 815”) at the initial recognition.

Other than the Public and Private Warrants noted above, the company also has other warrants issued and outstanding which are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period until exercised. The fair value of the warrant liabilities issued were initially measured using the Black- Scholes model and will be subsequently remeasured at each reporting period with changes recorded as a component of other income in the Company’s consolidated statements of operations. Derivative warrant liabilities are classified as non-current as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Earn-Out Liability — At the closing of the Business Combination, Supernova Partners II LLC (the “Sponsor”) subjected certain shares (“Sponsor Earn-Out Shares”) of Common Stock held by the Sponsor to forfeiture and vesting as of the Closing Date if thresholds related to the weighted average price of Common Stock are not met for the duration of various specified consecutive day trading periods during the five-year period following the Closing (the “Earn-Out Triggering Events”). Any such shares held by the Sponsor that remain unvested after the fifth anniversary of the Closing will be forfeited.

These Sponsor Earn-Out Shares are accounted for as liability classified instruments because the Earn-Out Triggering Events that determine the number of Sponsor Earn-Out Shares to be earned back by the Sponsor include outcomes that are not solely indexed to the common stock of the Company. The aggregate fair value of the Sponsor Earn-Out Shares on the Closing date was estimated using a Monte Carlo simulation model and was determined to be $26.6 million at the Closing Date. As of June 30, 2022, the Earn-Out Triggering Events were not achieved for any of the tranches, and as such, the Company adjusted the carrying amount of the liability to its estimated fair value of $8.9 million. The change in the fair value of $8.0 million and $17.7 million are included in gain on fair value change, net in the condensed consolidated statements of operations for the three and six months ended June 30, 2022.

Significant inputs into the respective models at the March 2, 2022 (the initial recognition) and June 30, 2022 are as follows:

Valuation Assumptions	Initial Recognition on March 2, 2022	June 30, 2022
Stock Price	$9.43	$3.67
Simulated trading days	1,198.00	1,177.00
Volatility (annual)	77.00%	95.00%
Risk-free rate	1.74%	2.98%
Estimated time to expiration (years)	5	4.67

Revenue Recognition — The Company generates revenue through its Quantum Cloud Services (“QCaaS”) and development contracts and other services. Access to Rigetti quantum computing systems can be purchased as a quantum computing subscription, or on a usage basis for a specified quantity of hours. Revenue related to subscription-based access to Rigetti quantum computing systems (“QCaaS”) is recognized over time as access to the systems is provided on a ratable basis over the subscription term, which can range from six months to two years. This time-based input measure of progress provides a faithful depiction of the transfer of the services because the customer obtains generally equal benefit from its access to the systems throughout the subscription term. Revenue related to usage-based access to Rigetti quantum computing systems is recognized over time as the systems are accessed using an output method based on compute credit hours expended. This output method provides a faithful depiction of the transfer of the services because the customer has purchased a specified quantity of hours of usage that diminishes each time an hour is expended and therefore each hour of access to the systems is considered a discrete delivery of underlying services in these arrangements.

Development contracts are generally multi-year, non-recurring arrangements in which the Company provides professional services regarding practical applications of quantum computing to technology and business problems within the customer’s industry or organization and assists the customer in developing quantum algorithms and applications that will provide commercial value to the customer in areas of business interest. Development contracts are typically fixed fee arrangements invoiced on a milestone basis but may also be invoiced on a time and materials or cost reimbursement basis in certain cases. Revenue related to development contracts and other services is recognized over time as the services are provided using an input measure based on actual labor hours incurred to date relative to total estimated labor hours needed to complete the program or total contracted hours over the program period. This input measure of progress provides a faithful depiction of the transfer of the services because it closely depicts the Company’s efforts or inputs to the satisfaction of the performance obligation. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer.

When the Company’s contracts with customers contain multiple performance obligations, the transaction price is allocated on a relative standalone selling price basis to each performance obligation. The Company typically determines standalone selling price based on observable selling prices of our products and services. In instances where standalone selling price is not directly observable, standalone selling price is determined using information that may include market conditions and other observable inputs. Standalone selling price is typically established as a range. In situations in which the stated contract price for a performance obligation is outside of the applicable standalone selling price range and has a different pattern of transfer to the customer than the other performance obligations in the contract, the Company will reallocate the total transaction price to each performance obligation based on the relative standalone selling price of each.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Net income (loss) per share — Basic net loss per common share is computed by dividing the net loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Diluted net loss per common share is computed by dividing the net loss available to common stockholders adjusted by any preferred stock dividends declared during the period by the weighted average number of common shares and potential common shares outstanding when the impact is not antidilutive. Potential common shares from stock options, unvested restricted stock units and common stock warrants are computed using the treasury stock method, while those from convertible Series C and C-1 Preferred Stock are computed using the if-converted method. Contingently issuable shares are included in basic EPS only when there is no circumstance under which those shares would not be issued. Shares issuable for little or no cash consideration shall be considered outstanding common shares and included in the computation of basic EPS.

Stock-Based Compensation — The Company accounts for share-based compensation in accordance with ASC 718, Compensation – Stock Compensation. The Company’s share-based compensation awards are all equity-classified and consist of stock options, restricted stock units (“RSU”) and restricted stock awards (“RSA”). Stock options have service vesting conditions ranging from 1 to 5 years. RSAs are fully vested on grant date. RSUs granted under the Rigetti & Co, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) have a 4-year service vesting condition and a performance condition linked to the occurrence of a liquidity event defined as a change-in-control event, successful initial public offering or successful merger with a special purpose acquisition company, which was satisfied at the Closing. RSUs granted under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) have service vesting condition only.

Compensation expenses are based on the grant-date fair value of the awards and recognized over the requisite service period using a straight-line method for stock options and RSUs granted under the 2022 Plan. Compensation expense for RSUs granted under the 2013 Plan are recognized using a graded vesting method. Compensation expense for RSAs are recognized fully on grant date. The Company has elected to account for forfeitures of employee stock awards as they occur.

Concentrations of Credit Risk— Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company’s cash is placed with high-credit-quality financial institutions, and at times exceeds federally insured limits. To date, the Company has not experienced any credit loss relating to its cash.

Significant customers that represent 10% or more of revenue are set forth in the following tables:

	For the Six Months Ended June 30,
Customer	2022	2021
Customer A	33%	*
Customer B	28%	25%
Customer C	16%	30%
Customer D	10%	*
Customer E	*	36%

	For the Three Months Ended June 30,
Customer	2022	2021
Customer A	32%	30%
Customer B	22%	64%
Customer C	19%	*
Customer D	19%	*

*	Customer accounted for less than 10% of revenue in the respective period

Significant customers that represent 10% or more of accounts receivable are set forth in the following tables:

	June 30,	December 31,
Customer	2022	2021
Customer A	25%	35%
Customer B	24%	34%
Customer C	16%	29%
Customer D	16%	*
Customer E	11%	*

*	Customer accounted for less than 10% of accounts receivable in the respective period

For the three and six months ended June 30, 2022, sales to government entities comprised 67.8% and 72.0% of the Company’s total revenue, respectively. For the three and six months ended June 30, 2021, sales to government entities comprised 69.7% and 74.9% of the Company’s total revenue, respectively.

Recently Issued Accounting Pronouncements — In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The FASB issued this update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. The ASU is effective for the Company after December 15, 2024, and interim periods within those fiscal years, with early adoption permitted. The Company is still evaluating the impact of this pronouncement on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e., capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply. The Company plans to adopt the ASC Topic 842 on December 31, 2022 with an effective date of January 1, 2022. The Company is still in the process of evaluating the impact of the adoption of ASC Topic 842 on the consolidated financial statements.

No other new accounting pronouncement recently issued or newly effective had or is expected to have a material impact on the condensed consolidated financial statements.

3. BUSINESS COMBINATION

As discussed in Note 1, on March 2, 2022, the Business Combination was completed. Pursuant to the Company’s certificate of incorporation, as amended on March 2, 2022, the Company is authorized to issue 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001, of the Company (the “Preferred Stock”). The holders of shares of Common Stock are entitled to one vote for each share of common stock held. The Preferred Stock is non-voting. No shares of Preferred Stock were issued and outstanding as of June 30, 2022.

On March 1, 2022, prior to the Closing, as contemplated by the Merger Agreement and following approval by SNII’s shareholders at an extraordinary general meeting of shareholders held on February 28, 2022 (the “Extraordinary General Meeting”), SNII filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SNII was domesticated and continues as a Delaware corporation, changing its name to “Rigetti Computing, Inc.”

As a result of and upon the effective time of the Domestication (which occurred on March 1, 2022), among other things:(1) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of SNII (“SNII Class A ordinary share”) converted automatically, on a one-for-one basis, into a share of Common Stock; (2) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of SNII (“SNII Class B ordinary share”) converted automatically, on a one-for-one basis, into a share of Common Stock; (3) each then issued and outstanding whole warrant of SNII to purchase one SNII Class A ordinary shares converted automatically into a warrant to acquire one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”) pursuant to the Warrant Agreement, dated March 1, 2021, between SNII and American Stock Transfer & Trust Company, as warrant agent; (4) and each then issued and outstanding unit of SNII (the “SNII Units”) was separated and converted automatically into one share of Common Stock and one-fourth of one Warrant.

Immediately prior to the effective time of the Business Combination, each share of Legacy Rigetti’s Series C preferred stock and Series C-1 preferred stock (collectively, the “Legacy Rigetti Preferred Stock”) with Par Value of $0.000001 converted into shares of common stock of Legacy Rigetti (“Legacy Rigetti Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (such conversion, the “Legacy Rigetti Preferred Conversion”).

As a result of the Business Combination, among other things (1) all outstanding shares of Legacy Rigetti Common Stock as of immediately prior to the Closing (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion), were exchanged at an exchange ratio of 0.7870 (the “Exchange Ratio”) for an aggregate of 78,959,579 shares of Common Stock; (2) each warrant to purchase Legacy Rigetti Common Stock converted into a warrant to purchase shares of Common Stock (“Assumed Warrant”), with each Assumed Warrant subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrant and having an exercise price and number of shares of Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement; (3) each option to purchase Legacy Rigetti Common Stock converted into an option to purchase shares of Common Stock (“Assumed Option”), with each Assumed Option subject to the same terms and conditions as were applicable to the original Legacy Rigetti option and with an exercise price and number of shares of Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement, and; (4) each Legacy Rigetti restricted stock unit award converted into a restricted stock unit award to receive shares of Common Stock (“Assumed RSU Award”), with each Assumed RSU Award subject to the same terms and conditions as were applicable to the Legacy Rigetti restricted stock unit award, and with the number of shares of Common Stock to which the Assumed RSU Award converted based on the Exchange Ratio and other terms contained in the Merger Agreement.

In connection with the execution of the Merger Agreement, SNII entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Legacy Rigetti and SNII’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and SNII’s directors and officers (“Sponsor Holders”), among other things, agreed to vote all of their shares of SNII capital stock in favor of the approval of the Business Combination. In addition, pursuant to the Sponsor Support Agreement, (i) 2,479,000 shares of Common Stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of Common Stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 shares of Common Stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of Common Stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited. (Refer to Note 2 for related significant accounting policy for Sponsor Earn-Out Liability)

Concurrently with the execution of the Merger Agreement, SNII entered into Subscription Agreements (the “Initial Subscription Agreements”) with certain investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and SNII agreed to issue and sell to the Initial PIPE Investors, an aggregate of 10,251,000 shares of Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $102.5 Million (the “Initial PIPE Financing”). On December 23, 2021, SNII entered into Subscription Agreements (the “Subsequent Subscription Agreements”, and together with the Initial Subscription Agreements, the “Subscription Agreements”) with two “accredited investors” (as such term is defined in Rule 501 of Regulation D) (the “Subsequent PIPE Investors”, and together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which the Subsequent PIPE Investors agreed to subscribe for and purchase, and SNII agreed to issue and sell to the Subsequent PIPE Investors, an aggregate of 4,390,244 shares of Common Stock at a price of $10.25 per share, for aggregate gross proceeds of $45.0 Million (the “Subsequent PIPE Financing”, and together with the Initial PIPE Financing, the “PIPE Financing”). Pursuant to the Subscription Agreements, Rigetti agreed to provide the PIPE Investors with certain registration rights with respect to the shares purchased as part of the PIPE Financing. The PIPE Financing was consummated immediately prior to the Merger.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SNII was treated as the “acquired” company for financial reporting purposes.

In accounting for the Business Combination and after redemptions, net proceeds received by the Company totaled $225.6 million. The table below shows the net proceeds from business combination and PIPE financing (in thousands):

Amount (In Thousands)
Cash—SNII trust and cash (net of redemption)	$115,879
Cash – PIPE	147,510
Cash—SNII operating account	325
Less: SNII transaction cost	(38,110)

Net Proceeds from Business Combination and PIPE	$225,604

Transaction costs consist of direct legal, accounting and other fees relating to the consummation of the Merger. Legacy Rigetti transaction costs specific and directly attributable to the business combination totaled $20.65 million. These costs were initially capitalized as incurred in deferred offering assets on the consolidated balance sheets. Upon the Closing, transaction costs related to the issuance of shares were recognized in stockholders’ equity (deficit) while costs associated with the Public Warrants, Private Warrants and Sponsor Earnout Warrants liabilities were expensed in the consolidated statements of operations. Of the total transaction cost of $20.65 million, $19.75 million was recorded to additional paid-in capital as a reduction of proceeds and the remaining $0.9 million was recognized in the condensed consolidated statements of operations during the six months ended June 30, 2022. Transaction cost paid through cash during the six months ended June 30, 2022 equals $16.7 million with no amounts paid during the three months ended June 30, 2022. For the six months ended June 30, 2022, the Company also paid a one-time bonus to certain employees related to the business combination of $2.1 million with no amounts paid during the three months ended June 30, 2022.

The amount recorded to additional paid-in-capital was $153.8 million, comprised of $225.6 million net proceeds less $19.75 million transaction costs, $16.3 million recognized for the Public Warrant liabilities, $9.2 million recognized for the Private Warrant liabilities, and $26.6 million recognized for the earnout liabilities.

The number of shares of common stock issued immediately following the consummation of the Business Combination was as follows:

Common Stock—SNII Class A, outstanding prior to Business Combination	34,500,000
Less: redemption of SNII Class A ordinary shares	(22,915,538)

Common Stock—SNII Class A ordinary shares	11,584,462
Common Stock—SNII Class B ordinary shares*	8,625,000
Shares issued in PIPE	14,641,244

Business Combination and PIPE shares	34,850,706
Common stock—Legacy Rigetti**	18,221,069
Common stock—exercise of Legacy Rigetti stock options immediately prior to the closing**	1,123,539
Common stock—exercise of Legacy Rigetti warrants immediately prior to the closing**	2,234,408
Common stock—upon conversion of Legacy Rigetti Series C preferred stock**	54,478,261
Common stock—upon conversion of Legacy Rigetti Series C-1 preferred stock**	2,902,302

Total shares of common stock immediately after Business Combination	113,810,285

*

Includes (i) 2,479,000 shares of Common Stock held by the Sponsor (the “Promote Sponsor Vesting Shares”) and (ii) 580,273 shares of Common Stock held by the Sponsor (“Sponsor Redemption-Based Vesting Shares”).

**

(i)all outstanding shares of Legacy Rigetti Common Stock as of immediately prior to the Closing (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion), were exchanged at an exchange ratio of 0.7870 (the “Exchange Ratio”). (ii) the conversion ratio to Legacy Rigetti Common Stock for the Legacy Series C Preferred Stock was one-for-one and for Legacy Series C-1 Preferred Stock was eight-for-one.

4. REVENUE RECOGNITION

The following tables depict the disaggregation of revenue according to the type of good or service and timing of transfer of goods or services for the three and six months ended June 30, 2022 and June 30, 2021:

	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Type of Goods or Service	(In Thousands)
Collaborative research and other professional services	$1,477	$944
Access to quantum computing systems	657	596

	$2,134	$1,540

Timing of Revenue Recognition
Revenue recognized at a point in time	$—	$—
Revenue recognized over time	2,134	1,540

	$2,134	$1,540

	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Type of Goods or Service	(In Thousands)
Collaborative research and other professional services	$2,992	$2,547
Access to quantum computing systems	1,246	1,353

	$4,238	$3,900

Timing of Revenue Recognition
Revenue recognized at a point in time	$—	$—
Revenue recognized over time	4,238	3,900

	$4,238	$3,900

Selected condensed consolidated balance sheet line items that reflect accounts receivable, contract assets and liabilities as of June 30, 2022 and December 31, 2021 were as follows:

	June 30, December 31,
	2022	2021

	(In Thousands)
Trade receivables	$2,350	$961
Unbilled receivables	$222	$582
Deferred revenue	$(1,108)	$(985)

Changes in deferred revenue from contracts with customers were as follows:

June 30,
2022
(In Thousands)
Balance at beginning of period	$(985)
Deferral of revenue	(673)
Recognition of deferred revenue	550

Balance at end of period	$(1,108)

Remaining performance obligations represent the portion of the transaction price that has not yet been satisfied or achieved. As of June 30, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was approximately $9.5 million. The Company expects to recognize estimated revenues related to performance obligations that are unsatisfied (or partially satisfied) in the amounts of approximately $3.8 million during the remainder of year ended December 31, 2022, and $5.7 million during the years ended December 31, 2023 and December 31, 2024.

Deferred Contract Acquisition and Fulfillment Costs—The Company has not identified any costs that are incremental to the acquisition of customer contracts that would be capitalized as deferred costs on the balance sheet in accordance with ASC 340-40. Incremental costs incurred to fulfill the Company’s contracts that meet the capitalization criteria in ASC 340-40 have historically been immaterial. Accordingly, the Company has not capitalized any contract fulfillment costs as of June 30, 2022 and December 31, 2021.

5. COMMITMENTS AND CONTINGENCIES

Leases — The Company leases office spaces under noncancelable operating lease agreements, which expire through 2029. The Company is required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Company’s facilities. The Company recognizes rent expense on a straight-line basis over the lease term. Rent expense for operating leases for the three months ended June 30, 2022 and 2021 was $0.5 million and $0.4 million, respectively. Rent expense for operating leases for the six months ended June 30, 2022 and 2021 was $1.0 million and $0.8 million, respectively. The Company has accrued $0.4 million in deferred rent as of June 30, 2022 and December 31, 2021, respectively, primarily relating to one of its office spaces. Deferred rent that will be recognized within the 12 months after the balance sheet date is included within accrued expenses and other current liabilities, the remaining balance is recorded within other liabilities on the Company’s consolidated balance sheets.

Future minimum lease payments under non-cancelable operating leases as of June 30, 2022 are as follows (in thousands):

Remainder of 2022	$879
2023	1,262
2024	1,299
2025	1,338
2026	1,379
Thereafter	4,006

Total minimum future lease payments	$10,163

Litigation — The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

6. FINANCING ARRANGEMENTS

Loan and Security Agreement

In March 2021, the Company entered into an agreement (the “Loan Agreement”) with Trinity Capital Inc. (“Trinity”) to secure a debt commitment of $12.0 million (the “Tranche A”) which was drawn at the closing. The term loan is collateralized by a first-priority, senior secured interest in substantially all of the Company’s assets. In conjunction with the Loan Agreement, the Company issued Trinity a warrant to purchase shares of common stock (the “Trinity Warrants”) which is recorded at fair value using the Black-Scholes model, see Note 9 for the fair value assumptions.

The Loan Agreement contains customary representations, warranties and covenants; however, the debt agreement does not include any financial covenants. In May 2021, the debt agreement was modified to increase the overall debt commitment by $15.0 million (the “Tranche B” or the “Amendment”) and $8.0 million of the additional commitment was drawn at the closing and the remaining commitment of $7.0 million was available at the Company’s option at any time through March 10, 2022 subject to certain conditions. The Company drew the $7.0 million in November 2021. In conjunction with the Amendment, the Company cancelled the Initial Warrants and issued 995,099 (783,129 shares post conversion upon the closing of the Business Combination) warrant shares to purchase the common stock which was an incremental cost allocated between Tranche A and Tranche B, see Note 9 for further information on these warrants. The Amendment to the debt agreement was considered a modification for accounting purposes. The Company capitalized $2.8 million of debt issuance costs which consist of incremental costs incurred for the lenders and third-party legal firms as well as the fair value of the warrant issued in conjunction with the term loan.

Under the Amendment, the maturity date was modified to be the date equal to 48 months from the first payment date of each specific cash advance. Subject to an interest only period of 19 months following each specific cash advance date, the term loan incurs interest at a rate of the of greater of 11% and the US Prime Rate plus 7.50% per annum, payable monthly. The Term Loan includes certain negative covenants, primarily consisting of restrictions on the Company’s ability to incur indebtedness, pay dividends, execute fundamental change transactions, and other specified actions.

In addition, the Company is required to pay a final payment fee equal to 2.75% of the aggregate amount of all term loan advances. The final payment fee is being accreted and amortized into interest expense using the effective interest rate method over the term of the loan. The effective interest was between 17.83 – 23.70% for all tranches of the debt as of June 30, 2022.

In January 2022, the debt agreement was modified to increase the overall debt commitment by $5.0 million (the “Tranche C” or the “Third Amendment”) which was drawn on January 27, 2022. Subject to an interest only period of 19 months, Tranche C incurs interest at a rate of the greater of 11% and the US Prime Rate plus 7.50% per annum, payable monthly, until the maturity date, February 1, 2026. Other modifications per the amendment included an extension of the requirement to raise an additional $75 million of equity and a defined exit fee for the additional $5.0 million to be at 20% of the advanced funds under the amendment. The Company paid an exit fee of $1.0 million which is 20% of the Tranche C amount upon the consummation of a merger. The exit fee is not applicable to Tranche A and Tranche B. In conjunction with the amendment, the Company also guaranteed payment of all monetary amounts owed and performance of all covenants, obligations and liabilities.

The book value of debt approximates its fair value given its maturity and variable interest rate. Long term debt and the unamortized discount balances are as follows (in thousands):

	June 30, 2022	December 31, 2021
	(In Thousands)
Outstanding principal amount	$32,000	$27,000
Add: accreted liability of final payment fee	256	125
Less: unamortized debt discount, long term	(2,117)	(1,618)
Less: current portion of long term debt-principal	(4,938)	(1,291)

Debt—net of current portion	$25,201	$24,216

Current portion of long term debt—principal	$4,938	$1,291
Less: current portion of unamortized debt discount	(712)	(716)

Debt—current portion	$4,226	$575

For the three and six months ended June 30, 2022, the Company has recorded interest expense of $1.2 million and $2.4 million, which includes the accretion of the end of term liability of $88.9 thousand and $134.8 thousand, the amortization of commitment fee asset of $68 thousand and $116.3 thousand and the amortization of debt issuance cost of $179.7 thousand and $415.6 thousand, respectively. The unamortized issuance cost of $2.8 million at June 30, 2022 is offset against the carrying value of the term loan in the accompanying condensed consolidated balance sheet. See Deferred Financing Cost policy at Note 2.

Scheduled principal payments on total outstanding debt, as of June 30, 2022, are as follows (in thousands):

	June 30, 2022	December 31, 2021
	(In Thousands)
2022	$702	$702
2023	9,273	8,682
2024	12,914	11,008
2025	8,734	6,608
2026	377	—

	$32,000	$27,000

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK

Legacy Rigetti was authorized to issue 73,389,000 shares of Series C preferred stock and 62,537,577 shares of Series C-1 Preferred Stock with a par value of $0.000001 per share for each class of preferred Stock. Legacy Rigetti’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, option or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Immediately prior to the effective time of the Business Combination (Note 3), all Legacy Rigetti preferred stock outstanding converted into shares of common stock of Legacy Rigetti (the shares in this Note do not factor in the exchange ratio).

8. COMMON STOCK

As discussed in Note 3, on March 2, 2022, the Company consummated a Business Combination which has been accounted for as a reverse capitalization. Pursuant to the certificate of incorporation as amended on March 2, 2022, the Company is authorized to issue 1,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The holders of shares of Common Stock are entitled to one vote for each share of common stock held. The Preferred Stock is non-voting. No shares of Preferred Stock were issued and outstanding as of June 30, 2022.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment to the holders of shares of Preferred Stock of their liquidation preferences, the holders of the common stock are entitled to the entire remaining assets of the Company on a pro rata basis.

As a result of the Business Combination (see Note 3), the Company has retroactively adjusted the warrants and stock-based awards outstanding prior to March 2, 2022 to give effect to the Exchange Ratio used to determine the number of shares of common stock into which they were converted.

As of June 30, 2022, the Company has reserved the following shares of common stock for issuance upon the conversion, exercise or vesting of the underlying instruments:

Common Stock
Common Stock Warrants	18,126,014
Stock-Based Awards - RSUs Outstanding	11,850,526
Stock-Based Awards - Options Outstanding	9,482,711

Total	39,459,251

9. WARRANTS

As a result of the Business Combination (see Note 3), the Company has retroactively adjusted the Rigetti warrants outstanding and corresponding strike price prior to March 2, 2022 to give effect to the Exchange Ratio used to determine the number of shares of common stock into which they were converted.

Liability Classified Warrants

Public Warrants

Each Public Warrant entitles the holder to the right to purchase one share of common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon exercise of the Public Warrants. The Company may elect to redeem the Public Warrants subject to certain conditions, in whole and not in part, at a price of $0.01 per Public Warrant if (i) 30 days’ prior written notice of redemption is provided to the holders, and (ii) the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders have a period of 30 days to exercise for cash, or on a cashless basis. As of June 30, 2022, there were 8,625,000 Public Warrants issued and outstanding (Refer to Note 11 for fair value measurement).

Private Warrants

The Private Warrants may not be redeemed by the Company so long as the Private Warrants are held by the initial purchasers, or such purchasers’ permitted transferees. The Private Warrants have terms and provisions identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period, except if the Private Warrants are held by someone other than the initial purchasers’ permitted transferees, then the Private Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of June 30, 2022, there were 4,450,000 Private Warrants issued and outstanding.

The fair value of the Private Warrant was measured using the Black Scholes model approach. Significant inputs into the respective models at March 2, 2022 (the initial recognition) and June 30, 2022 are as follows:

Valuation Assumptions	Initial Recognition on March 2, 2022	June 30, 2022
Stock Price	$9.43	$3.67
Strike Price	$11.50	$11.50
Volatility (annual)	29.50%	56.00%
Risk-free rate	1.74%	3.01%
Estimated time to expiration (years)	5	4.672
Dividend yield	—%	—%

Trinity Warrants

The Trinity Warrants were issued in March of 2021 for warrants to purchase 313,252 shares of common stock, and additional warrants to purchase 469,877 shares of common stock were issued in connection with the Tranche B Amendment, see Note 6. Therefore, there were total of 783,129 common stock warrants issued in conjunction with the Loan and Security Agreement in 2021. The Company utilized Black-Scholes model to determine grant fair value of the warrants which was approximately $2.7 million which was recorded as part of the Debt Issuance Cost. The outstanding common stock warrants were recognized as liabilities on the consolidated balance sheet and were measured at their inception date fair value using the Black-Scholes model and were subsequently remeasured at each reporting period with change recorded as a component of other income in the Company’s consolidated statement of operations.

During the second quarter of 2022, the Company identified and corrected an immaterial error related to the valuation of the warrant liability that affected the previously issued consolidated financial statements as of and for the period ended March 31, 2022. The error resulted in an overstatement to Derivative Warrant Liabilities of $1.3 million in the consolidated balance sheet as of March 31, 2022 and a corresponding understatement in the Change in Fair Value of Derivative Warrant Liabilities in the consolidated statement of operations for the three months ended March 31, 2022. The Company assessed the materiality of the error, both quantitatively and qualitatively, in accordance with the SEC’s Staff Accounting Bulletin No. 99, and concluded that the error was not material to any of its previously reported financial statements based upon both quantitative and qualitative aspects of the error. The Company recorded the following adjustments to correct the prior interim period error in the financial statements as of and for the period ended June 30, 2022 such that the consolidated balance sheet and the year-to-date consolidated statement of operations appropriately reflect the accounting impacts of the related transactions. The impact of correcting the error was not material to the June 30, 2022 financial statements.

•	Reduced Derivative Warrant Liabilities by $1.3 million and increased the Change in Fair Value of Derivative Warrant Liabilities by $1.3 million

The warrant liability balance taking into account the above adjustment was $6.4 million as of June 2, 2022, at which time all outstanding Trinity Warrants of 783,129 were exercised into shares of the Company’s Common Stock. The fair value of the warrant liability of $6.4 million was reclassified to equity upon such exercise. The Company recorded a total loss of $167 thousand and $2.0 million to Change in Fair Value of Warrant Liability as a component of other income in the condensed consolidated statement of operations for the three and six months ended June 30, 2022, respectively, after the correction of the error.

The warrant issued in conjunction with the Loan and Security Agreement is classified as liability under ASC 480, “Distinguishing Liabilities from Equity”. See Deferred Financing Cost disclosure at Note 2 Summary of Significant Accounting Policies.

The fair value of the Trinity Warrant liabilities presented above were measured using the Black Scholes model approach. Significant inputs into the respective models at June 2, 2022 ,the exercise date of the Trinity Warrants, are as follows:

Valuation Assumption— Common Stock Warrants	June 2, 2022
Stock price	$8.23
Strike price	$0.27
Volatility (annual)	105.10%
Risk-free rate	2.94%
Estimated time to expiration (years)	9
Dividend yield	—%

Equity Classified Warrants

Series C Preferred Stock Financing Warrants

In conjunction with the Series C Preferred Stock Financing (see Note 7), the Company issued a total of 5,248,183 Warrants to purchase Class A Common Stock to the Series C investors. The Warrants have a $0.01 exercise price per share and have a 10-year term to expiration. The Warrants can be exercised for cash or on a cashless basis. The Company determined that the Warrants met the requirements for equity classification under ASC 480 and ASC 815. The Company estimated the fair value of the Warrants using the Black-Scholes model and allocated approximately $1.2 million in proceeds from the Series C Preferred Stock to the value of the Warrants on a relative fair value basis, which was recorded to additional paid in capital.

Customer Warrants

In February 2020, the Company issued a Warrant to purchase 2,680,607 shares of Class A Common Stock to a customer in conjunction with a revenue arrangement (the “Customer Warrant”). The Customer Warrants have a $1.152 exercise price per share and have a 10-year term to expiration. The Warrants vest upon the achievement of certain performance conditions (i.e., sales milestones) defined in the agreement, and upon a change of control, either 50% or 100% of the then unvested Customer Warrants will become fully vested, dependent on the acquiring party in the change of control transaction. The Warrants can be exercised for cash or on a cashless basis.

The Company followed the guidance in ASC 718 and ASC 606 for the accounting of non-cash consideration payable to a customer. The Company determined that the Customer Warrants met the requirements for equity classification under ASC 718 and measured the Customer Warrants based on their grant date fair value, estimated to be $0.2 million. The Company recorded this amount as a deferred asset and additional paid in capital as of the issuance date, as the Company believes it is probable that all performance conditions (i.e., sales milestones) in the Customer Warrants will be met. During the three and six months ended June 30, 2022, the Company recorded a reduction of revenue related to the arrangement with the customer totaling $2.4 thousand and $3.9 thousand, respectively, as of June 30, 2022, the deferred asset balance outstanding is $91.2 thousand, which will be recognized as a reduction in revenue in future periods.

The vesting status of the Customer Warrant is as follows at June 30, 2022 and December 31, 2021:

	June 30,	December 31,
	2022	2021
Vested Customer warrants	1,072,237	1,072,237
Unvested Customer warrants	1,608,370	1,608,359

	2,680,607	2,680,596

10. FORWARD WARRANT AGREEMENT

In connection with the execution of the Merger Agreement in October 2021 (See Note 1), Rigetti entered into a warrant subscription agreement (“Forward Warrant Agreement”) with a strategic partner, Ampere Computing LLC (“Ampere”) for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10.0 million. The Forward Warrant Agreement provides for the issuance of a warrant for the purchase of an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.0001. The purchase of the warrant was conditioned upon, among other things, the consummation of the Business Combination and the entry into a collaboration agreement between Rigetti and Ampere. The parties entered into the collaboration agreement in January 2022. Ampere was required to pay $5.0 million to Rigetti no later than the later of (i) the Closing and (ii) June 30, 2022.

On June 30, 2022, pursuant to the Warrant Subscription Agreement, the Company issued the warrant to Ampere upon receipt of an aggregate of $5.0 million (including the exercise price), and upon such payment and issuance, 500,000 shares of the Company’s common stock vested under the warrant and were immediately exercised by Ampere pursuant to the terms of the warrant. Ampere is required to pay an additional $5.0 million to Rigetti no later than the closing date of the listing of Ampere’s capital stock, provided that if the listing has not occurred by the second anniversary of the warrant subscription agreement, Ampere is not obligated to make the additional payment and the Company is not obligated to issue the warrants. The Warrant Subscription Agreement further provides that the Company will use commercially reasonable efforts to file a registration statement to register the resale of the shares issued or issuable pursuant to the warrant and upon such payment the warrant will vest and be exercisable by Ampere with respect to 500,000 shares of Common Stock pursuant to the terms of the warrant.

The Company evaluated the Forward Purchase Agreement as a derivative in conjunction with the guidance of ASC 480, “Distinguishing Liabilities from Equity”. The Company calculated fair value of the Forward Purchase Agreement by using the Forward Contract Pricing methodology at inception and at the end of June 30, 2022. The fair value of the Forward Warrant Agreement was estimated based on the following key inputs and assumptions 1) Assumed holding period 2) Related risk-free rate and 3) Likelihood of the outcome of the various contingencies outlined below. Based on these inputs and assumption, the Company calculated the fair value of the forward contract to be a $1.5 million derivative asset and a ($0.2 million) derivative liability at June 30, 2022 and December 31, 2021, respectively. The Company has included the derivative asset as a forward contract asset and the derivative liability separately in other liabilities (current) on the balance sheet in the accompanying consolidated balance sheets as of June 30, 2022 and December 31, 2021, respectively. The change in fair value is recorded as part of the general and administrative operating activities in the Company’s condensed consolidated statements of operations. The following table represents key valuation assumptions as of the quarter ended June 30, 2022.

Key Valuation Assumptions
Holding period (in years)	0.000 - 0.628
Risk free rate	0.00% - 2.57%
Probability of occurring the contingency	50% - 100%
Underlying value per share	$3.39 - $3.67

The fair value of the Forward Purchase Agreement was determined prior to vesting and exercise of the 500,000 warrants into shares of Company Common Stock upon Ampere’s payment of $5.0 million on June 30, 2022 using the share value at opening market price on June 30, 2022. The fair value of the unexercised Forward Award Agreement was determined using the market close value on June 30, 2022.

11. FAIR VALUE MEASUREMENTS

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The fair value measurements of financial assets and liabilities that are measured at fair value at June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Level 1	Level 2	Level 3
	(In Thousands)
Assets:
Forward Warrant Agreement	$—	$—	$1,543

Total Assets	$—	$—	$1,543

Liabilities:
Derivative warrant liability-Private Warrants	—	—	3,338
Derivative warrant liability-Public Warrants	5,606	—	—
Earn-out Liability	—	—	8,925

Total Liabilities	$5,606	$—	$12,263

	December 31, 2021
	Level 1	Level 2	Level 3
	(In Thousands)
Liabilities:
Derivative warrant liability—Trinity Warrants		—	4,355
Forward warrant agreement	—	—	230

Total Liabilities	—	—	4,585

As of June 30, 2022, the Company has recorded the following financial instruments subject to fair value measurements: 1) Derivate warrant liabilities—Public Warrants liability and Private Warrants, 2) Forward Warrant Agreement, and 3) Earnout liability.

The fair value of the Public Warrants has been measured based on the observable listed prices for such warrants, a Level 1 measurement. All other financial instruments are classified as Level 3 liabilities as they all include unobservable inputs.

The Private Warrants were initially measured at fair value using a Black Scholes model. The Company estimated the fair value of the Forward Warrant Agreement using a forward analysis with unobservable inputs which included selected risk-free rate and probability outcomes. The Company has further discussed the key aspects of the fair value measurements described above in Notes 9 and 10 to the financial statements.

The aggregate fair value of the Sponsor Earn-Out Shares on the Closing date was estimated using a Monte Carlo simulation model. The Company has further discussed the key aspect of the valuation inputs in Note 2 significant accounting policy for Sponsor Earn-Out Liability.

As of December 31, 2021, the Company recorded a derivative warrant liability – Trinity Warrants which was fair valued based on a Black-Scholes option model with unobservable inputs which included volatility. The Company estimates the volatility of its ordinary share warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. On June 2, 2022, all outstanding Trinity Warrants were exercised into shares of the Company’s common stock.

There have been no changes in fair value measurement techniques during the three and six months ended June 30, 2022. There were no transfers between Level 1 or Level 2, or transfers in or out of Level 3 of the fair value hierarchy during the three and six months ended June 30, 2022.

A summary of the changes in the fair value of the Company’s Level 3 financial instruments as of June 30, 2022 and December 31, 2021 are as follows:

	Derivative warrant liability—Trinity Warrants	Derivative warrant liability-Private Warrants	Forward Warrant Agreement Liability (Asset)	Earn-out Liability
	(in thousands)
Balance—December 31, 2021	$4,355	$—	$230	$—

Initial measurement on March 2, 2022 upon Business Combination (Note 3)		9,167		26,583
Change in fair values	2,015	(5,829)	(5,078)	(17,658)
Extinguishment due to exercise of the warrants	(6,370)	—	3,305	—

Balance—June 30, 2022	$—	$3,338	$(1,543)	$8,925

12. EQUITY PLANS

2013 Equity Incentive Plan

In 2013, the Company adopted the 2013 Plan which provides for the grant of qualified incentive stock options (“ISO”) and nonqualified stock options (“NSO”), restricted stock, restricted stock units (“RSU”) or other awards to the Company’s employees, officers, directors, advisors, and outside consultants. After the Closing Date and consummation of the Business Combination effective March 2, 2022, no additional awards were issued under the 2013 Plan. Awards outstanding under the 2013 Plan will continue to be governed by such plan; however, the Company will not grant any further awards under the 2013 Plan.

2022 Equity Incentive Plan

In connection with the Business Combination (Note 3), the shareholders approved the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) in February, 2022, which became effective immediately upon the Closing Date. The 2022 Plan provides for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards (“RSA”), restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of Company’s affiliates. The aggregate number of shares of common stock reserved for future issuance under the 2022 Plan is 18,332,215 shares as of June 30, 2022. The number of shares reserved for issuance under the 2022 Plan will automatically increase on January 1st of each year for a period of nine years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 5% of the common stock of all classes outstanding on December 31 of the preceding year; provided, however, that the board of directors of the Company may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

Stock Options

A summary of activity related to stock option is summarized as below (in thousands, except for share and per share data):

	Number of Options	Weighted-Average Exercise Price	Weighted-average contractual life (in years)	Aggregate Intrinsic value
Outstanding – December 31, 2021	11,468,275	$0.36	8.1	$46,839
Granted	—
Exercised	(1,353,145)	$0.27		7,104
Forfeited and expired	(632,419)	$0.27

Outstanding - June 30, 2022	9,482,711	$0.35	7.7	$31,454

Exercisable - June 30, 2022	5,874,426	$0.39	7.7	$19,258

The weighted-average grant date fair value of options granted during the six months ended June 30, 2021 was $0.09 per share. No new option grants were issued during the six months ended June 30, 2022. The total intrinsic value of options exercised during the six months ended June 30, 2022 and June 30, 2021 is $7.1 million and $0.5 million, respectively.

As of June 30, 2022, there was $1.9 million of unrecognized compensation cost related to non-vested stock options granted under the Plan, which is expected to be recognized over a weighted-average period of approximately 1.7 years.

Restricted Stock Units

A summary of activity related to RSUs is summarized as below:

	RSUs	Weighted Average Fair Value Per Share
Balance at December 31, 2021	5,388,455
Granted	9,885,413	$4.89
Vested	(2,630,699)
Forfeited	(792,643)

Balance at June 30, 2022	11,850,526

On March 2, 2022, the performance condition of all outstanding RSUs was met due to the closing of the Business Combination. As a result, the Company recorded a cumulative catch-up compensation expense for the vesting period that has been satisfied as of March 2, 2022 and continues amortizing compensation expenses for unvested RSUs over their remaining vesting period.

Total fair value of the RSUs vested during the six months ending June 30, 2022 and 2021 was $12.9 million and $0 respectively.

Stock-based compensation expense related to RSUs granted to employees was $10.7 million and $21.9 million for the three and six months ended June 30, 2022, respectively. Stock-based compensation expense was $0 for the three and six months ended June 30, 2021. As of June 30, 2022, the unrecognized compensation expense related to unvested RSUs was approximately $49.1 million which is expected to be recognized over a weighted-average period of approximately 2.24 years.

Restricted Stock Awards

During the first six months ended June 30, 2022, 120,000 shares were issued and vested immediately on the grant date as part of transaction bonuses in recognition of efforts in connection with the Business Combination. The total compensation expense related to RSAs was $623 thousand for the three and six months ended June 30, 2022, respectively. The compensation expense was $0 for the three and six months ended June 30, 2021.

The table below summarizes the total stock compensation expenses for the three and six months ended June 30, 2022 and 2021 (in thousands):

	3 Months Ended June 30,	6 Months Ended June 30,
	2022	2022
Research and development	$2,209	$4,598
Sales and marketing expenses	256	697
General and administrative expenses	8,576	17,227

Total Stock Compensation Expenses	$11,041	$22,522

	3 Months Ended June 30,	6 Months Ended June 30,
	2021	2021
Research and development	$299	$638
Sales and marketing expenses	29	61
General and administrative expenses	193	419

Total Stock Compensation Expenses	$521	$1,118

Fair Value of Common Stock and Options

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the table below. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies. The expected term of options granted was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted-average vesting period of the option. The Company uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free rate is based upon the U.S. Treasury yield curve in effect at the time of grant for the period equivalent to the expected life of the option.

In determining the exercise prices for options granted, the Company’s board of directors has considered the fair value of the common stock as of the grant date. The fair value of the common stock has been determined by the board of directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s products, the composition and ability of the current engineering and management team, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock (including redeemable convertible preferred stock), the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others.

The Company did not grant any stock option awards during the six months ended June 30, 2022. The range of assumptions used in the Black-Scholes option-pricing model for options issued to employees during the six months ended June 30, 2021, are as follows:

June 30,
2021
Expected volatility	46.8%
Weighted-average risk-free interest rate	1.07%
Expected dividend yield	0%
Expected term (in years)	6.1 years
Exercise price	$0.21

13. NET LOSS PER SHARE

As a result of the Business Combination (see Note 3), the Company has retroactively adjusted the weighted average shares outstanding prior to March 2, 2022 to give effect to the Exchange Ratio used to determine the number of shares of common stock into which they were converted.

The following table sets forth the computation of basic and diluted net loss per share of common stock for the three and six months ended June 30, 2022, and 2021 (in thousands, except for share and per share data):

	Three Months Ended June 30,
	2022	2021
Net Loss	$(9,974)	$(10,074)
Basic and diluted shares
Weighted-average Class A Common Stock outstanding	114,096,390	21,977,123
Loss per share for Class A Common Stock
— Basic	$(0.09)	$(0.46)
— Diluted	$(0.09)	$(0.46)

	Six Months Ended June 30,
	2022	2021
Net Loss	$(20,444)	$(17,861)
Basic and diluted shares
Weighted-average Class A Common Stock outstanding	84,060,966	21,912,665
Loss per share for Class A Common Stock
— Basic	$(0.24)	$(0.82)
— Diluted	$(0.24)	$(0.82)

There are 3,059,273 shares of contingently issuable common stock pursuant to the earnout arrangement that were not included in the computation of basic net loss per share since the contingencies for the issuance of these shares have not been met as of June 30, 2022. The weighted-average common shares outstanding for the three and six months ended June 30, 2022 and 2021 include 2,683,830 and 3,326,508 warrants with an exercise price of $0.01 for the three and six months ended June 30, 2022, respectively, and 5,237,367 and 5,245,876 warrants with an exercise price of $0.01 for the three and six months ended June 30, 2021, respectively.

The Company’s potential dilutive securities, which include stock options, restricted stock units, convertible preferred stock and warrants have been excluded from the computation of diluted net loss per share as the effect would be anti-dilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share as of June 30, 2022 and June 30, 2021:

	June 30,
	2022	2021
Convertible Series C-1 Preferred Stock (1)	—	23,218,418
Convertible Series C Preferred Stock (1)	—	54,478,261
Common Stock Warrants (1)(2)	14,176,066	1,890,514
Stock Options (1)	9,482,711	12,795,605
Restricted Stock Units	11,850,526	—

	35,509,303	92,382,798

(1)	The number of outstanding shares as of June 30, 2021 have been retrospectively adjusted to reflect the Exchange Ratio.
(2)	The number of outstanding shares as of June 30, 2022 and June 30, 2021 does not include 1,608,370 shares of Unvested Customer Warrants.

14. INCOME TAXES

The Company did not record income tax expense for the three and six months ended June 30, 2022 or the three and six months ended June 30, 2021 due to the Company’s loss position and full valuation allowance.

The effective tax rate differs from the statutory rate, primarily due to the Company’s history of incurring losses, which have not been benefited, the foreign rate differential related to subsidiary earnings, and other permanent differences. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

15. SEGMENTS

The following table presents a summary of revenue by geography for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,
	2022		2021
	Amount	%	Amount	%
	(In Thousands)		(In Thousands)
United States	$1,649	77.3%	$593	38.5%
United Kingdom	485	22.7%	947	61.5%

	$2,134	100.0%	$1,540	100.0%

	Six Months Ended June 30,
	2022		2021
	Amount	%	Amount	%
	(In Thousands)		(In Thousands)
United States	$3,550	83.8%	$2,783	71.4%
United Kingdom	688	16.2%	1,117	28.6%

	$4,238	100.0%	$3,900	100.0%

Revenues from external customers are attributed to individual countries based on the physical location in which the services are provided or the particular customer location with whom the Company has contracted.

16. SUBSEQUENT EVENTS

The Company entered into a Common Stock Purchase Agreement with B. Riley Principal Capital II, LLC (“B. Riley”) on August 11, 2022 pursuant to which the Company may issue and sell to B. Riley the lesser of i) $75.0 million in aggregate gross purchase price of newly issued shares of the Company’s common stock or ii) an amount not to exceed 23,648,889 shares of Common Stock (such number of shares equal to approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the agreement and inclusive of 171,008 shares of common stock issued to B. Riley as consideration for entering into the Common Stock Purchase Agreement). In consideration of the parties entering into the foregoing agreement, the parties also entered into a Registration Rights Agreement on August 11, 2022 pursuant to which the Company provides B.Riley with registration rights with respect to such Common Stock and pursuant to which the Company will file a registration statement covering the resale of such Common Stock.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations section should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included elsewhere in this Quarterly Report on Form 10-Q (this “Report”). This discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” “will,” “continue,” “project,” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those we describe under “Risk Factors” and elsewhere in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.

For purposes of this discussion, “Rigetti,” “the Company,” “we,” “us” or “our” refer to Rigetti Computing, Inc. and its subsidiaries unless the context otherwise requires.

Overview

On March 2, 2022 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 6, 2021, as amended on December 23, 2021 and January 10, 2022 (as amended, the “Merger Agreement”), by and among Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (“Supernova”), Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Supernova (the “First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Supernova (the “Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Legacy Rigetti”). As contemplated by the Merger Agreement, on March 1, 2022 Supernova was domesticated as a Delaware corporation and changed its name to “Rigetti Computing, Inc.” (the “Domestication”). On the Closing Date, (i) First Merger Sub merged with and into Legacy Rigetti, the separate corporate existence of First Merger Sub ceased and Legacy Rigetti survived as a wholly owned subsidiary of Rigetti Computing, Inc. (the “Surviving Corporation” and, such merger, the “First Merger”), and (ii) immediately following the First Merger, the Surviving Corporation merged with and into the Second Merger Sub, the separate corporate existence of the Surviving Corporation ceased and Second Merger Sub survived as a wholly owned subsidiary of Rigetti Computing, Inc. and changed its name to “Rigetti Intermediate LLC” (such merger transaction, the “Second Merger” and, together with the First Merger, the “Merger”, and, collectively with the Domestication, the “PIPE Financing” (as defined below) and the other transactions contemplated by the Merger Agreement, the “Business Combination”). The closing of the Business Combination is herein referred to as “the Closing.”

We build quantum computers and the superconducting quantum processors that power them. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, we believe our quantum computers process information in fundamentally new, more powerful ways than classical computers. When scaled, it is anticipated that these systems will be poised to solve problems of staggering computational complexity at unprecedented speed.

With the goal of unlocking this opportunity, we have developed the world’s first multi-chip quantum processor for scalable quantum computing systems. We believe that this patented and patent pending, modular chip architecture is the building block for new generations of quantum processors that we expect to achieve a clear advantage over classical computers.

Our long-term business model centers on revenue generated from quantum computing systems made accessible via the cloud in the form of Quantum Computing as a Service (“QCaaS”) products. However, the substantial majority of our revenues is derived from development contracts, and we anticipate this to persist over at least the next several years as we work to ramp up our QCaaS business. Additionally, we are working to further develop a revenue stream and forging important customer relationships by entering into technology development contracts with various partners.

We are a vertically integrated company. We own and operate Fab-1, a dedicated and integrated laboratory and manufacturing facility, through which we own the means of producing our breakthrough multi-chip quantum processor technology. We leverage our chips through a full-stack product development approach, from quantum chip design and manufacturing through cloud delivery. We believe this full-stack development approach offers both the fastest and lowest risk path to building commercially valuable quantum computers.

We have been generating revenue since 2018 through partnerships with government agencies and commercial organizations; however, we have not yet generated profits. We have incurred significant operating losses since inception. Our net losses were $10.0 million and $10.1 million for the three months ended June 30, 2022 and June 30, 2021, respectively, and $20.4 million and $17.9 million for the six months ended June 30, 2022 and June 30, 2021 respectively. As we expect to continue to invest in research and development infrastructure, we expect to continue to incur additional losses for the foreseeable future in line with our long-term business strategy. As of June 30, 2022, we had an accumulated deficit of $227.6 million.

The Business Combination and PIPE Financing

On October 6, 2021, SNII entered into the Merger Agreement by and among Supernova, First Merger Sub, Second Merger Sub, and Legacy Rigetti. On March 2, 2022, the Business Combination was consummated. While the legal acquirer in the Merger Agreement was Supernova, for financial accounting and reporting purposes under United States generally accepted accounting principles (“U.S. GAAP”), Rigetti was the accounting acquirer and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and financial statements of Rigetti represent the continuation of the financial statements of Legacy Rigetti in many respects. Under this method of accounting, Supernova was treated as the “acquired” company for financial reporting purposes. For accounting purposes, Rigetti was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Rigetti (i.e., a capital transaction involving the issuance of stock by Supernova for the stock of Rigetti).

As a result of the Business Combination, all of the shares of Legacy Rigetti common stock outstanding immediately prior to the Closing (including Legacy Rigetti common stock resulting from the Legacy Rigetti preferred stock conversion) were converted into the right to receive an aggregate of 78,959,579 shares of our common stock, par value $0.0001 per share (“Common Stock”). Additionally, each issued and outstanding share of Supernova Class A and Class B common stock held by Supernova automatically converted to 20,209,462 shares of Common Stock (of which 3,059,273 shares are subject to vesting under certain conditions). Upon consummation of the Business Combination, the most significant change in our reported financial position and results of operations was an increase in cash of $208.2 million (as compared to Rigetti’s balance sheet at December 31, 2021), including $225.6 million of proceeds from the Business Combination and PIPE Financing net against transaction costs incurred by us of $17.4 million.

Generally, costs (e.g., SPAC shares) are recorded as a reduction to additional paid-in capital. Costs allocated to liability-classified instruments that are subsequently measured at fair value through earnings (e.g., certain SPAC warrants) are expensed. Additional direct and incremental transaction costs were also incurred by Rigetti in connection with the Business Combination. Generally, costs (e.g., SPAC shares) are recorded as a reduction to additional paid-in capital. Costs allocated to liability-classified instruments that are subsequently measured at fair value through earnings (e.g., certain SPAC warrants) are expensed. Rigetti’s transaction costs totaled $20.65 million, of which $19.75 million was allocated to equity-classified instruments and recorded as a reduction to additional paid-in capital, and the remaining $0.9 million was allocated to liability-classified instruments that are subsequently measured at fair value through earnings and recognized as expense in the condensed consolidated statements of operations during the six months ended June 30, 2022.

As a result of the Business Combination, we became subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and listing standards of the Nasdaq Capital Market, which will necessitate us to hire additional personnel and implement procedures and processes to address such public company requirements. We expect to incur additional ongoing expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Our future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

COVID-19 Update and Other Events

The COVID-19 pandemic continues to evolve rapidly and we intend to continue to monitor it closely.

The evolution of the virus is unpredictable and any resurgence may slow down our ability to develop our quantum computing products and related services. The COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including third-party suppliers’ ability to provide components, services and materials. We may also experience an increase in the cost of raw materials.

Following the recent invasion of Ukraine by Russia, the U.S. and global financial markets experienced volatility, which has led to disruptions to trade, commerce, pricing stability, credit availability, supply chain continuity and reduced access to liquidity globally. In response to the invasion, the United States, United Kingdom and European Union, along with others, imposed significant new sanctions and export controls against Russia, Russian banks and certain Russian individuals and may implement additional sanctions or take further punitive actions in the future. The full economic and social impact of the sanctions imposed on Russia and possible future punitive measures that may be implemented, as well as the counter measures imposed by Russia, in addition to the ongoing military conflict between Ukraine and Russia, remains uncertain; however, both the conflict and related sanctions have resulted and could continue to result in disruptions to trade, commerce, pricing stability, credit availability, supply chain continuity and reduced access to liquidity on acceptable terms, in both Europe and globally, and has introduced significant uncertainty into global markets. As a result, our business and results of operations may be adversely affected by the ongoing conflict between Ukraine and Russia and related sanctions, particularly to the extent it escalates to involve additional countries, further economic sanctions or wider military conflict.

During the three and six months ended June 30, 2022, we experienced supply chain challenges, which we largely attribute to the COVID-19 pandemic and the general disruptions resulting from the ongoing conflict between Ukraine and Russia and related sanctions, as well as increases in costs of component parts, labor and raw materials, which we largely attribute to rising inflation and high demand as a result of restricted supply. We expect these increased costs to remain high as the COVID-19 pandemic, the Ukraine-Russia conflict and their respective effects persist. As global economic conditions recover from the COVID-19 pandemic, the Ukraine-Russia conflict and the related sanctions, business activity may not recover as quickly as anticipated, and it is not possible at this time to estimate the long-term impact that these and related events could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted. For instance, product demand may be reduced due to an economic recession, a decrease in corporate capital expenditures, prolonged unemployment, rising inflation rates, labor shortages, reduction in consumer confidence, adverse geopolitical and macroeconomic events, or any similar negative economic condition. In addition, there has been increasing volatility and uncertainty in the credit and financial markets which could limit our access to capital.

Impacts of the COVID-19 pandemic, geopolitical and macroeconomic conditions, some of which we have already experienced, include those described throughout the “Risk Factors” included in this Report, including the risk factor titled “We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, its various strains or future pandemics” and “Unfavorable conditions in our industry or the global economy, could limit our ability to grow our business and negatively affect our results of operations.”

Change in Fiscal Year

In October 2021, our board of directors approved a change to our fiscal year-end from January 31 to December 31, effective December 31, 2021. We believe the year-end change is important and useful to our financial statement users to allow for increased comparability with our industry peers. As a result of this change, our fiscal year now begins on January 1 and ends on December 31 of each year, starting on January 1, 2022. Year-over-year quarterly financial data has been and will continue to be recast to be comparative with the new fiscal quarter ends in the new fiscal year.

Key Components of Results of Operations

Revenue

We generate revenue through our development contracts, as well as from our QCaaS offerings and other services including training and provision of quantum computing components. Development contracts are generally multi-year, non-recurring arrangements pursuant to which we provide professional services regarding collaborative research in practical applications of quantum computing to technology and business problems within the customer’s industry or organization and assists the customer in developing quantum algorithms and applications to assist the customer in areas of business interest. QCaaS revenue is recognized on a ratable basis over the contract term or on a usage basis, which generally ranges from three months to two years. Revenue related to development contracts and other services is recognized as the related milestones are completed or over time, as the work required to complete these milestones is completed. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer.

Cost of Revenue

Cost of revenue consists primarily of all direct and indirect cost associated with providing QCaaS offerings and development contracts and other services, including employee salaries and employee related costs, including compensation, bonuses, employee taxes and benefit costs of program management and personnel associated with the delivery of goods and services to customers and sub-contract costs for work performed by third parties. Cost of revenue also includes an allocation of facility costs, depreciation and amortization directly related to providing the QCaaS offerings and development contracts and other services. We expect cost of revenue to increase as we continue to expand on our operations, enhance our service offerings and expand our customer base.

Operating Expenses

Our operating expenses consist of sales and marketing, general and administrative and research and development expenses.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses include compensation, employee benefits, stock-based compensation, outside consultant fees, allocation of facility costs, depreciation and amortization, materials and components purchased for research and development. We expect research and development expenses to increase as we invest in the enhancement of our product offerings. We do not currently capitalize any research and development expenditures.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation including stock-based compensation, employee benefits of sales and marketing employees, outside consultants’ fees, travel and marketing and promotion costs. We expect selling and marketing expenses to increase as we continue to expand on our operations, enhance our service offerings, expand our customer base, and implement new marketing strategies.

General and Administrative

General and administrative expenses include compensation, employee benefits, stock-based compensation, legal, insurance, finance administration and human resources, an allocation of facility costs (including leases), bad debt costs, professional service fees, and an allocation of other general overhead costs including depreciation and amortization to support our operations, which consist of operations other than associated with providing QCaaS offerings and development contracts and other services. We expect our general and administrative expenses to increase as we continue to grow our business. We also expect to incur additional expenses as a result of operating as a public company.

Provision for Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. We have recorded a full valuation allowance against our deferred tax assets.

Results of Operations

Three and Six Months Ended June 30, 2022 compared to Three and Six Months Ended June 30, 2021

The following tables set forth our results of operations for the periods indicated:

	Three Months Ended June 30,		2022 versus 2021		Six Months Ended June 30,		2022 versus 2021
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
	( In thousands)				( In thousands)
Revenue:	$2,134	$1,540	$594	39%	$4,238	$3,900	$338	9%
Cost of revenue	873	365	508	139%	1,287	637	650	102%

Total gross profit	1,261	1,175	86	7%	2,951	3,263	(312)	-10%
Operating expenses:
Research and development	12,634	7,496	5,138	69%	25,083	14,431	10,652	74%
Sales and marketing	1,487	644	843	131%	2,963	957	2,006	210%
General and administrative	12,785	2,711	10,074	372%	24,345	5,232	19,113	365%

Total operating expenses	26,906	10,851	16,055	148%	52,391	20,620	31,771	154%

Loss from operations	(25,645)	(9,676)	(15,969)	165%	(49,440)	(17,357)	(32,083)	185%

Other (expense) income, net:
Interest expense	(1,040)	(405)	(635)	157%	(2,244)	(481)	(1,763)	367%
Change in fair value of derivative warrant liabilities	8,687	—	8,687	nm	14,509	—	14,509	nm
Change in fair value of earn-out liability	8,024	—	8,024	nm	17,658	—	17,658	nm
Transaction cost	—	—	—	nm	(927)	—	(927)	nm
Other income	—	7	(7)	-100%	—	(23)	23	-100%

Total other income (expense), net	15,671	(398)	16,069		28,996	(504)	29,500
Net loss before provision for income taxes	(9,974)	(10,074)	100		(20,444)	(17,861)	(2,583)
Provision for income taxes	—	—	—		—	—	—

Net loss	$(9,974)	$(10,074)	$100		$(20,444)	$(17,861)	$(2,583)

Revenue

Revenue increased $0.6 million, or 39%, to $2.1 million for the three months ended June 30, 2022, up from $1.5 million for the three months ended June 30, 2021. The period over period change is attributable to revenue from a new contract signed in late 2021 with a government agency of $0.4 million together with revenue from the start of the second phase of a large government agency project entered into in August 2021 of $0.7 million partially offset by a decrease in revenue of $0.5 million from a U.K. government agency project.

Revenue increased $0.3 million, or 9%, to $4.2 million for the six months ended June 30, 2022, up from $3.9 million for the six months ended June 30, 2021. The period over period increase was primarily attributable to an increase in revenue of $1.7 million due to the start of a new contract and the second phase of a large government agency project along with the expansion in scope of other U.S. projects of $0.4 million, offset by a $0.5 million decrease in revenue related to a U.K. government agency project, and the completion of the first phase of a large government agency project of $1.3 million in the six months ended June 30, 2021.

These development contracts are fixed price milestone or cost share-based contracts and the timing and amounts of revenue recognized in each quarter will therefore vary based on the delivery of the associated milestones and/ or the work performed. We expect to continue to generate the majority of our revenue from development contracts over at least the next several years and that revenue will be variable in timing and size as we work to ramp up our QCaaS business for the longer term. In addition, we are negotiating contracts with a government entity that is also an existing customer and the contracting process has taken longer than anticipated. Accordingly, there is a risk that some or all of the $4.0 million revenue we anticipate from these contracts would be deferred to later fiscal periods after the 2022 fiscal year if the contract negotiations are not completed, the contracts are not executed and we are unable to invoice for the full amount in 2022. Moreover, if negotiations result in contract terms that are less favorable than we anticipated, the total expected value of these contracts could decrease. Additionally, a portion of such anticipated revenue relates to work that has already been performed and costs that have already been incurred. We cannot assure the execution of these contracts in a timely manner or at all. If the contracts are not ultimately executed, it would likely be very difficult to realize the expected revenue from this government entity and we may be unable to recoup all or a portion of costs already incurred.

Cost of Revenue

Cost of revenue increased $0.5 million, or 139%, to $0.9 million for the three months ended June 30, 2022, as compared to $0.4 million for the three months ended June 30, 2021. The increase was mainly attributable to an increase in employee-related costs of $0.1 million and subcontract cost of $0.4 million associated with specific projects and collaborative development contract services work with government agencies.

Cost of revenue increased $0.7 million, or 102%, to $1.3 million for the six months ended June 30, 2022, as compared to $0.6 million for the six months ended June 30, 2021. The increase was mainly attributable to an increase in employee-related costs of $0.3 million and subcontract cost of $0.4 million associated with specific projects and collaborative development contract services work with government agencies.

We expect these costs to increase as we expand headcount and increase third party subcontractor costs related to our collaborative development contract services work with government agencies. In addition, we have incurred and may continue to incur increased costs associated with equipment, system components and labor due to current global economic conditions, including inflation, labor shortages and supply conditions.

Operating Expenses

Research and Development Expenses

Research and development expenses increased by $5.1 million, or 69%, to $12.6 million for the three months ended June 30, 2022, from $7.5 million for the three months ended June 30, 2021. The increase was primarily attributable to:

•

a $3.5 million increase in employee related costs in the three months ended June 30, 2022 due to an increase in headcount and related wage costs of $1.6 million, and a $1.9 million increase in stock compensation expense.

•

a $1.6 million increase associated with the continued and expanded investment in research and development efforts, including $1.2 million increase in software subscription and material costs, a $0.2 million increase in rent and utilities related to our Fremont fab facility, and a $0.2 million increase in associated depreciation from increased capital expenditures.

Research and development expenses increased by $10.7 million, or 74%, to $25.1 million for the six months ended June 30, 2022, from $14.4 million for the six months ended June 30, 2021. The increase was primarily attributable to:

•

a $7.1 million increase in employee related costs for the six months ended June 30, 2022 due to an increase in headcount and resulting wage costs of $3.1 million, a $2.4 million increase in stock compensation expense, and a one-time cumulative recognition of previously deferred stock compensation expense of $1.6 million related to the satisfaction of the liquidity condition with respect to outstanding stock units recognized as a result of the close of the Business Combination; and

•

a $3.6 million increase associated with the ongoing and expanded investment in research and development efforts, including a $3.0 million increase in software subscription and material costs, a $0.2 million increase in rent and utilities, and a $0.4 million increase in depreciation.

We expect research and development expenses to increase as we continue to invest in the enhancement of our product offerings, including with respect to cost of building QPU fridges, quantum chip fabrication costs, expansion of facilities and general salaries and wages. In addition, we have incurred and expect to continue to incur increased research and development expenses due to increasing costs of labor, including expenses associated with stock compensation in order to attract and retain qualified personnel; equipment and component costs impacted by the current macroeconomic environment including supply chain constraints; and labor shortages.

Sales and Marketing Expenses

Sales and marketing increased by $0.8 million, or 131%, to $1.5 million for the three months ended June 30, 2022, from $0.6 million for the three months ended June 30, 2021. The increase was primarily driven by a $0.2 million increase in employee related costs, $0.2 million increase in stock compensation, and $0.4 million increase in consultant and other spending on sales and development activities for the purpose of customer growth and acquisition.

Sales and marketing increased $2.0 million, or 210%, to $3.0 million for the six months ended June 30, 2022, from $1.0 million for the six months ended June 30, 2021. The increase was primarily driven by a $0.9 million increase in employee related costs, a $0.7 million increase in stock compensation of which $0.4 million was related to the satisfaction of the liquidity condition with respect to outstanding stock units recognized as a result of the close of the Business Combination, and a $0.4 million increase in consultant and other spending on sales and development activities for the purpose of customer growth and acquisition.

We expect selling and marketing expenses to increase as we seek to expand and enhance our service offering as well as expand our operations and customer base globally. In addition, we anticipate implementing new marketing strategies with respect to customer acquisition efforts and product marketing campaigns as our technology and product offerings expand.

General and Administrative Expenses

General and administrative expenses increased by $10.1 million, or 372%, to $12.8 million for the three months ended June 30, 2022, from $2.7 million for the three months ended June 30, 2021. The increase was attributable to:

•	a $8.4 million increase in stock compensation expense;

•	a $1.8 million increase in legal and accounting costs related to enhanced public reporting requirements, investor relation costs and other software acquisition costs;

•

a $1.1 million increase in employee related cost as a result of operating as a public Company, including higher executive salaries and increased headcount-related wage costs to build and upgrade the resources to operate as a public company and to build out our information security team; and

•	a $0.9 million increase in other costs including directors and officers insurance and other office expenses attributable to return to office work.

These costs were partially offset by the gain in change in fair value of our forward contract agreement of $2.1 million which was entered into with Ampere as part of our strategic collaboration agreement.

General and administrative expenses increased by $19.1 million, or 365%, to $24.3 million for the six months ended June 30, 2022, from $5.2 million for the six months ended June 30, 2021. The increase was attributable to:

•	a $9.9 million increase in stock compensation expense;

•

a one-time cumulative recognition of previously deferred stock compensation expense of $6.9 million related to the satisfaction of the liquidity condition with respect to outstanding stock units recognized as a result of the close of the Business Combination;

•	a $2.6 million increase in legal and accounting costs related to enhanced public reporting requirements, investor relation costs and other software acquisition costs;

•	one-time transaction bonuses awarded to employees in recognition of the closing of the Business Combination and associated taxes of $2.1 million;

•

a $1.7 million increase in employee related cost as a result of operating as a public company, including higher executive salaries and increased headcount-related wage costs to build and upgrade the resources to operate as a public company and to build out our information security team; and

•	a $1.0 million increase in other costs including directors and officers insurance and other office expenses attributable to return to office work.

These costs were partially offset by the gain in change in fair value of our forward contract agreement of $5.1 million which was entered into with Ampere as part of our strategic collaboration agreement.

We expect general and administrative expenses to increase as we operate as a public company.

Other Income (Expense), net

Interest Expense

Interest expense, net of interest income, was $1.0 million and $0.4 million for the three months ended June 30, 2022 and 2021, respectively. Interest expense was $2.2 million and $0.5 million for the six months ended June 30, 2022 and 2021, respectively. The increase in expense was a result of the Loan Agreement we entered into with Trinity Capital Inc. (“Trinity”) in March 2021 (as amended from time to time, the “Loan Agreement”). The period over period increase was primarily because for the three months and six months ended June 30, 2022, interest expense was based on the overall borrowings under the Loan Agreement of $32.0 million for a three-month and six-month interest period, while for the same period in 2021, interest expense was based on borrowings under the Loan Agreement within a range of $12.0 to $19.0 million for a shorter interest period of only three months and 10 days.

Change in Fair Value of Warrant Liabilities

A discussion of change in fair value of warranty liabilities is included in Note 9 to our unaudited consolidated financial statements for the six-month period ended June 30, 2022 elsewhere in this Quarterly Report on Form 10-Q.

Change in Fair Value of Earn-out Liability

A discussion of change in fair value of earn-out liability is included in Note 2, Sponsor Earn-Out Liability, to our unaudited condensed consolidated financial statements for the six-month period ended June 30, 2022, included elsewhere to this Quarterly Report on Form 10-Q.

Transaction Costs

Transaction costs arose from the Business Combination allocated to liability-classified instruments that are subsequently measured at fair value through earnings must be expensed as incurred. We incurred a total transaction cost of $0.9 million allocated to liability-classified instruments for the six-month period ended June 30, 2022. We did not incur any transaction costs for the comparable six months ended June 30, 2021. We did not incur any transaction costs as part of the results of operations for the three months ended June 30, 2022 and June 30, 2021.

Liquidity and Capital Resources

We have incurred net losses since inception, and experienced negative cash flows from operations. Prior to the Business Combination, we financed our operations primarily through the issuance of preferred stock, warrants, convertible notes, venture backed debt and revenue. During the six months ended June 30, 2022, we incurred net losses of $20.4 million. As of June 30, 2022, we had an accumulated deficit of $227.6 million, and we expect to incur additional losses and higher operating expenses for the foreseeable future in line with our long-term business and investment strategy. In connection with the closing of the Business Combination on March 2, 2022, we received a total of $225.6 million from the Business Combination and PIPE Investment, net against SNII transaction costs. We believe that our existing cash and cash equivalents, including net proceeds from the Business Combination, should be sufficient to meet our anticipated operating cash needs for at least the next 12 months based on our current business plan and expectations and assumptions considering current macroeconomic conditions. We have based these estimates on assumptions that may prove to be wrong and we could use our available capital resources sooner than we currently expect, and future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section titled “Risk Factors” in this Report.

Our short-term cash requirements include capital expenditures for materials and components for research and development and quantum computing fridges; working capital requirements; and strategic collaborative arrangements and investments.

Our long-term requirements include expenditures for the planned expansion of our quantum chip fabrication facility; planned development of multiple generations of quantum processors; and anticipated additional investments to scale our QCaaS offering.

We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our development contracts and other services, including our QCaaS offering, we expect to finance our cash needs primarily through our Loan Agreement with Trinity, our arrangements with Ampere, our committed equity financing with B. Riley and other equity or debt financings or other capital sources, including development contract revenue with government agencies and strategic partnerships. To the extent that we raise additional capital through the sale of equity or convertible debt securities, including through use of our committed equity financing with B. Riley, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development efforts. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors” included in this Report.

In addition, actual sales, if any, of shares of Company common stock to B. Riley pursuant to the committed equity financing will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to appropriate sources of funding for our business and operations. We cannot guarantee the extent to which we may utilize the committed equity financing.

Loan and Security Agreement

On March 10, 2021, we entered into the Loan Agreement with Trinity for term loans with a principal amount of $12.0 million, bearing an interest rate of the greater of 7.5% plus the prime rate published by the Wall Street Journal or 11.0%. In addition, we are required to pay a final payment fee equal to 2.75% of the aggregate amount of all term loan advances. The term loans under the Loan Agreement are secured by all of our assets. The Loan Agreement contains customary representations, warranties and covenants, but does not include any financial covenants. The negative covenants include restrictions on the ability to incur indebtedness, pay dividends, execute fundamental change transactions, and other specified actions. In connection with entry into the Loan Agreement, we issued a warrant to purchase our shares of common stock to Trinity. The Guarantor of the loan is Rigetti Holdings, Inc. and the loan is secured by substantially all of our assets.

On May 18, 2021, we entered into a first amendment to the Loan Agreement, which modified certain financial covenants, including an additional good faith deposit of $20,000 and adding a tranche B to the Loan Agreement in an aggregate amount of $15.0 million, consisting of two advances of $8.0 million and $7.0 million each. In connection with such amendment, the maturity date was modified to be the date equal to 48 months from the first payment date of each specific cash advance. In connection with such amendment, we cancelled the initial warrants and issued a warrant to purchase 995,099 shares of our common stock.

On October 21, 2021, we entered into a second amendment to the Loan Agreement, which modified the date requiring us to deliver evidence of completion of the PIPE transaction and execution of a definitive merger agreement with a special purpose acquisition company to October 31, 2021.

Pursuant to the second amendment, the maturity date was modified to be the date equal to 48 months from the first payment date of each specific cash advance. Subject to an interest only period of 18 months following each specific cash advance date, the term loan incurs interest at the greater of a variable interest rate based on prime rate or 11% per annum, payable monthly. Interest-only payments are due monthly immediately following an advance for a period of 18 months and, beginning on the 19th month, principal and interest payments are due monthly.

In January 2022, we entered into the third amendment to the Loan Agreement to increase the debt commitment by $5.0 million to $32.0 million. The amendment allows us to draw an additional $5.0 million immediately with an additional $8.0 million to be drawn at the sole discretion of the lender. We drew the additional $5.0 million upon signing the amendment. Other modifications per the amendment included an extension of the requirement to raise an additional $75 million of equity and a defined exit fee for the additional $5.0 million to be at 20% of the advanced funds under the amendment. In conjunction with the amendment, we also guaranteed payment of all monetary amounts owed and performance of all covenants, obligations and liabilities. As of June 30, 2022, the total principal amount outstanding under the Loan Agreement was approximately $32.0 million. We use borrowings under the Loan Agreement for working capital purposes.

The Loan Agreement is secured by a first-priority security interest in substantially all of our assets. As of the date of this Report, we are in compliance with all covenants under the Loan Agreement.

Our cash commitments as of June 30, 2022 were primarily as follows (in thousands):

	Total	Short-Term	Long-Term

	(in thousands)
Financing obligations	$29,427	$4,226	$25,201
Operating lease obligations	10,163	1,502	8,661

Total	$39,590	$5,728	$33,862

Financing obligations consist of principal and interest expense related to the Loan and Security Agreement. Operating lease obligations consist of obligations under non-cancelable operating leases for our offices and facilities. The cash requirements in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Summary of Historical Cash Flows

The following table summarizes our cash flows for the periods indicated (in thousands):

	Six Months Ended June 30,
	2022	2021
Net cash used in operating activities	$ (35,085)	(14,098)
Net cash used in investing activities	(10,636)	(3,744)
Net cash provided by financing activities	217,766	20,117

Cash Flows Used in Operating Activities

Our cash flows from operating activities are significantly affected by our ability to achieve significant growth to offset expenditures related to research and development, sales and marketing, and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

Net cash used in operating activities increased by $21.0 million, or 149%, when comparing the six months ended June 30, 2022 to the same period in 2021. The increase in spending was primarily due to:

•

increase in headcount and payroll related costs of $8.2 million as a result of investments in research and development efforts combined with upgrading internal and external resources to operate as a public company including a one-time bonus related to the business combination of $2.1 million

•	$5.6 million increase in legal and accounting costs related to enhanced public reporting requirements, investor relation costs, and other software acquisition costs

•	prepayment of insurance premium for directors and officers of $3.0 million.

•	$1.7 million in additional interest costs related to increased borrowing amounts associated with the Loan Agreement

•	total transaction costs of $1.0 million incurred in connection with the closing of the Business Combination

•	$1.5 million in working capital changes.

Net cash used in operating activities during the six months ended June 30, 2022 was $35.1 million, resulting primarily from a net loss of 20.4 million, adjusted for non-cash charges of $3.0 million in depreciation; $22.5 million in stock-based compensation; 14.5 million gain from change in fair value of derivative warrant liabilities related to the Loan Agreement, Private Warrants (as defined below), and Public Warrants (as defined below); $5.1 million gain from change in fair value of the forward warrant agreement with Ampere; $17.7 million gain from change in fair value for contingent earn-out liabilities; and $0.7 million in amortization of debt financing costs. These non-cash charges were partially offset by adjustments for changes in operating assets and liabilities seen during the period. Changes in operating assets and liabilities was $3.6 million of cash used in operations. The changes primarily consisted of an increase in accounts receivable of $1.0 million; an increase in prepaid and current assets of $2.9 million; a decrease in accounts payable of $0.9 million; offset by an increase in accrued expenses and other current liabilities of $1.1 million, and an increase in deferred revenue of $0.1 million.

Net cash used in operating activities during the six months ended June 30, 2021 was $14.1 million, resulting primarily from a net loss of $17.9 million, adjusted for non-cash charges of $2.4 million in depreciation and $1.1 million in stock-based compensation. Changes in operating assets and liabilities was $0.3 million of cash provided by operations, which primarily consisted of an increase in accounts receivable of $0.3 million; an increase in prepaid and current assets of $0.5 million; a decrease in deferred revenue of $0.1 million; offset by an increase in accounts payable, accrued expenses and other liabilities of $1.2 million;

Cash Flows Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2022 was $10.6 million, resulting solely from the addition of $10.6 million to property and equipment. Investments made into property and equipment during this period relate primarily to process computing equipment, quantum computing fridges, and development tools for our chip fabrication facility. Net cash used in investing activities during the six months ended June 30, 2022, increased by $6.9 million compared to the six months ended June 30, 2021, largely as a result of increased investment in research and development infrastructure.

Net cash used in investing activities during the six months ended June 30, 2021 was $3.7 million, representing additions of $3.7 million to property and equipment.

Cash Flows provided by Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2022 was $217.8 million, reflecting $225.6 million from the Business Combination and PIPE Investment net against SNII transaction costs, offset by transaction costs paid directly by Rigetti of $17.4 million; the additional proceeds from the issuance of debt and warrants of $5.0 million associated with the Loan Agreement, less cash payment on debt issuance cost of $0.09 million and exit fees of $1.0 million; and proceeds from issuance of common stock upon exercise of stock options and warrants of $5.7 million.

For the six months ended June 30, 2021, net cash provided by financing activities was $20.1 million, mainly reflecting proceeds from the issuance of debt for a total amount of $20.0 million and proceeds from issuance of common stock upon exercise of stock options and warrants for a total $0.1 million.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our unaudited condensed consolidated financial statements included in this Report, which have been prepared in accordance with U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions on revenue generated and reported expenses incurred during the reporting periods. Our estimates are based on its historical experience and on various other factors that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

While our significant accounting policies are described in the Notes to our unaudited condensed consolidated financial statements for the three and six month period ended June 30, 2022, included elsewhere in this Report, we believe the following critical accounting policies are most important to understanding and evaluating our reported financial results.

Public and Private Warrants

Prior to the Business Combination, Supernova issued 4,450,000 private placement warrants (“Private Warrants”) and 8,625,000 public warrants (“Public Warrants” and collectively, “Warrants”). Each whole warrant entitles the holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustments and will expire five years after the Merger or earlier upon redemption or liquidation.

The Private Warrants do not meet the derivative scope exception and are accounted for as derivative liabilities. Specifically, the Private Warrants contain provisions that cause the settlement amounts dependent upon the characteristics of the holder of the warrant which is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Private Warrants are not considered indexed to our stock and should be classified as a liability. Since the Private Warrants meet the definition of a derivative, we recorded the Private Warrants as liabilities on the condensed consolidated balance sheet at fair value upon the closing of the Business Combination, with subsequent changes in the fair value recognized in the condensed consolidated statements of operations at each reporting date. The fair value of the Private Warrants was measured using the Black-Scholes option-pricing model at each measurement date. The Public Warrants also fail to meet the indexation guidance in ASC 815 and are accounted for as liabilities as the Public Warrants include a provision whereby in a scenario on which there is not an effective registration statement, the warrant holders have a cap, 0.361 common stock per warrant (subject to adjustment), on the issuable number of shares in a cashless exercise.

Subsequent to the separate listing and trading of the Public Warrants, the fair value of the Public Warrants has been measured based on the observable listed prices for such warrants and the fair value of the Private Warrants are measured using a Monte Carlo Pricing Model.

On the consummation of the Business Combination, we recorded a liability related to the Private Warrants of $9.2 million, with an offsetting entry to additional paid-in capital. On June 30, 2022, the fair value of the Private Warrants decreased to $3.3 million, with the gain on the change in fair value of derivative warrant liabilities recorded in the condensed consolidated statement of operations for the six months ended June 30, 2022.

Similarly, on the consummation of the Business Combination, we recorded a liability related to the Public Warrants of $16.3 million, with an offsetting entry to additional paid-in capital. On June 30, 2022, the fair value of the Public Warrants decreased to $5.6 million with the gain on the change in fair value of derivative warrant liabilities recorded in the condensed consolidated statement of operations for the six months ended June 30, 2022.

Other Derivative Warrant Liabilities

We currently do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 815, “Derivatives and Hedging” (“ASC 815”) at the initial recognition.

Other than the Public and Private Warrants noted above, we also issued a total of 783,129 common stock warrants in conjunction with the Loan Agreement in 2021. Such derivative warrant liabilities are classified as non-current as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities. We utilized Black-Scholes model to determine grant fair value of the warrants which was approximately $2.7 million which was recorded as part of Debt Issuance Cost. The change in fair value of the warrants from the issuance date through June 2, 2022 of $3.7 million was driven primarily by an increase in the fair value of our stock that occurred as a result of the Business Combination.

During the second quarter of 2022, we identified and corrected an immaterial error related to the valuation of the warrant liability that affected the previously issued unaudited condensed consolidated financial statements as of and for the period ended March 31, 2022. We recorded the following adjustments to correct the prior interim period error in the financial statements as of and for the period ended June 30, 2022 such that the consolidated balance sheet and the year-to-date consolidated statement of operations as of June 30, 2022 appropriately reflect the accounting impacts of the related transactions:

•	Reduced Derivative Warrant Liabilities by $1.3 million and increased the Change in Fair Value of Derivative Warrant Liabilities by $1.3 million.

The warrant liability balance taking into account the above adjustment was $6.4 million as of June 2, 2022, at which time all outstanding Trinity Warrants of 783,129 were exercised into shares of our Common Stock. The fair value of the warrant liability of $6.4 million was reclassified to equity upon such exercise. We recorded a total loss of $167 thousand and $2.0 million to Change in Fair Value of Warrant Liability as a component of other income in the condensed consolidated statement of operations for the three and six months ended June 30, 2022, respectively, after the correction of the error.

Earn-Out Liability

At Business Combination Closing, the Sponsor subjected certain shares (“Sponsor Earn-Out Shares”) of Common Stock held by the Sponsor Holders to forfeiture and vesting as of the Closing if thresholds related to the weighted average price of Common Stock are not met for the duration of various specified consecutive day trading periods during the five-year period following the Closing (the “Triggering Events”). Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited.

The Sponsor Earn-Out Shares issued in related to the Business Combination are accounted for as liability classified instruments because the Triggering Events that determine the number of Sponsor Earn-Out Shares to be earned back by the Sponsor include outcomes that are not solely indexed to our common stock. The aggregate fair value of the Sponsor Earn-Out Shares on the Business Combination Closing was estimated using a Monte Carlo simulation model and was determined to be $26.6 million at Closing. As of June 30, 2022, the Triggering Events were not achieved for any of the tranches and as such we adjusted the carrying amount of the liability to its estimated fair value of $8.9 million. The change in the fair value of $8.0 million and $17.7 million for the three and six months ended June 30, 2022 is included in change in fair value of earn-out liability in the condensed consolidated statements of operations.

Forward Warrant Agreement

In connection with the execution of the Merger Agreement in October 2021, we entered into the Forward Warrant Agreement with Ampere for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10.0 million. The Forward Warrant Agreement provides for the issuance of a warrant for the purchase of an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.0001. The purchase of the warrant was conditioned upon, among other things, the consummation of the Business Combination and the entry into a collaboration agreement between Ampere and us. The collaboration agreement was entered into in January 2022. Ampere was required to pay $5.0 million to us no later than the later of (i) the Closing and (ii) June 30, 2022.

On June 30, 2022, pursuant to the Warrant Subscription Agreement, we issued the warrant to Ampere upon receipt of an aggregate of $5.0 million (including the exercise price), and upon such payment and issuance, 500,000 shares of our common stock vested under the warrant and were immediately exercised by Ampere pursuant to the terms of the warrant. Ampere is required to pay an additional $5.0 million to us no later than the closing date of the listing of Ampere’s capital stock, provided that if the listing has not occurred by the second anniversary of the warrant subscription agreement, Ampere is not obligated to make the additional payment and we are not obligated to issue the warrants. The Warrant Subscription Agreement further provides that we will use commercially reasonable efforts to file a registration statement to register the resale of the shares issued or issuable pursuant to the warrant and upon such payment the warrant will vest and be exercisable by Ampere with respect to 500,000 shares of Common Stock pursuant to the terms of the warrant.

We evaluated the Forward Purchase Agreement as a derivative in conjunction with the guidance of ASC 480, “Distinguishing Liabilities from Equity”. We calculated fair value of the Forward Purchase Agreement by using the Forward Contract Pricing methodology at inception and at the end of June 30, 2022. The fair value of the Forward Warrant Agreement was estimated based on the following key inputs and assumptions 1) Assumed holding period 2) Related risk-free rate and 3) Likelihood of the outcome of the various contingencies outlined below. Based on these inputs and assumption, we calculated the fair value of the forward contract to be a $0.2 million derivative liability and a $1.5 million derivative asset at December 31, 2021 and June 30, 2022, respectively. We have included the derivative liability in other liabilities (current) and derivative asset separately as forward contract asset on the balance sheet line in the accompanying consolidated balance sheets as of December 31, 2021 and June 30, 2022, respectively. The change in fair value is recorded as part of the general and administrative operating activities in our condensed consolidated statements of operations.

Revenue Recognition

Revenue consists primarily of our contracts that provide access to Rigetti quantum computing systems, collaborative research services, professional services, and the sale of custom quantum computing components. Access to Rigetti quantum computing systems can be purchased as a quantum computing subscription, or on a usage basis for a specified quantity of hours. Revenue related to subscription-based access to Rigetti quantum computing systems (i.e., quantum computing subscriptions) is recognized on a ratable basis over the subscription term, which can range from three months to two years. Revenue related to usage-based access to Rigetti quantum computing systems is recognized over time as the systems are accessed using an output method based on compute credit hours expended. Revenue related to collaborative research services and professional services is recognized over time as the services are provided using an input measure based on actual labor hours incurred to date relative to total estimated labor hours needed to complete the program or total contracted hours over the program period. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer.

Our fixed fee development contracts vary in term from one to five years, with the majority of such contracts having a term of 18 months to two years. When establishing the pricing for our fixed fee arrangements, we determine the pricing based on estimated costs to complete and expected margins taking into account the scope of work outlined within the contract being evaluated and our historical experience with similar services and contracts. Actual costs incurred over the period in which these contracts are fulfilled could vary from these estimates and therefore, these estimates are subject to uncertainty. On a quarterly basis, management reviews the progress with respect to each contract and its related milestones and evaluates whether any changes in estimates exists. As a result of the quarterly reviews, revisions in the estimated effort to complete the contract are reflected in the period in which the change is identified. These revisions may impact the overall progress related to transfer of control and therefore, result in either increases or decreases in revenues as well as increase or decreases in fulfillment costs and contract margins. In accordance, with ASC No. 250, Accounting Changes and Error Corrections, any changes in estimates are reflected in our consolidated statements of operations in the period in which the circumstances that give rise to the revision become known to the management. To date, we have not experienced any changes in estimates that have had a material impact on our results from operations or financial position.

When our contracts with customers contain multiple performance obligations, the transaction price is allocated on a relative standalone selling price basis to each performance obligation. We typically determine standalone selling price based on observable selling prices of our products and services. In instances where standalone selling price is not directly observable, standalone selling price is determined using information that may include market conditions and other observable inputs. Standalone selling price is typically established as a range. In situations in which the stated contract price for a performance obligation is outside of the applicable standalone selling price range and has a different pattern of transfer to the customer than the other performance obligations in the contract, we will reallocate the total transaction price to each performance obligation based on the relative standalone selling price of each.

The transaction price is the amount of consideration to which we expect to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Our contracts with customers may include renewal or other options at fixed prices. Determining whether such options are considered distinct performance obligations that provide the customer with a material right and therefore should be accounted for separately requires significant judgment. Judgment is required to determine the standalone selling price for each renewal option to determine whether the renewal pricing is reflective of standalone selling price or is reflective of a discount that would provide the customer with a material right. Based on our assessment of standalone selling prices, we determined that there were no significant material rights provided to our customers requiring separate recognition.

Stock-Based Compensation

Our share-based compensation awards are all equity-classified and consist of stock options and restricted stock units (“RSU”). Stock options have service vesting conditions ranging from 1 to 5 years. RSUs granted pursuant to our prior equity incentive plan adopted in 2013 have a 4-year service vesting condition and a performance condition linked to the occurrence of a liquidity event defined as a change-in-control event, successful initial public offering or successful merger with a special purpose acquisition company, which was satisfied by the Closing. RSUs outstanding under the 2022 Plan have a service vesting condition only.

Compensation expenses are based on the grant-date fair value of the awards and recognized over the requisite service period using a straight-line method for stock options and RSUs granted under 2022 Plan. Compensation expense for RSUs granted under the 2013 Plan are recognized using a graded vesting method. We have elected to account for forfeitures of employee stock awards as they occur.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 of our unaudited condensed consolidated financial statements for the six months ended June 30, 2022 included elsewhere in this Report.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Following the Business Combination, we still qualify as an emerging growth company and plans to take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the completion of SNII’s initial public offering, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Item 3. Quantitative and Qualitative Disclosures About Market Risks

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act) as of June 30, 2022. Based on the evaluation of our disclosure controls and procedures, our management concluded that, as of June 30, 2022, our disclosure controls and procedures were not effective due to the material weakness described below. While evaluations in connection with our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 did not identify that the material weakness was unremediated, the evaluation of disclosure controls and procedures in this period identified that the previously reported material weakness remains unremediated. This material weakness in our internal control over financial reporting relates to the lack of effective review controls over the accounting for complex warrant instruments as described further below.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

After giving full consideration to this material weakness and the additional procedures that we performed, management has concluded that the unaudited condensed consolidated financial statements contained in this Report fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented in conformity with U.S. GAAP.

Material Weakness

As previously disclosed, in connection with our unaudited condensed consolidated financial statements for the nine months ended October 31, 2021, we identified a material weakness in our internal control over financial reporting related to the lack of effective review controls over the accounting for complex financial instruments. Specifically, the controls failed to identify an error in the accounting for complex warrant instruments. The corrected error related to the Company not properly accounting for the liability associated with the warrants to purchase common stock issued to Trinity Capital Inc. that was subsequently cancelled and reissued for a new warrant in connection with an amendment to the Loan Agreement.

During the second quarter of 2022, we also identified and corrected an immaterial error related to the revaluation of the liability associated with the same warrants issued to Trinity Capital. The error was made in the previously issued unaudited condensed consolidated financial statements as of and for the period ended March 31, 2022 as disclosed in Note 9 to the unaudited consolidated financial statements.

Our management previously concluded that this material weakness in our internal control over financial reporting was due to the fact that at the time we initially identified the material weakness, we did not have sufficient accounting resources and did not have the necessary business processes and related internal controls formally designed and implemented to address the accounting and financial reporting requirements related to this complex transaction. Our design and maintenance of controls to evaluate and monitor the accounting for these complex warrant liabilities were still not adequate as of June 30, 2022.

This material weakness did not result in a material misstatement to our financial statements; however, it could have resulted in a misstatement of account balances or disclosures that would be considered material to the annual or interim consolidated financial statements.

Remediation Plan

Our remediation plan related to this material weakness includes adding sufficient accounting resources and management designing additional controls to identify the inventory of complex accounting and financial instruments that require accounting analysis and evaluation and enhancing the precision of review controls over complex financial instruments. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

As management continues to evaluate and work to improve our internal control over financial reporting, management may determine it is necessary to take additional measures to address the material weakness. Until the controls have been operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively, the material weakness described above will continue to exist. Management will monitor the progress of the remediation plan and report regularly to the audit committee of the board of directors on the progress and results of the remediation plan, including the identification, status and resolution of internal control deficiencies.

Changes in Internal Control over Financial Reporting

Other than the material weakness and remediation efforts described above, there have been no other changes in our internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Changes in Internal Control over Financial Reporting

Other than the remediation efforts described above, there have been no other changes in our internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may be subject to litigation and claims arising in the ordinary course of business. We are not currently a party to any material legal proceedings and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results, cash flows or financial condition.

Item 1A. Risk Factors

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this Report before deciding to invest in our common stock. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Financial Condition and Status as an Early-Stage Company

We are in our early stages and have a limited operating history, which makes it difficult to forecast our future results of operations.

Legacy Rigetti was founded in 2013 and has operated quantum computers over the cloud since 2017. As a result of our limited operating history, our ability to accurately forecast the future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our ability to generate revenues will largely be dependent on our ability to develop and produce quantum computers with increasing numbers of quantum bits (“qubits”). As of June 30, 2022, the highest number of qubits we have deployed is a quantum computer with 80 qubits. As a result, our scalable business model has not been formed and our technical roadmap may not be realized as quickly as hoped, or even at all. We have in the past failed to meet publicly announced milestones and may fail to meet projected technological milestones in the future. For example, in 2018, we announced that we planned to build and deploy a 128-qubit system over the subsequent twelve months, but have not to date built a 128-qubit system. In addition, we recently announced an update in our anticipated timing with respect to certain anticipated milestones in our technical roadmap, with a plan to introduce a 1,000+ qubit system in late 2025 and 4,000+ qubit system in or after 2027. The development of our scalable business model will likely require the incurrence of a substantially higher level of costs than incurred to date, while our revenues will not substantially increase until more powerful, scalable computers are produced, which requires a number of technological advancements which may not occur on the currently anticipated timetable or at all. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for a number of reasons, including but not limited to slowing demand for our Quantum Cloud Services (“Quantum Cloud Services” or “QCS”), increased competition, changes to technology, inability to scale up our technology, a decrease in the growth of the market, or our failure, for any reason, to continue to take advantage of growth opportunities.

We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.

We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred net losses of $20.4 million and $17.9 million for the six months ended June 30, 2022 and 2021, respectively, and $38.2 million for the eleven months ended December 31, 2021. As of June 30, 2022, we had an accumulated deficit of $227.6 million. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin generating significant revenue from our narrow or broad quantum advantage quantum computers, which may never occur. Even with significant production, our services may never become profitable.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our quantum computers; and as we expand our research and development activities; invest in manufacturing capabilities; build up inventories of components for our quantum computers; increase our sales and marketing activities; develop our infrastructure; and increase our general and administrative functions to support our growing operations and our being a public company. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. If we are unable to achieve and/or sustain profitability, or if we are unable to achieve the growth that we expect from these investments, it could have a material effect on our business, financial condition or results of operations. Our business model is unproven and may never allow us to cover our costs.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has never been sold at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•	attract new customers and grow our customer base;

•	maintain and increase the rates at which existing customers use our platform, sell additional products and services to our existing customers, and reduce customer churn;

•	invest in our platform and product offerings;

•	effectively manage organizational change;

•	accelerate and/or refocus research and development activities;

•	expand manufacturing and supply chain capacity;

•	increase sales and marketing efforts;

•	broaden customer-support and services capabilities;

•	maintain or increase operational efficiencies;

•	implement appropriate operational and financial systems; and

•	maintain effective financial disclosure controls and procedures.

Commercial traction of quantum computing technology may never occur. As noted above, there are significant technological challenges associated with developing, producing, marketing and selling services in the advanced technology industry, including our services, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all. We may not be able to cost effectively manage production at a scale or quality consistent with customer demand in a timely or economical manner.

Our ability to scale is dependent also upon components we must source from multiple industries including: from the electronics industry with low-noise microwave components, CPUs, GPUs, FPGAs; cryogenic industry with dilution refrigerators and associated helium gas products; and from the semiconductor industry with silicon wafers and other specialty materials, tooling and measurement equipment. Shortages or supply interruptions in any of these components will adversely impact our ability to deliver revenues.

If large-scale development of our quantum computers commences, our computers may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair and design changes. Our quantum computers are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our computers. There can be no assurance that we will be able to detect and fix any defects in our quantum computers in a timely manner that does not disrupt our services to our customers. If our technology fails to perform as expected, customers may seek out a competitor or turn away from quantum computing entirely, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations. If defects in our technology lead to erroneous outputs, third parties relying on those outputs may draw from them erroneous conclusions, creating a risk that we will be liable to those third parties.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.

Even if the market in which we compete achieves its anticipated growth levels, our business could fail to grow at similar rates, if at all.

Our success will depend upon our ability to expand, scale our operations, and increase our sales and support capability. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all.

Our growth is dependent upon our ability to successfully expand our solutions and services, retain customers, bring in new customers and retain critical talent. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could negatively impact our business, financial condition and results of operations.

Our growth is dependent upon our ability to successfully market and sell our quantum computing services and solutions. We do not have experience with the large-scale production and sale of quantum computing technology. Our growth and long-term success will depend upon the development of our sales and retention capabilities.

Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently, or experiences unforeseen issues with the reliability of our technology, we could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand.

There is no assurance that we will be able to ramp our business to meet our sales, manufacturing, installation, servicing and quantum computing targets globally, that expected growth levels will prove accurate or that the pace of growth or coverage of our customer infrastructure network will meet customer expectations. Failure to grow at rates similar to that of the quantum computing industry may adversely affect our operating results and ability to effectively compete within the industry.

We may not manage growth effectively.

Our failure to manage growth effectively could harm our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion will require significant cash investments and management resources and there is no guarantee that they will generate additional sales of our products or services, or that we will be able to avoid cost overruns or be able to hire additional personnel to support us. In addition, we will also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities.

We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations and may need additional capital sooner than planned to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available. If we are unable to raise additional funding when needed, we may be required to delay, limit or substantially reduce our quantum computing development efforts.

Our business and future plans for expansion are capital-intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. Any funds we raise may not be sufficient to enable us to continue to implement our long-term business strategy. Further, our ability to raise additional capital may be adversely impacted by worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic and military conflict with Russia and Ukraine and the related sanctions imposed against Russia. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans.

There can be no assurance that financing will be available to we on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans and we may be required to delay, limit or substantially reduce our quantum computing development efforts. Our ability to raise additional capital through the sale of securities could be significantly impacted by the resale of our securities by holders of our securities which could result in a significant decline in the trading price of our securities and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

We have a credit facility secured by substantially all of our assets under which we have borrowed and may in the future borrow additional amounts; any indebtedness thereunder could adversely affect our financial position and our ability to raise additional capital and prevent us from fulfilling our obligations.

On March 10, 2021, we entered into a Loan and Security Agreement (as amended from time to time, the “Loan Agreement”) with Trinity Capital Inc. (“Trinity”). The credit facility has an available borrowing capacity of $32.0 million. As of June 30, 2022, we had total outstanding indebtedness of approximately $32 million consisting of outstanding borrowings under the Loan Agreement. This and future indebtedness incurred under the Loan Agreement may:

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, or other general business purposes;

•

require us to use a portion of our cash flow from operations to make debt service payments instead of other purposes, thereby reducing the amount of cash flow available for future working capital, capital expenditures, acquisitions, or other general business purposes;

•

expose us to the risk of increased interest rates as following the consummation of our initial public offering borrowings under the Loan Agreement are subject to interest at the greater of (i) a floating per annum rate equal to 7.5% above the prime rate, or (ii) a fixed per annum rate equal to 11.0%, also paid on a monthly basis;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	increase our vulnerability to the impact of adverse economic, competitive and industry conditions; and

•	increase our cost of borrowing.

The credit facility is secured by substantially all of our assets. In addition, the Loan Agreement contains, and the agreements governing our future indebtedness may contain, restrictive covenants that may limit our ability to engage in activities that may be in our long-term best interest. These restrictive covenants include, among others, financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our debt.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have incurred losses during our history, do not expect to become profitable in the near future and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2021, we had U.S. federal net operating loss carryforwards of approximately $190.9 million.

Under current law, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the current law.

In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of the Company. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes.

If we earn taxable income, such limitations could result in increased future income tax liability and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Risks Related to Our Business and Industry

We have not produced quantum computers with high qubit counts or at volume and we face significant barriers in our attempts to produce quantum computers, including the need to invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

Producing quantum computers is a difficult undertaking. There are significant engineering challenges that we must overcome to build our quantum computers. We are still in the development stage and face significant challenges in completing development of our quantum computers and in producing quantum computers in sufficient volumes. Some of the development challenges that could prevent the introduction of our quantum computers include, but are not limited to, failure to find scalable ways to manipulate qubits, failure to reduce error rates, failure to transition quantum systems to leverage low-cost components, and failure to realize multi-chip quantum computer technology.

Even if we complete development and achieve volume production of our quantum computers, if the cost, accuracy, performance characteristics or other specifications of the quantum computer fall short of our expectations, our business, financial condition and results of operations would be adversely affected.

Any future generations of hardware developed to demonstrate narrow quantum advantage and broad quantum advantage, and the anticipated release of an 84 qubit system, 336 qubit system, 1,000+ qubit system and 4,000+ qubit system, each of which is an important anticipated milestone for our technical roadmap and commercialization, may not occur on our anticipated timeline or at all.

Our successful execution of our technical roadmap is based on the development of multiple generations of quantum computing systems, including hardware that demonstrates narrow quantum advantage and broad quantum advantage, and the release of an 84 qubit system, 336 qubit system, 1,000+ qubit system and 4,000+ qubit system. The future success of our technical roadmap will depend upon our ability to continue to increase the number of qubits and decrease error rates in each subsequent generation of our quantum computer. If we are unable to achieve the increase in the number of qubits or decrease in error rates on the timeframe that we anticipate, the availability of future generations of quantum computer systems may be materially delayed, or may never occur. In the past we have failed to meet publicly announced milestones and may fail to meet projected milestones in the future. For example, earlier this year we announced an update in our anticipated timing with respect to certain anticipated milestones in our technical roadmap, with a plan to introduce a 1,000+ qubit system in late 2025 and 4,000+ qubit system in or after 2027. If our technical roadmap is delayed or never achieved, this would have a material impact on our business, financial condition or results of operations.

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The markets in which we operate are rapidly evolving and highly competitive. As the marketplace continues to mature and new technologies and competitors enter, we expect competition to intensify. Our current competitors include:

•	large, well-established tech companies that generally compete across our products, including Quantinuum, Google, Microsoft, Amazon, Intel and IBM;

•

large research organizations funded by sovereign nations such as China, Russia, Canada, Australia and the United Kingdom, and those in the European Union as of the date of this Report and we believe additional countries in the future;

•	less-established public and private companies with competing technology, including companies located outside the United States; and

•	new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including technology, performance, multi-cloud availability, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner lest quantum computing lose ground to competitors, including competing technologies. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

We depend on a limited number of customers for a significant percentage of our revenue and the loss or temporary loss of a major customer for any reason could harm our financial condition.

We have historically generated most of our revenue from a limited number of customers. Our three largest customers, which differed by period, collectively accounted for 66% of our revenue for the fiscal year ended December 31, 2021, 77% of our revenue for the six months ended June 30, 2022 and 91% of our revenue for the six months ended June 30, 2021. As a consequence of the concentrated nature of our customer base, our quarterly revenue and results of operations may fluctuate from quarter to quarter and are difficult to estimate, and any delay, reduction or cancellation of orders or services rendered or any acceleration or delay in anticipated purchases or grants and awards by our larger customers could materially affect our revenue and results of operations in any quarterly period. For further information regarding our customer concentration, refer to Note 2 to the notes to our unaudited condensed consolidated financial statements for the six months ended June 30, 2022, included elsewhere in this Report and Note 2 to the notes to our audited consolidated financial statements for the fiscal year ended December 31, 2021, included in our Periodic Report on Form 8-K filed with the SEC on March 7, 2022.

We may be unable to sustain or increase our revenue from our larger customers, grow revenues with new or other existing customers at the rate we anticipate or at all, or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers. These larger customers could also reduce or discontinue their purchases of our products and services in the event they transition to internally developed products and services or determine to divide their purchases of our products and services between us and a second source. We expect that such concentrated purchases will continue to contribute materially to our revenue for the foreseeable future and that our results of operations may fluctuate materially as a result of such larger customers’ buying patterns or funding cycles. The loss or temporary loss of such customers, or a significant delay or reduction in their purchases, could materially harm our business, financial condition, results of operations and prospects.

A significant portion of our revenue currently depends on contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

We derive a significant portion of our revenue from contracts with U.S. federal and foreign governments and government agencies, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts. We have historically derived, and expect to continue to derive, a significant portion of our revenue from contracts with agencies of the U.S. federal and foreign governments, either directly by us or through other government contractors. In the eleven months ended December 31, 2021 and the year ended January 31, 2021, sales to government entities comprised 51.0% and 59.6% of our total revenue, respectively. In the six months ended June 30, 2022 and 2021, sales to government entities comprised 72.0% and 74.9% of our total revenue, respectively.

Contracts with government agencies are subject to a number of challenges and risks. The bidding process for government contracts can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate revenue. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, which provide public sector customers rights, many of which are not typically found in commercial contracts. In addition, our perceived relationship with the U.S. government could adversely affect our business prospects in certain non-U.S. geographies or with certain non-U.S. governments.

Accordingly, our business, financial condition, results of operations, and growth prospects may be adversely affected by certain events or activities, including, but not limited to:

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Changes in government fiscal or procurement policies, or decreases in government funding available for procurement of goods and services generally, or for our federal government contracts specifically;

•	Changes in government programs or applicable requirements;

•	Restrictions in the grant of personnel security clearances to our employees;

•	Ability to maintain facility clearances required to perform on classified contracts for U.S. federal government and foreign government agencies;

•

Changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•	Changes in the government’s attitude towards the capabilities that we offer;

•	Changes in the government’s attitude towards us as a company or our platforms;

•

Appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	The adoption of new laws or regulations or changes to existing laws or regulations;

•

Budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies;

•	Influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers;

•	Changes in political or social attitudes with respect to security or data privacy issues;

•

Potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus pandemic; and

•	Increased or unexpected costs or unanticipated delays caused by other factors outside of our control.

For example, we anticipate lower-than-expected new government contract opportunities and what we believe to be slower than anticipated timing of government funding and appropriations with respect to relevant projects in 2022. In addition, we are negotiating contracts with a government entity that is also an existing customer and the contracting process has taken longer than anticipated. Accordingly, there is a risk that some or all of the $4.0 million revenue we anticipate from these contracts would be deferred to later fiscal periods after the 2022 fiscal year if the contract negotiations are not completed, the contracts are not executed and we are unable to invoice for the full amount in 2022. Moreover, if negotiations result in contract terms that are less favorable than we anticipated, the total expected value of these contracts could decrease. Additionally, a portion of such anticipated revenue relates to work that has already been performed and costs that have already been incurred. We cannot assure the execution of these contracts in a timely manner or at all. If the contracts are not ultimately executed, it would likely be very difficult to realize the expected revenue from this government entity and we may be unable to recoup all or a portion of costs already incurred.

Any such of the foregoing events or activities, among others, could cause governments and governmental agencies to delay or refrain entering into contracts with us and/or purchasing our computers in the future, reduce the size or timing of payment with respect to our services to or purchases from existing or new government customers, or otherwise have an adverse effect on our business, results of operations, financial condition, and growth prospects.

Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

We currently offer access to quantum computing as a service (“Quantum Computing as a Service” or “QCaaS”), both directly to our end users with our own Quantum Cloud Services and indirectly to end users through public cloud providers such as Amazon Braket and Microsoft Azure Quantum who integrate our QCS into their own quantum computing platforms. These public cloud partners operate a service in direct competition with our providing direct access to QCS. Currently, a majority of our QCaaS business is run through the AWS service, and we intend to partner with additional partners to provide access to our QCaaS. Cloud computing partnerships could be terminated, or not scale as anticipated, or even at all.

There is risk that one or more of the public cloud providers, such as AWS and Azure, could use their respective control of their public clouds to control market pricing of the services, restrict access, embed innovations or privileged interoperating capabilities in competing products, bundle competing products and leverage their public cloud customer relationships to exclude us from opportunities. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

Further, if our contractual and other business relationships with our partners are terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our QCaaS business at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Currently, our customer agreement with AWS remains in effect until (i) terminated for convenience, which we may do for any reason by providing AWS notice and closing our account and which AWS may do for any reason by providing us at least 30 days’ notice or (ii) terminated for cause, which either party may do if the other party has an uncured material breach and which AWS may do immediately upon notice. Although alternative data center providers could host our business on a substantially similar basis to AWS, transitioning the cloud infrastructure currently hosted by AWS to alternative providers could potentially be disruptive, and we could incur significant one-time costs. If we are unable to renew our agreement with AWS on commercially acceptable terms, our agreement with AWS is prematurely terminated, or it adds additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If AWS or other infrastructure providers increase the costs of their services, our business, financial condition, or results of operations could be materially and adversely affected.

Any material change in our contractual and other business relationships with our partners, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

We rely on access to high performance third party classical computing through public clouds, high performance computing centers and on-premises computing infrastructure to deliver performant quantum solutions to customers. We may not be able to maintain high quality relationships and connectivity with these resources which could make it harder for us to reach customers or deliver solutions in a cost-effective manner.

Our QCS incorporates high performance classical computing through public clouds to provide services to end users and our partners. These services are predominantly on AWS.

Any material change in our contractual and other business relationships with AWS or other cloud provider, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

Further, if our contractual and other business relationships with our partners are terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our QCaaS business at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

We depend on certain suppliers to source products. Failure to maintain our relationship with any of these suppliers, or a failure to replace any of these suppliers, could have a material adverse effect on our business, financial position, results of operations and cash flows.

We buy our products and supplies from suppliers that manufacture and source products from the United States and abroad. We enter into agreements with many of our suppliers that provide us with exclusive or restrictive distribution rights, limiting our competitors’ ability to source materials from such suppliers. Our ability to identify and develop relationships with qualified suppliers and enter into exclusive or restrictive distribution rights agreements with suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner is a significant challenge. Any failure to maintain our relationship with any of our top ten largest suppliers, or a failure to replace any such supplier that is lost, could have a material adverse effect on our business, financial position, results of operations and cash flows.

We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control, including shortages of raw materials, environmental and social supply chain issues, pandemic, labor disputes or weather conditions. Disruptions in transportation lines or the ongoing military conflict involving Russia and Ukraine may also cause global supply chain issues that affect us or our suppliers. We generally have multiple sources of supply, however, in some cases, materials are provided by a single supplier. For example, our small and mid-size cryogenic refrigerators have been provided by a single supplier and we have begun to source from a second supplier. In addition, we expect that larger cryogenic refrigerators required in connection with the potential development of systems greater than 100 qubits will be provided by a single supplier, at least for an initial period of time. We cannot assure that any of our suppliers or potential suppliers will have the capacity to supply larger cryogenic refrigerators on the terms, timing or scale that we expect. The loss of, or substantial decrease in the availability of, products from our suppliers, or the loss of a key supplier, temporarily or permanently, could result in a material shortage of products, which could lead to price escalations that we may be unable to offset by our prices to our customers. When supply chain issues are later resolved and prices return to normal levels, we may be required to reduce the prices at which we sell our products to our customers in order to remain competitive. In addition, even where these risks do not materialize, we may incur costs as we prepare contingency plans to address such risks. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. In addition, our suppliers’ ability to deliver products may also be affected by raw material and commodity cost volatility or financing constraints caused by credit market conditions, which could materially and negatively impact our net sales and operating costs, at least until alternate sources of supply are arranged. Any delay or unavailability of key products required for our development activities could delay or prevent us from further developing our systems and applications on our expected timelines or at all.

Additionally, our business, financial position, results of operations and cash flows could be materially and adversely affected by our inability to continue sourcing products from our suppliers. Although we seek to have alternate sources and recover increases in input costs through price increases in our products, shortages, supply chain interruptions or regulatory changes or other governmental actions could result in the need to change suppliers or incur cost increases that cannot, in the short term, or in some cases even in the long-term, be offset by our prices.

We may face unknown supply chain issues that could delay the development or introduction of our products and negatively impact our business and operating results.

We are reliant on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. Any of the following factors (and others) could have an adverse impact on the availability of these components:

•	our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•	difficulties of suppliers ramping up their supply of materials to meet our requirements;

•

a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

•	any reductions or interruption in supply, including disruptions on our global supply chain as a result of the COVID-19

•

pandemic, which we have experienced, and may in the future experience or as a result of the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia (including as a result of disruptions of global shipping, the transport of products, energy supply, cybersecurity incidents and banking systems as well as of our ability to control input costs) or otherwise;

•	financial problems of either manufacturers or component suppliers;

•	significantly increased freight charges, or raw material costs and other expenses associated with our business;

•	other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis;

•	a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•	a failure to adequately authorize procurement of inventory by our contract manufacturers; or

•	a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs.

If any of the aforementioned factors were to materialize, it could cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships.

Our systems depend on the use of certain development tools, supplies, equipment and production methods. If we are unable to procure the necessary tools, supplies and equipment to build our quantum systems, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

There are limited suppliers to sources of materials which may be necessary for the production of our technology. We are currently reliant on a single or small number of suppliers for certain resources. While we are currently looking to engage additional suppliers, there is no guarantee we will be able to establish or maintain relationships with such additional suppliers on terms satisfactory to us. Reliance on any single supplier increases the risks associated with being unable to obtain the necessary components because the supplier may have manufacturing constraints, can be subject to unanticipated shutdowns and/or may be affected by natural disasters and other catastrophic events. Some of these factors may be completely out of our and our suppliers’ control. Failure to acquire sufficient quantities of the necessary components in a timely or cost-effective manner could materially harm our business.

Even if we are successful in developing quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

Our continued growth and success depend on our ability to innovate and develop quantum computing technology in a timely manner and effectively market these products. Without timely innovation and development, our quantum computing solutions could be rendered obsolete or less competitive by changing customer preferences or because of the introduction of a competitor’s newer technologies. We believe that many competing technologies will require a technological breakthrough in one or more problems related to science, fundamental physics or manufacturing. While it is uncertain whether such technological breakthroughs will occur in the next several years that does not preclude the possibility that such technological breakthroughs could eventually occur. Any technological breakthroughs which render our technology obsolete or inferior to other products, could have a material effect on our business, financial condition or results of operations.

We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

The success of our business is dependent upon the cost per qubit decreasing over the next several years as our quantum computers advance, which is based on achieving anticipated economies of scale related to demand for our computer systems, technological innovation and negotiations with third-party parts suppliers. If we do not achieve economies of scale or if the anticipated cost savings do not materialize, we may be unable to achieve a lower cost per qubit, which would make our quantum computing solution less competitive than those produced by our competitors and could have a material adverse effect on our business, financial condition or results of operations. Due to macroeconomic headwinds, we have experienced and may continue to experience increased costs, including with respect to labor and products.

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If demand for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computers, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit acceptance of our solution. Negative publicity concerning our solution or the quantum computing industry as a whole could limit acceptance of our solution. We believe quantum computing will solve many large-scale problems. However, such problems may never be solvable by quantum computing technology. If our clients and partners do not perceive the benefits of our solution, or if our solution does not drive member engagement, then demand for our products may not develop at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards quantum advantage ever slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would harm or even eliminate revenues in the period before quantum advantage.

If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

Quantum advantage refers to the moment when a quantum computer can compute faster than traditional computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. Broad quantum advantage is when quantum advantage is seen in many applications and developers prefer quantum computers to a traditional computer. No current quantum computers, including our quantum hardware, have reached a broad quantum advantage, and may never reach such advantage. Achieving a broad quantum advantage will be critical to the success of any quantum computing company, including ours. However, achieving quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage. Quantum computing technology, including broad quantum advantage, may take decades to be realized, if ever. If we cannot develop quantum computers that have quantum advantage, customers may not continue to purchase our products and services. If other companies’ quantum computers reach a broad quantum advantage prior to the time we reach such capabilities, it could lead to a loss of customers. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems, our production technology partners or with the public cloud, data centers and internet infrastructure on which we rely.

Our business depends on our quantum computing systems being available. We have experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with our systems. We have also experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with the public cloud and internet infrastructure on which our systems rely. These problems can be caused by a variety of factors, including failed introductions of new functionality, vulnerabilities and defects in proprietary and open-source software, hardware components, human error or misconduct, capacity constraints, design limitations or denial of service attacks or other security-related incidents. We do not have a contractual right with our public cloud providers that compensates us for any losses due to availability interruptions in the public cloud.

Any disruptions, outages, defects and other performance and quality problems with our quantum computing system or with the public cloud and internet infrastructure on which we rely, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

If we cannot successfully execute on our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance. Our future success depends on our ability to continue to innovate and increase customer adoption of our quantum solutions. If we are unable to enhance our quantum computing system to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.

We are highly dependent on our ability to attract and retain senior executive leadership and other key employees, such as quantum physicists, software engineers and other key technical employees, which is critical to our success. If we fail to retain talented, highly qualified senior management, engineers and other key employees or attract them when needed, such failure could negatively impact our business.

Our future success is highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel. As we build our brand and become more well known, there is increased risk that competitors or other companies may seek to hire our personnel. The loss of the services provided by these individuals will adversely impact the achievement of our business strategy. These individuals could leave our employment at any time, as they are “at will” employees. A loss of a member of senior management, or an engineer or other key employee particularly to a competitor, could also place us at a competitive disadvantage. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Our future success also depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. The market for highly skilled workers and leaders in the quantum computing industry is extremely competitive. In particular, hiring qualified personnel specializing in supply chain management, engineering and sales, as well as other technical staff and research and development personnel is critical to our business and the development of our quantum computing systems. Some of these professionals are hard to find and we may encounter significant competition in our efforts to hire them. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. The effective operation of our supply chain, including the acquisition of critical components and materials, the development of our quantum computing technologies, the commercialization of our quantum computing technologies and the effective operation of our managerial and operating systems all depend upon our ability to attract, train and retain qualified personnel in the aforementioned specialties. Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel in this competitive environment, we may experience delays in the development of our quantum computing technologies and be otherwise unable to develop and grow our business as projected, or even at all.

Our future growth and success depends on our ability to sell effectively to government entities and large enterprises.

Our potential customers tend to be government agencies and large enterprises. Therefore, our future success will depend on our ability to effectively sell our products to such customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to non-governmental agencies or smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by such customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our solutions. Sales to government agencies are typically under fixed fee development contracts, which involve additional risks. See “—If our cost and time estimates for fixed fee arrangements do not accurately anticipate the cost of servicing those arrangements, we could experience losses on these arrangements or our profitability could be reduced. ” In addition, government contracts generally include the ability of government agencies to terminate early which, if exercised, would result in a lower contract value and lower than anticipated revenues generated by such arrangement. See “—Contracts with U.S. government entities subject us to risks including early termination, audits, investigations, sanctions and penalties.”

Government agencies and large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. Our contracts with government agencies are typically structured in phases, with each phase subject to satisfaction of certain conditions. As a result, the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, these organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers and could lead to lower revenue results than originally anticipated.

We may not be able to accurately estimate the future supply and demand for our quantum computers, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our quantum computers or our ability to develop, manufacture, and deliver quantum computers, or our profitability, if any, in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of quantum computers and related compute time to our potential customers could be delayed, which would harm our business, financial condition and operating results.

Because our success depends, in part, on our ability to expand sales internationally, our business will be susceptible to risks associated with international operations.

We currently maintain offices and have sales personnel in the United States, the United Kingdom, Australia and Canada, and we intend to expand our international operations by developing a sales presence in other international markets. In the six months ended June 30, 2022 and the eleven months ended December 31, 2021, our non-U.S. revenue was approximately 16.2% and 29% of our total revenue, respectively. We expect to continue to expand our international operations, which may include opening offices in new jurisdictions and providing our solutions in additional languages. Any additional international expansion efforts that we are undertaking and may undertake may not be successful. In addition, conducting international operations subjects us to new risks, some of which we have not generally faced in the United States or other countries where we currently operate. These risks include, among other things:

•	unexpected costs and errors in the localization of our platform and solutions, including translation into foreign languages and adaptation for local culture, practices and regulatory requirements;

•

lack of familiarity and burdens of complying with foreign laws, legal standards, privacy and cybersecurity standards, regulatory requirements, tariffs and other barriers, and the risk of penalties to our customers and individual members of management or employees if our practices are deemed to not be in compliance;

•	practical difficulties of enforcing intellectual property rights in countries with varying laws and standards and reduced or varied protection for intellectual property rights in some countries;

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an evolving legal framework and additional legal or regulatory requirements for data privacy and cybersecurity, which may necessitate the establishment of systems to maintain data in local markets, requiring us to invest in additional data centers and network infrastructure, and the implementation of additional employee data privacy documentation (including locally-compliant data privacy notice and policies), all of which may involve substantial expense and may cause us to need to divert resources from other aspects of our business, all of which may adversely affect our business;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	difficulties in managing systems integrators and technology partners;

•	differing technology standards;

•	different pricing environments, longer sales cycles, longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	increased financial accounting and reporting burdens and complexities;

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difficulties in managing and staffing international operations including the proper classification of independent contractors and other contingent workers, differing employer/employee relationships and local employment laws;

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increased costs involved with recruiting and retaining an expanded employee population outside the United States through cash and equity-based incentive programs and unexpected legal costs and regulatory restrictions in issuing our shares to employees outside the United States;

•	global political and regulatory changes that may lead to restrictions on immigration and travel for our employees;

•	fluctuations in exchange rates that may decrease the value of our foreign-based revenue;

•	potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems, restrictions on the repatriation of earnings, and transfer pricing requirements; and

•	permanent establishment risks and complexities in connection with international payroll, tax and social security requirements for international employees.

Additionally, operating in international markets also requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing operations in other countries will produce desired levels of revenue or profitability.

Compliance with laws and regulations applicable to our global operations also substantially increases our cost of doing business in foreign jurisdictions. We have limited experience in marketing, selling and supporting our platform outside of the United States. Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business, financial condition, revenues, results of operations or cash flows will suffer. We may be unable to keep current with changes in government requirements as they change from time to time. Failure to comply with these regulations could harm our business. In many countries, it is common for others to engage in business practices that are prohibited by our internal policies and procedures or other regulations applicable to us. Although we have implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, partners or agents could result in delays in revenue recognition, financial reporting misstatements, enforcement actions, reputational harm, disgorgement of profits, fines, civil and criminal penalties, damages, injunctions, other collateral consequences or the prohibition of the importation or exportation of our solutions and could harm our business, financial condition, revenues, results of operations or cash flows.

Our international sales and operations subject us to additional risks and costs, including the ability to engage with customers in new geographies, exposure to foreign currency exchange rate fluctuations, that can adversely affect our business, financial condition, revenues, results of operations or cash flows.

We derive a significant portion of revenue from our customers in the United States. We are continuing to expand our international operations as part of our growth strategy. However, there are a variety of risks and costs associated with our international sales and operations, which include making investments prior to the proven adoption of our solutions, the cost of conducting our business internationally and hiring and training international employees and the costs associated with complying with local law. Furthermore, we cannot predict the rate at which our platform and solutions will be accepted in international markets by potential customers. We currently have sales, customer support and engineering personnel outside the United States in the United Kingdom, Australia and Canada, and have started the process of establishing a sales presence in Germany; however, our sales, support and engineering organization outside the United States is substantially smaller than our U.S. sales organization. We believe our ability to attract new customers to subscribe to our platform or to attract existing customers to renew or expand their use of our platform is directly correlated to the level of engagement we obtain with the customer. To the extent we are unable to effectively engage with non-U.S. customers due to our limited sales force capacity, we may be unable to effectively grow in international markets.

As our international operations expand, our exposure to the effects of fluctuations in currency exchange rates grows. While we has primarily transacted with customers in U.S. dollars, historically, we expect to continue to expand the number of transactions with our customers that are denominated in foreign currencies in the future. Additionally, fluctuations in the value of the U.S. dollar and foreign currencies may make our subscriptions more expensive for international customers, which could harm our business. Additionally, we incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency for such locations. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in an increase to the U.S. dollar equivalent of such expenses. These fluctuations could cause our results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations.

Our international operations may subject us to greater than anticipated tax liabilities.

The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

Our quantum computing systems may not be compatible with some or all industry-standard software and hardware in the future, which could harm our business.

We have focused our efforts on creating quantum computing hardware, the operating system for such hardware, a suite of low-level software programs that optimize execution of quantum algorithms on our hardware, application programing interfaces (“APIs”) to access our systems, software development kits (“SDKs”) for system and application developers, and quantum programming languages for low- and high-level application developers. The industry is rapidly evolving, and customers have many choices for programming languages, application libraries, APIs, and SDKs, some of which may not be compatible with our own languages, APIs or SDKs. Our quantum computing solutions are designed today to be compatible with most major quantum software development kits, including Qiskit, Cirq, and Open QASM, all of which are open source. If a proprietary (not open source) software toolset became the standard for quantum application development in the future by a competitor, usage of our hardware might be limited as a result which would have a negative impact on the Company. Similarly, if a piece of hardware became a necessary component for quantum computing (for instance, quantum networking) and we cannot integrate with, the result might have a negative impact on the Company.

If our customers are unable to achieve compatibility between other software and hardware and our hardware, it could impact our relationships with such customers or with customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum computing solutions could adversely affect our business, operating results and financial condition.

We may rely heavily on future collaborative partners and third parties to develop key, relevant algorithms and programming to make our quantum systems commercially viable.

We have entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with other companies to accomplish one or more of the following:

•	obtain expertise;

•	obtain sales and marketing services or support;

•	obtain equipment and facilities;

•	develop relationships with potential future customers; and

•	generate revenue.

We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to the Company, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could harm our business and financial condition.

System security and data protection breaches, as well as cyber-attacks, including state-sponsored attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

Cyber-attacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) are prevalent in the technology industry and our customers’ industries. In addition, we may experience attacks, unavailable systems, unauthorized access or disclosure due to employee theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state supported actors, and advanced persistent threat intrusions. The techniques may be used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities where our quantum computers are stored, and we may be unable to implement adequate preventative measures or stop security breaches while they are occurring. U.S. law enforcement agencies have indicated to us that quantum computing technology is of particular interest to certain malicious cyber threat actors. In addition, our cybersecurity risk could be increased as a result of the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia.

Our platform is built to be accessed through third-party public cloud providers such as AWS. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical means, such as actions by an employee with access to our systems. While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of sensitive or confidential information.

Actual or perceived breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about the Company, our partners, our customers or third parties could expose we and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to our brand and reputation or other harm to our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects our customers, or if we suffers a cyber-attack that impacts our ability to operate our platform, we may suffer material damage to our reputation, business, financial condition and results of operations.

Unfavorable conditions in our industry or the global economy, could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products and services. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to it. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to manufacture our products.

Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

Government actions and regulations, such as tariffs and trade protection measures, may limit our ability to obtain products from our suppliers or sell our products and services to customers. Political challenges between the United States and countries in which our suppliers are located, and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and those countries and other macroeconomic issues could adversely impact our business. The United States administration has announced tariffs on certain products imported into the United States, and some countries have imposed tariffs in response to the actions of the United States. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States or other countries that could have a material adverse effect on our business. Our technology may be deemed a matter of national security and as such our customer base may be tightly restricted. We may accept government grants that place restrictions on the business’ ability to operate.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and share price.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates, higher interest rates and uncertainty about economic stability. For example, the COVID-19 pandemic resulted in widespread unemployment, economic slowdown and extreme volatility in the capital markets. Similarly, the ongoing military conflict between Russia and Ukraine has created extreme volatility in the global capital markets and is expected to have further global economic consequences, including disruptions of the global supply chain and energy markets. Any such volatility and disruptions may have adverse consequences on us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased inflation rates have and are expected to adversely affect us by increasing our costs, including labor and employee benefit costs, and costs for equipment and system components associated with system development. In addition, higher inflation could also increase our customers’ operating costs, which could result in reduced budgets for our customers and potentially less demand for our systems. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations and financial condition.

If our cost and time estimates for fixed fee arrangements do not accurately anticipate the cost of servicing those arrangements, we could experience losses on these arrangements and our profitability could be reduced.

Our development contracts are typically fixed fee arrangements invoiced on a milestone basis. If we underestimate the amount of effort required to deliver on a contract and/or the period of time required to achieve the milestone, our profitability could be reduced. If the actual costs of completing the contract exceed the agreed upon fixed price, we would incur a loss on the arrangement.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate this material weakness or otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with our unaudited condensed consolidated financial statements for the nine months ended October 31, 2021, we identified a material weakness in our internal control over financial reporting related to the lack of effective review controls over the accounting for complex financial instruments. Specifically, the controls failed to identify an error in the accounting for complex warrant instruments. The corrected error related to the Company not properly accounting for the liability associated with the warrants to purchase common stock issued to Trinity Capital Inc. that was subsequently cancelled and reissued for a new warrant in connection with an amendment to our loan and security agreement as described in Note 6 to our unaudited consolidated financial statements included elsewhere in this Report.

In addition, during the second quarter of 2022, we also identified and corrected an immaterial error related to the revaluation of the liability associated with the same warrants issued to Trinity Capital. The error was made in the previously issued unaudited condensed consolidated financial statements as of and for the period ended March 31, 2022 as disclosed in Note 9 to the unaudited consolidated financial statements. We corrected the immaterial error in our financial statements as of and for the period ended June 30, 2022.

Our management previously concluded that this material weakness in our internal control over financial reporting was due to the fact that at the time we initially identified the material weakness, we did not have sufficient accounting resources and did not have the necessary business processes and related internal controls formally designed and implemented to address the accounting and financial reporting requirements related to this complex transaction. Our design and maintenance of controls to evaluate and monitor the accounting for these complex warrant liabilities were still not adequate as of June 30, 2022.

Our management is in the process of developing a remediation plan and is taking steps to remediate the material weakness. The material weakness will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and our management has concluded, through testing, that these controls are effective. Our management will continue to monitor the effectiveness of our remediation plan and will make the changes it determines to be appropriate. Although we intend to complete this remediation process as quickly as practicable, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating the material weakness. Furthermore, we cannot ensure that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in our internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses.

Although we continue to remediate our material weakness, we may be unable to remediate it in a timely manner or at all, and additional weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to remediate the material weakness or otherwise develop or maintain effective controls or any difficulties encountered in their implementation or improvement could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the listing requirements of the Nasdaq, investors may lose confidence in our financial reporting and our stock price may decline as a result.

Acquisitions, divestitures, strategic investments and strategic partnerships could disrupt our business and harm our financial condition and operating results.

We may pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic transactions, investments or partnerships. The identification of suitable acquisition, strategic investment or strategic partnership candidates can be costly and time consuming and can distract our management team from our current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all, and such transactions may adversely affect our liquidity and capital structure. Any strategic transaction might not strengthen our competitive position, may increase some of our risks, and may be viewed negatively by our customers, partners or investors. Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business. We may experience unexpected changes in how we are required to account for strategic transactions pursuant to U.S. GAAP and may not achieve the anticipated benefits of any strategic transaction. We may incur unexpected costs, claims or liabilities that we incur during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post acquisition for which we have limited or no recourse.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, its various strains or future pandemics.

We face various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic, including newly discovered strains of the virus. In response to the COVID-19 pandemic, governments have implemented significant measures, including, but not limited to, business closures, quarantines, travel restrictions, shelter-in-place, stay-at-home and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19 or future pandemics, there is likely to be an adverse impact on our potential customers, our employees and global economic conditions, and consumer confidence and spending, which could materially and adversely affect our operations and demand for our products.

The spread of COVID-19 has and may continue to impact our suppliers by disrupting the manufacturing, delivery and the overall supply chain of parts required to manufacture our quantum computers. In addition, various aspects of our business cannot be conducted remotely, such as the fabrication of quantum processors and the assembly of our quantum computers. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our future manufacturing plans, sales and marketing activities, business and results of operations. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.

Due to the fluid nature of the COVID-19 pandemic, uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows. During 2020, we scaled back our recruiting efforts to control costs and experienced weeklong onsite work stoppages due to quarantining related to the COVID-19 pandemic. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact our business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of COVID-19’s global economic impact, including any recession that has occurred or may occur in the future.

Our facilities or operations could be damaged or adversely affected as a result of prolonged power outages, natural disasters and other catastrophic events.

Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause delays in development and fabrication, the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Risks Related to Litigation and Government Regulation

State, federal and foreign laws and regulations related to privacy, data use and security could adversely affect us.

We are subject to state and federal laws and regulations related to privacy, data use and security. In addition, in recent years, there has been a heightened legislative and regulatory focus on data security, including requiring consumer notification in the event of a data breach. Legislation has been introduced in Congress and there have been several Congressional hearings addressing these issues. From time to time, Congress has considered, and may do so again, legislation establishing requirements for data security and response to data breaches that, if implemented, could affect us by increasing our costs of doing business. In addition, several states have enacted privacy or security breach legislation requiring varying levels of consumer notification in the event of a security breach. For example, the California Consumer Privacy Act (“CCPA”), which enhances consumer protection and privacy rights by granting consumers resident in California new rights with respect to the collection of their personal data and imposing new operational requirements on businesses, went into effect in January 2020. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. Several other states are considering similar legislation. Foreign governments are raising similar privacy and data security concerns. In particular, the European Union enacted a General Data Protection Regulation. China, Russia, Japan and other countries in Latin America and Asia are also strengthening their privacy laws and the enforcement of privacy and data security requirements. Complying with such laws and regulations may be time-consuming and require additional resources, and could therefore harm our business, financial condition and results of operations.

Contracts with U.S. government entities subject us to risks including early termination, audits, investigations, sanctions and penalties.

We have several contracts with various government entities, including contracts with NASA, the Defense Advanced Research Project Agency, and the Department of Energy, among others, and we may enter into additional contracts with U.S. government entities in the future, which subjects our business to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•

financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products and technologies are subject to U.S. export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control and economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products, technologies, and services to U.S. Government embargoed or sanctioned countries, governments, persons and entities. In addition, certain products and technology may be subject to export licensing or approval requirements. Exports of our products and technology must be made in compliance with export control and sanctions laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies in international markets or, in some cases, prevent the export or import of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to export or sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to export or sell our products and technologies would likely adversely affect our business, financial condition and results of operations.

We expect to incur significant costs in complying with these regulations. Regulations related to quantum computing are currently evolving and we face risks associated with changes to these regulations.

Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving stockholder, consumer, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business prospects, operating results, and financial condition. We may face inherent risk of exposure to claims in the event our quantum computers do not perform as expected or malfunction. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our quantum computers and business and inhibit or prevent commercialization of other future quantum computers, which would have material adverse effects on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

We are subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect our business, results of operation and reputation.

We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.

Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.

Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.

Risks Related to Intellectual Property

Our failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend our intellectual property rights, including patents and trade secrets. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure agreements with business partners and other third parties.

However, we may not be able to prevent unauthorized use of our intellectual property. Our trade secrets may also be compromised, which could cause us to lose our competitive advantage. Third parties may attempt to copy or otherwise obtain, use or infringe our intellectual property.

Monitoring and detecting unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent infringement or misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm Our business, results of operations, and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio, and third parties may develop competitive offerings in a manner that leaves us with limited means to enforce our intellectual property rights against them.

Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States.

Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition and operating results.

Our inability to secure patent protection or enforce our patent rights could have a material adverse effect on our ability to prevent others from commercializing similar products or technology.

The application and registration of patents involves complex legal and factual questions. As a result, we cannot be certain that the patent applications that we files will result in patents being issued, or that our patents and any future patents that do issue will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology, and this may make it difficult for us to obtain certain patent coverage on our own. Any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The intellectual property rights of others could bar us from licensing and exploiting any patents that issue from our pending applications, and the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards, or limit our ability to use certain key technologies in the future, all of which could harm our business.

Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation.

For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. Also, because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. The strength of our defenses will depend on the rights asserted, the interpretation of these rights, and our ability to invalidate the asserted rights. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense.

Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand third-party claims against their use. In addition, as compared to us, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. If a third party is able to obtain an injunction preventing us from using or accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Further, there could be public announcements of the intellectual property litigation, and if securities analysts, investors or others perceive the potential impact to be negative or risks to be substantial, it could have an adverse effect on the price of our common stock.

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Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•	cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•	redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•	indemnify third parties using our products or services.

The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources.

We rely on certain open-source software in our quantum systems. If licensing terms change, our business may be adversely affected.

Our platform utilizes software licensed to us by third-party authors under “open-source” licenses and we expect to continue to utilize open-source software in the future. The use of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. To the extent that our platform depends upon the successful operation of the open-source software we use, any undetected errors or defects in this open-source software could prevent the deployment or impair the functionality of our platform, delay new solution introductions, result in a failure of our platform and injure our reputation. For example, undetected errors or defects in open-source software could render us vulnerable to breaches or security attacks, and, in conjunction, make our systems more vulnerable to data breaches.

Furthermore, some open-source licenses require the release of proprietary source code combined with, linked to or distributed with such open-source software to be released to the public. If we combine, link or distribute our proprietary software with open-source software in a specific manner, we could, under some open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar solutions with lower development effort and time and ultimately put us at a competitive disadvantage.

Although we monitor our use of open-source software to avoid subjecting our platform to conditions we do not intend to attach to such platform or our proprietary code, we cannot assure you that our processes for controlling such use will be effective. If we are held to have breached the terms of an open-source software license, we could be required to seek licenses from third parties to continue operating using our solution on terms that are not economically feasible, to re-engineer our solution or the supporting computational infrastructure to discontinue use of code, or to make generally available, in source code form, portions of our proprietary code. This could allow our competitors to create similar solutions with lower development effort and time and ultimately put us at a competitive disadvantage.

Some of our intellectual property has been or may be conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government under such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendments Act. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in” rights). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States, and some of our license agreements require that we comply with this requirement. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Additional Risks Related to Ownership of Our Securities

The price of our common stock and Public Warrants has been and may continue to be volatile.

The price of our common stock and Public Warrants has been and may continue to be volatile. From March 2, 2022, the date our common stock and Public Warrants began trading on Nasdaq, through August 10, 2022, our stock price fluctuated from a low of $3.25 to a high of $11.37, and the price of our Public Warrants fluctuated from a low of $0.51 to a high of $2.20. The price of our common stock and Public Warrants may fluctuate due to a variety of factors, including, without limitation:

•	our ability to meet our technological milestones, including any delays;

•	changes in the industries in which we and our customers operate;

•	variations in our operating performance and the performance of our competitors in general;

•	material and adverse impact of the COVID-19

•	pandemic or the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia on the markets and the broader global economy;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale, including the significant percentage of shares of our common stock that may be offered for resale;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance, including with respect to our technical roadmap;

•	the development and sustainability of an active trading market for our stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

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other events or factors, including recessions, increases in inflation and interest rates, foreign currency fluctuations, international tariffs, social, political and economic risks, natural disasters, acts of war (including the conflict involving Russia and Ukraine), terrorism or responses to such events.

These market and industry factors may materially reduce the market price of our common stock and our Public Warrants regardless of the operating performance of the Company. In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act, which could result in sanctions or other penalties that would adversely impact our business.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs resulting from public company reporting obligations under the Securities Act or the Exchange Act, and regulations regarding corporate governance practices. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, the listing requirements of the Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We have begun to hire additional accounting, finance, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We are currently evaluating these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a result of recently becoming a public company or the timing of such costs. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Pursuant to Sarbanes-Oxley Act Section 404, we will be required to furnish a report by our management on our internal control over financial reporting in our Annual Reports on Form 10-K with the SEC. In order to continue to maintain effective internal controls to support growth and public company requirements, we will need additional financial personnel, systems and resources. However, while we remain an emerging growth company, we are not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Sarbanes-Oxley Act Section 404 within the prescribed period, we will be engaged in a process to enhance our documentation and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Sarbanes-Oxley Act Section 404. We previously have identified a material weakness. See “— We have, in the past, identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate this material weakness or otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.” If we identify additional material weaknesses in the future, they could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We will incur substantial costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. In addition, key members of our management team have limited experience managing a public company.

As a public company, we incur substantial legal, accounting, and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC and the listing standards of Nasdaq. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition and results of operations. Compliance with these rules and regulations increase our legal and financial compliance costs and increase demand on our systems, particularly after we are no longer an emerging growth company. In addition, as a public company, we may be subject to shareholder activism, which can lead to additional substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this Report and in filings required of a public company, our business and financial condition are more visible, which may result in threatened or actual litigation, including by competitors.

Certain members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of the business, which could adversely affect our business, financial condition, and results of operations.

Concentration of ownership among our executive officers, directors and their respective affiliates may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Our current executive officers and directors and their respective affiliates beneficially own, in the aggregate, approximately 34.9% of outstanding common stock as of August 5, 2022. This significant concentration of ownership may have a negative impact on the trading price for our common stock because investors often perceive disadvantages in owning stock in companies where there is a concentration of ownership in a small number of stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit other stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to finance the further development and expansion of our business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions; and

•	expansion to new markets.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our securities.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. If no analysts commence coverage of us, the market price and volume for our securities could be adversely affected.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Sales of our securities, or the perception of such sales, by us or holders of our securities in the public market or otherwise could cause the market price for our securities to decline and even in such case certain holders of our securities may still have an incentive to sell our securities.

The sale of our securities in the public market or otherwise, or the perception that such sales could occur, could harm the prevailing market price of shares of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell securities in the future at a time and at a price that it deems appropriate. Resales of our securities may cause the market price of our securities to drop significantly, even if our business is doing well.

Although Supernova Sponsor and the Legacy Rigetti securityholders will be prohibited from transferring any share of common stock until the earlier of (i) the date that is six months following the Closing Date and (ii) the first date on which the daily closing price of common stock has been greater than or equal to $12.00 per share (subject to customary adjustments) for any 20 trading days within a 30-trading-day period commencing at least 90 days after the Closing Date, in each case, subject to certain customary exceptions, these shares may be sold after the expiration or early termination or release of the respective applicable lock-up provisions in the Sponsor Support Agreement with respect to the Supernova Sponsor or Bylaws with respect to the Legacy Rigetti securityholders.

Following the expiration of the applicable lock-ups and as restrictions on resale end and registration statements are available for use, the market price of our common stock could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Pursuant to registration rights we have with certain holders of our securities, we filed a resale shelf registration statement covering the resale of up to an aggregate of 96,941,181 shares of our common stock, which was declared effective on June 1, 2022. We have also agreed to register the resale of 1,000,000 shares of our common stock issued or issuable upon exercise of the Ampere warrant. As of August 5, 2022, the number of shares of our common stock that have been or expected to be available for potential resale by holders represented approximately 61.9% of our shares outstanding (after giving effect to the issuance of shares upon exercise of outstanding Public Warrants, Private Warrants, the exercise or settlement of outstanding warrants, options or restricted stock units of Legacy Rigetti assumed in the Business Combination, settlement of outstanding equity awards under the 2022 Plan and exercise of the Ampere Warrant in full). In addition, we have agreed to file a resale registration statement covering the resale by B. Riley of shares of Common Stock that we may issue to B. Riley in an aggregate amount of up to the lesser of (i) $75.0 million and (ii) an amount not to exceed approximately 23,648,889 shares of Common Stock (such number of shares equal to approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the agreement) in connection with our committed equity financing. Given this substantial number of shares available for resale, the sale of shares by such holders, or the perception in the market that holders of a large number of shares intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. Even if our trading price is significantly below $10.00, the offering price for the units offered in Supernova’s IPO, certain holders of our securities may still have an incentive to sell shares of our common stock because they purchased the shares at prices lower than the public investors or the current trading price of our common stock. Further, the purchase price for the shares that we may sell to B. Riley under our committed equity financing will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. If and when we do sell shares to B. Riley, after B. Riley has acquired the shares, B. Riley may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to B. Riley, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. The decision to sell any shares of our common stock to sell to B. Riley under the committed equity financing will depend on market conditions, the trading prices of our common stock and other considerations, and we cannot guarantee the extent to which we may utilize the committed equity financing.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our common stock and may be dilutive to existing stockholders.

We expect that significant additional capital will be needed in the near future to continue our planned operations. In the future, we may incur debt or issue equity ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders. In addition, our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of shares of common stock by selling securityholders which could result in a significant decline in the trading price of our common stock and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

We may issue additional shares of common stock from time to time, including under our equity incentive plans and employee stock purchase plan, or preferred stock. Any such issuances would dilute the interest of our shareholders and likely present other risks.

We may issue additional shares of common stock from time to time, including under our equity incentive plans or employee stock purchase plan, or preferred stock.

Common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of our common stock initially reserved for future issuance under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) is 18,332,215 shares. We have filed a registration statement on Form S-8 under the Securities Act, which became effective on June 10, 2022, to register the issuance of the 18,332,215 shares reserved under the 2022 Plan, the issuance of common stock under the Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), which has an initial reserve of 3,055,370 shares, the resale of up to 18,367,696 shares subject to equity awards issued under the 2013 Plan and the resale of up to 2,053 shares subject to equity awards issued under QxBranch, Inc. 2018 Equity Compensation Plan. In addition, we may file one or more registration statements on Form S-8 under the Securities Act to register additional shares of common stock or securities convertible into or exchangeable for shares of common stock issued pursuant to our equity incentive plans and employee stock purchase plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements may be immediately available for sale in the open market.

Sales of a substantial number of our common stock in the public market could occur at any time.

Any such issuances of additional shares of common stock or preferred stock:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We are currently an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and bylaws of the Company (the “Bylaws”) and the General Corporation Law of the State of Delaware (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the board of directors of Rigetti (the “Board”) and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

•	providing for a classified board of directors with staggered, three-year terms;

•

the ability of the Board to issue up to 10,000,000 shares of preferred stock, including “blank check” preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•

provide that, subject to the rights of the holders of any series of preferred stock, any individual director or directors may be removed only with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the chairperson of the Board, the chief executive officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

The Certificate of Incorporation designates the Court of Chancery of the State of Delaware or the United States federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of Rigetti to Rigetti or our stockholders, (iii) any action or claim against the Company or any current or former director, officer or other employee or stockholder of the Company, arising out of or pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) any action or claim as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action against the Company or any current or former director, officer or other employee or stockholder of the Company, governed by the internal-affairs doctrine of the law of the State of Delaware, in all cases to the fullest extent permitted by law. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the United States federal district courts will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, United States federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.

This choice of forum provision in our Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims.

There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Our warrants, including our Public Warrants, Private Warrants and other warrants we have issued, are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

We are subject to complex securities laws and regulations and accounting principles and interpretations. The preparation of our financial statements requires us to interpret accounting principles and guidance and to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. We base our interpretations, estimates and judgments on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for the preparation of our financial statements. GAAP presentation is subject to interpretation by the SEC, the Financial Accounting Standards Board and various other bodies formed to interpret and create appropriate accounting principles and guidance. If one of these bodies disagrees with our accounting recognition, measurement or disclosure or any of our accounting interpretations, estimates or assumptions, it may have a significant effect on our reported results and may retroactively affect previously reported results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”).

Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our Warrants. As a result of the SEC Statement, Rigetti reevaluated the accounting treatment of the 8,625,000 Public Warrants and 4,450,000 Private Warrants, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included Rigetti’s balance sheet as of June 30, 2022 contained in this Report are derivative liabilities related to embedded features contained within our Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities.

No assurance can be given that additional guidance or new regulations or accounting principles and interpretations will not be released that would require us to reclassify our Warrants as liabilities measured at fair value, with changes in fair value reported each period in earnings and/or require a restatement of our financial statements with respect to treatment of the Warrants.

Any restatement of our financial results could, among other potential adverse effects:

•	result in us incurring substantial costs;

•	affect our ability to timely file our periodic reports until the restatement is completed;

•	divert the attention of our management and employees from managing our business;

•	result in material changes to our historical and future financial results;

•	result in investors losing confidence in our operating results;

•	subject us to securities class action litigation; and

•	cause our stock price to decline.

Our Warrants are exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As a result of the Business Combination being consummated, outstanding Warrants to purchase an aggregate of 13,074,972 shares of common stock became exercisable in accordance with the terms of the warrant agreement. These Warrants became exercisable on April 1, 2022. The exercise price of these Warrants is $11.50 per share, or approximately $150.4 million, assuming none of the Warrants are exercised through “cashless” exercise. To the extent such Warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $11.50 per share, we believe holders of our Public Warrants and Private Warrants will be unlikely to exercise their Warrants. On August 10, 2022, the last reported sales price of our common stock was $4.47 per share.

Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of common stock. However, there is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless. See “—The warrants may never be in the money, and they may expire worthless and the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.”

The Warrants may never be in the money, and they may expire worthless and the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The exercise price for our Warrants is $11.50 per share of common stock. We believe the likelihood that warrant holders will exercise their Public Warrants and Private Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no guarantee that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless. Our Warrants became exercisable on April 1, 2022.

The Warrants were issued in registered form under a warrant agreement (the “warrant agreement”) between American Stock Transfer & Trust Company, as warrant agent, and Supernova. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Warrants or any provision of the warrant agreement with respect to the Private Warrants, 50% of the number of the then outstanding Private Warrants. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a Warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making such Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to: (i) exercise your Warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

In addition, we may redeem your Warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants prior to redemption for a number of shares of common stock determined based on the redemption date and the fair market value of our common stock.

The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants, including because the number of shares of common stock received is capped at 0.361 share of common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants. None of the Private Warrants will be redeemable by us, subject to certain circumstances, so long as they are held by Supernova Sponsor or its permitted transferees.

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Under the warrant agreement, we also agree that we will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Public Warrants or Private Warrants will be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Public Warrants or Private Warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a) Unregistered Sales of Equity Securities

As previously disclosed, in connection with the execution of the Merger Agreement, on October 6, 2021, Legacy Rigetti entered into a warrant subscription agreement (the “Warrant Subscription Agreement”) with Ampere Computing LLC (“Ampere”) for the purchase of a warrant for an aggregate purchase price (including amounts for exercise) of $10,000,000 pursuant to which the warrant may be exercised by Ampere at an exercise price of $0.0001 per share for 1,000,000 shares of our common stock. The Warrant Subscription Agreement was assumed by the post-combination company pursuant to the Merger Agreement in connection with the closing of the Business Combination.

On June 30, 2022, pursuant to the Warrant Subscription Agreement, we issued the warrant to Ampere upon receipt of an aggregate of $5 million (including the exercise price), and upon such payment and issuance, 500,000 shares of our common stock vested under the warrant and were immediately exercised by Ampere pursuant to the terms of the warrant. The purchase of the warrant pursuant to the Warrant Subscription Agreement was conditioned upon, among other things, the consummation of the Business Combination pursuant to the Merger Agreement and the entry into a collaboration agreement between Legacy Rigetti and Ampere. Pursuant to the Warrant Subscription Agreement, Ampere is required to pay an additional $4,999,950 to us no later than the second anniversary of the date of the Warrant Subscription Agreement, and upon such payment, the warrant will vest and be exercisable by Ampere with respect to the remaining 500,000 shares of our common stock pursuant to the terms of the warrant. The warrant and the shares of common stock issued pursuant to the warrant have not been registered under the Securities Act of 1933, as amended, and were issued in reliance on an exemption from such registration.

During the quarter ended June 30, 2022, we issued and sold to certain directors, officers, employees, consultants, and other service providers an aggregate of 229,606 shares of our common stock upon the exercise of options under the 2013 Plan at an exercise price of $0.27 per share, for aggregate cash consideration of approximately $62,431.

The foregoing transactions did not involve any underwriters, any underwriting discounts or commissions, or any public offering. We believe the offers, sales, and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), because the issuance of securities to the recipient did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access, through their relationships with us or otherwise, to information about us. The issuances of these securities were made without any general solicitation or advertising.

(b) Use of Proceeds

Not applicable.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Purchase Agreement and Registration Rights Agreement with B. Riley Principal Capital II, LLC

The information included in this Item 5 is provided in lieu of filing such information on a Current Report on Form 8-K under Item 1.01. Entry into a Material Definitive Agreement and Item 3.02 Unregistered Sales of Equity Securities.

On August 11, 2022, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth therein, we will have the right to sell to B. Riley up to $75,000,000 of newly issued shares (the “Shares”) of the our common stock, par value $0.0001 per share (the “Common Stock”) (subject to certain conditions and limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the Purchase Agreement.

Upon the initial satisfaction of the conditions to B. Riley’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley of shares of Common Stock issued to it by us under the Purchase Agreement (the “Registration Statement”), which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement, to direct B. Riley to purchase a specified amount of shares (each, a “Purchase”) not to exceed the lesser of (i) 1,000,000 shares of Common Stock and (ii) 20% of the total aggregate number (or volume) of shares of Common Stock traded on The Nasdaq Capital Market (“Nasdaq”) during the applicable Purchase Valuation Period (as defined below) (the lesser of these two amounts, the “Purchase Maximum Amount”) (and subject to certain additional limitations set forth in the Purchase Agreement) (the number of shares to be purchased giving effect to the Purchase Maximum Amount and all additional limitations, the “Purchase Share Amount”) by timely delivering written notice (the “Purchase Notice”) to B. Riley prior to the commencement of trading of the Common Stock on Nasdaq on any trading day (the “Purchase Date”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $1.00 (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases (as defined below) by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time the Company delivers such Purchase Notice to B. Riley.

The per share purchase price that B. Riley is required to pay in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (the “VWAP”) during the full primary (or “regular”) trading session on Nasdaq on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if the total aggregate volume of shares of Common Stock traded on Nasdaq reaches an amount equal to the Purchase Share Amount divided by 0.20 (subject to certain adjustments) (the “Purchase Share Volume Maximum”) prior to the official close of the regular trading session on Nasdaq on such Purchase Date, then the VWAP will be calculated only for the period beginning at the official open of the regular trading session and ending at such time that the total aggregate volume of shares of Common Stock traded on Nasdaq reaches the Purchase Share Volume Maximum for such Purchase (as applicable), less a fixed 3% discount to the VWAP for such Purchase Valuation Period.

For purposes of calculating the VWAP and the Purchase Share Volume Maximum under the Purchase Agreement, the following transactions on the applicable Purchase Date are excluded (collectively, the “Excluded Transactions”): (i) the opening or first purchase of Common Stock at or following the open of trading on Nasdaq; (ii) the last or closing sale of Common Stock on Nasdaq; and (iii) all sales of Common Stock on Nasdaq during the applicable Purchase Valuation Period (as defined below) at a sale price less than the minimum price threshold specified by us in the Purchase Notice for such Purchase (or if no such minimum price threshold is specified by us in the Purchase Notice, the minimum price threshold shall equal 90% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase) (the “Minimum Price Threshold”).

From and after Commencement, we will control the timing and amount of any sales of Common Stock to B. Riley. Actual sales of shares of Common Stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the our Common Stock and determinations by us as to the appropriate sources of funding for its business and its operations.

In addition to the regular Purchases described above, if either (i) we do not effect a regular Purchase on a trading day that it otherwise could have selected as a Purchase Date for a regular Purchase pursuant to the Purchase Agreement (or we fail to timely deliver to B. Riley a Purchase Notice for a regular Purchase on such trading day) or (ii) we have timely delivered a Purchase Notice for a regular Purchase on a Purchase Date, and the Purchase Valuation Period for such Purchase has ended prior to 3:30 p.m., Eastern time, on such Purchase Date, then, in either case, we shall also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on such trading day (which may be the same Purchase Date as a regular Purchase) an additional specified amount of Common Stock (each, an “Intraday Purchase”), not to exceed the applicable Purchase Maximum Amount for such Purchase (and subject to certain additional limitations set forth in the Purchase Agreement) (the “Intraday Purchase Volume Maximum”), by the delivery to B. Riley of an irrevocable written purchase notice, after 10:00 a.m., Eastern time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period(s) (as defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended), and prior to 3:30 p.m., Eastern time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time the Company delivers such Intraday Purchase Notice to B. Riley.

The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, provided that the VWAP for such Intraday Purchase will be measured during the portion of the normal trading hours on Nasdaq on the applicable Purchase Date that will begin at the latest of (i) the time of confirmation of B. Riley’s receipt of the applicable Intraday Purchase Notice, (ii) the time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended and (iii) the time that the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earlier of (x) 3:59 p.m., Eastern time, on such Purchase Date and (y) such time that the total aggregate volume of shares of Common Stock traded on Nasdaq reaches the Intraday Purchase Share Amount to be purchased by B. Riley in such Intraday Purchase divided by 0.20 (calculated in accordance with the Purchase Agreement) (the “Intraday Purchase Share Volume Maximum”) (such period for each Intraday Purchase, the “Intraday Purchase Valuation Period”), less a fixed 3% discount to the VWAP for such Intraday Purchase Valuation Period.

For purposes of calculating the VWAP for an Intraday Purchase and the Intraday Purchase Share Volume Maximum under the Purchase Agreement, the Excluded Transactions on the applicable Purchase Date Purchase Date are excluded.

There is no upper limit on the price per share that B. Riley could be obligated to pay for the Common Stock that we may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. The purchase price per share of Common Stock that we may elect to sell to B. Riley in a Purchase and an Intraday Purchase under the Purchase Agreement will be equitably adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring during the applicable Purchase Valuation Period for such Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley under the Purchase Agreement more than 23,648,889 shares of Common Stock, which number of shares is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. The Exchange Cap will not be applicable if the average price per share paid by B. Riley for all of the shares of Common Stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.45 per share (which price is calculated based upon the lower of the official closing price of the Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of Common Stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of its Common Stock to B. Riley. We expect that any proceeds received by us from such sales to B. Riley will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 24-month anniversary of the Commencement Date, (ii) the date on which B. Riley shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $75,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for one trading day, (iv) the 30th trading day after the date on which we commence a voluntary bankruptcy proceeding or any third party commences a bankruptcy proceeding against us that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or if we make a general assignment for the benefit of creditors. We have the right to terminate the Purchase Agreement at any time after Commencement upon ten trading days’ prior written notice to B. Riley. B. Riley has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to us upon the occurrence of certain events set forth in the Purchase Agreement. We may also mutually agree with B. Riley to terminate the Purchase Agreement by mutual written consent. No termination of the Purchase Agreement will be effective until the fifth trading day immediately following the settlement date related to any pending Purchase that has not been fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

As consideration for B. Riley’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 171,008 shares of Common Stock to B. Riley (the “Commitment Shares”). In addition, we have agreement to reimburse certain reasonable legal fees and disbursements of B. Riley’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. In the Purchase Agreement, B. Riley represented to us among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Shares and the Commitment Shares are being issued and sold by us to B. Riley in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.5 and Exhibit 10.6, respectively.

This Quarterly Report shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 6. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

2.1+	Agreement and Plan of Merger, dated as of October 6, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	October 6, 2021

2.2	First Amendment to Agreement and Plan of Merger, dated as of December 23, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	December 23, 2021

2.3	Second Amendment to Agreement and Plan of Merger, dated as of January 10, 2022, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	January 10, 2022

3.1	Certificate of Incorporation of Rigetti Computing, Inc.	8-K	001-40140	3.1	March 7, 2022

3.2	Bylaws of Rigetti Computing, Inc.	8-K	001-40140	3.2	March 7, 2022

10.1#	Form of RSU Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan.	S-8	333-265516	99.3	June 10, 2022

10.2#*	Non-Employee Director Compensation Policy.

10.3	Warrant Subscription Agreement, dated as of October 6, 2021, between Rigetti Holdings, Inc. and Ampere Computing LLC	8-K	00-40140	99.2	July 6, 2022

10.4	Ampere Warrant, dated as of June 30, 2022, issued by Rigetti Computing, Inc.	8-K	001-40140	99.3	July 6, 2022

10.5*+	Common Stock Purchase Agreement, dated August 11, 2022, by and between Rigetti Computing, Inc. Corp. and B. Riley Principal Capital II, LLC.

10.6*	Registration Rights Agreement, dated August 11, 2022, by and between Rigetti Computing, Inc. Corp. and B. Riley Principal Capital II, LLC.

31.1*	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	Inline XBRL Instance Document—the instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
**

Furnished herewith. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Rigetti Computing, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGETTI COMPUTING, INC
(Registrant)

Dated: August 11, 2022	By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer
(Authorized Signatory, Principal Financial Officer and Principal Accounting Officer)

Exhibit 10.2

RIGETTI COMPUTING, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

EFFECTIVE AS OF JUNE 8, 2022

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Rigetti Computing, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (“Policy”) for his or her Board service following the date first set forth above (the “Effective Date”). An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be, in accordance with this Policy. This Policy is effective as of the Effective Date and may be amended at any time in the sole discretion of the Board or Compensation Committee of the Board (“Compensation Committee”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Company’s 2022 Equity Incentive Plan, or any successor thereto (the “Plan”).

Annual Cash Compensation

The annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid on the last day of the first fiscal quarter in which the Eligible Director provides the service and regular full quarterly payments thereafter. All annual cash fees are vested upon payment. If an Eligible Director terminates service on the Board or a committee during the course of a fiscal quarter, the annual retainer amount for the fiscal quarter in which such termination occurs will be prorated based on days served in such fiscal quarter.

1.	Annual Board Service Retainer:

a.	All Eligible Directors: $40,000

b.	Non-Executive Chair (in addition to annual service retainer): $25,000

2.	Annual Committee Chair Service Retainer:

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Compensation Committee: $12,000

c.	Chair of the Nominating and Corporate Governance Committee: $9,000

3.	Annual Committee Member Service Retainer (not applicable to Committee Chairs):

a.	Member of the Audit Committee: $10,000

b.	Member of the Compensation Committee: $6,000

c.	Member of the Nominating and Corporate Governance Committee: $4,500

Expenses

The Company will reimburse Eligible Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense Policy, as in effect from time to time.

Equity Compensation

All grants of equity awards to Eligible Directors pursuant to this Policy will be automatic and nondiscretionary (without the need for any additional corporate action by the Board or the Compensation Committee) and will be made in accordance with the following provisions. The equity compensation set forth below will be granted subject to the terms and conditions of the Plan and an applicable award agreement.

Initial Grant: For each Eligible Director who is (i) serving on the Board immediately following the Effective Date or (ii) first elected or appointed to the Board following the Effective Date, (A) on the date on which a registration statement on Form S-8 is filed and effective covering the RSUs (as defined below) (“Form S-8”), with respect to clause (i) and (B) on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter or, if there is not a Form S-8 on the date of such initial election or appointment, then the date on which a Form S-8 is filed and effective), with respect to clause (ii), the Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted restricted stock units (“RSUs”) with respect to shares of Common Stock with an aggregate Fair Market Value (as defined in the Plan) as of the grant date equal to $210,000 (the “Initial RSU Grant”); provided that such Eligible Director remains in Continuous Service through the grant date. For the avoidance of doubt, the grant of any Initial RSU Grant pursuant to clause (i) above is contingent and effective upon the filing and effectiveness of a Form S-8. The Initial RSU Grant will vest over a three-year period, with one-third (1/3) of the Initial RSU Grant vesting on the first anniversary of the grant date, one-third (1/3) of the Initial RSU Grant vesting on the second anniversary of the grant date and the remaining one-third (1/3) of the Initial RSU Grant vesting on the third anniversary of the grant date, such that the Initial RSU Grant is fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through each such vesting date..

Annual Grant: On the date on which a Form S-8 is filed and effective (in the case of any Eligible Director as of the Effective Date) and, thereafter, on the date of each annual stockholder meeting of the Company (each, an “Annual Meeting”) held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such Annual Meeting (excluding any Eligible Director who is first appointed or elected by the Board at the Annual Meeting) will be automatically, and without further action by the Board or the Compensation Committee, granted RSUs with an aggregate Fair Market Value as of the grant date equal to $140,000 (the “Annual RSU Grant”); provided that such Eligible Director remains in Continuous Service through the grant date. For the avoidance of doubt, any Annual RSU Grant to an Eligible Director as of the Effective Date is contingent and effective upon the filing and effectiveness of a Form S-8. The Annual RSU Grant will vest in full on the earlier of (i) the date of the following year’s Annual Meeting (or the date immediately prior to the next Annual Meeting if the Eligible Director’s service as a director ends at such Annual Meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the one-year anniversary measured from the date of grant, in each case subject to the Eligible Director’s Continuous Service through such vesting date. With respect to an Eligible Director who, following the Effective Date, was first elected or appointed to the Board on a date other than the date of the Annual Meeting, upon the first Annual Meeting following such Eligible Director’s first joining the Board, such Eligible Director’s first Annual Grant will be pro-rated to reflect the time between such Eligible Director’s election or appointment date and the date of such first Annual Meeting.

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Settlement of RSUs: The Common Stock to be issued upon settlement of vested RSUs under Initial RSU Grants and Annual RSU Grants will be delivered on the applicable vesting date, or as soon as practicable thereafter, subject to the terms and conditions of the applicable form of RSU grant notice and agreement approved by the Board, provided, that such Common Stock shall be delivered no later than the date that is the 15th day of the third calendar month of the year following the year in which such shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

Acceleration of Equity Grants: Notwithstanding the foregoing vesting schedules, the Initial RSU Grants and Annual RSU Grants shall vest in full immediately prior to, but conditioned upon, the closing of a Change in Control (as defined in the Plan), subject to such Eligible Director remaining in Continuous Service with the Company until immediately prior to the closing of such Change in Control.

Additional Provisions

All provisions of the Plan not inconsistent with this Policy will apply to awards granted to Eligible Directors. Eligible Directors will be required to execute an award agreement in a form satisfactory to the Company prior to receipt of an equity grant. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company no later than thirty business days prior to the date cash is to be paid or equity awards are to be granted, provided, that if an Eligible Director is not providing services to the Board on the date that is thirty business days prior to the date cash is to be paid or equity awards are to be granted, then such Eligible Director may notify the Company as soon as possible prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

Non-Employee Director Compensation Limit

Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as an Eligible Director shall in no event exceed the limits set forth in Section 3(d) of the Plan.

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Exhibit 10.5

Certain identified information marked with [***] has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

COMMON STOCK PURCHASE AGREEMENT

Dated as of August 11, 2022

by and between

RIGETTI COMPUTING, INC.

and

B. RILEY PRINCIPAL CAPITAL II, LLC

i

ii

Annex I. Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of August 11, 2022 (this “Agreement”), by and between B. Riley Principal Capital II, LLC, a Delaware limited liability company (the “Investor”), and Rigetti Computing, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $75,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.4);

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Commitment Shares pursuant to and in accordance with Section 10.1(ii);

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $75,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.4 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices and Intraday VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), to the offices of Duane Morris LLP, 1540 Broadway, New York, NY 10036, at 10:00 a.m, New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase and each Intraday VWAP Purchase (as applicable). The delivery of Shares in respect of each VWAP Purchase and each Intraday VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.3.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 5:30 p.m., New York City time, on the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the issuance of the Commitment Shares to the Investor in accordance with Section 10.1(ii), and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration

2

Rights Agreement. At or before the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase on the applicable Purchase Date therefor, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may timely deliver to the Investor a VWAP Purchase Notice for a VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such VWAP Purchase, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) pursuant to this Agreement have been received by the Investor as DWAC Shares prior to the Company’s delivery to the Investor of such VWAP Purchase Notice for such VWAP Purchase on such Purchase Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each VWAP Purchase, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable VWAP Purchase Notice, a written confirmation for such VWAP Purchase, setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

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Section 3.2. Intraday VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to VWAP Purchases as described in Section 3.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Intraday VWAP Purchase Notice on the applicable Purchase Date therefor, to purchase a specified Intraday VWAP Purchase Share Amount, which shall not exceed the applicable Intraday VWAP Purchase Maximum Amount, at the applicable Intraday VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, an “Intraday VWAP Purchase”). The Company may timely deliver to the Investor an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such Intraday VWAP Purchase, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) have been received by the Investor as DWAC Shares prior to the Company’s delivery to the Investor of such Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on such Purchase Date. The Investor is obligated to accept each Intraday VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Intraday VWAP Purchase Notice directing the Investor to purchase an Intraday VWAP Purchase Share Amount in excess of the applicable Intraday VWAP Purchase Maximum Amount that the Company is then permitted to include in such Intraday VWAP Purchase Notice, such Intraday VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Intraday VWAP Purchase Share Amount set forth in such Intraday VWAP Purchase Notice exceeds such applicable Intraday VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Intraday VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Intraday VWAP Purchase Maximum Amount pursuant to such Intraday VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date on which one or more Intraday VWAP Purchases shall have occurred, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday VWAP Purchase Notice, a written confirmation for each such Intraday VWAP Purchase, setting forth the applicable Intraday VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Intraday VWAP Purchase, and the total aggregate Intraday VWAP Purchase Price to be paid by the Investor for the total Intraday VWAP Purchase Share Amount purchased by the Investor in such Intraday VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any Intraday VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.3. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase, and the Shares constituting the applicable Intraday VWAP Purchase Share Amount purchased by the Investor in each Intraday VWAP Purchase (as applicable), in each case shall be delivered to the Investor as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the Purchase Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as

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applicable) (the “Purchase Share Delivery Date”). For (a) each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such VWAP Purchase and (2) the applicable VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such VWAP Purchase, and (b) each Intraday VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such Intraday VWAP Purchase and (2) the applicable Intraday VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Intraday VWAP Purchase, in each case via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase and Intraday VWAP Purchase (as applicable) on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.3, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Company or its transfer agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase or an Intraday VWAP Purchase prior to 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such VWAP Purchase or such Intraday VWAP Purchase (as applicable), then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase or such Intraday VWAP Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock to the Investor in connection with any VWAP Purchase or Intraday VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

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Section 3.4. Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.4(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 23,648,889 shares of Common Stock (such number of shares equal to approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares of Common Stock, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 3.4(b)).

(b) At-Market Transaction. Notwithstanding Section 3.4(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 3.4(a) is obtained). The parties acknowledge and agree that the Minimum Price used to determine the Base Price hereunder represents the lower of (i) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Trading Day immediately prior to the date of this Agreement and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date of this Agreement.

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 3.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.5. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company

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shall each cooperate in good faith in the determinations required under this Section 3.5 and the application of this Section 3.5. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5 to the extent necessary to properly give effect to the limitations contained in this Section 3.5.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its officers or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any Governmental Authority applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such

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conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a

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party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 7.2(xvi)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, other than the Commitment Shares. During the Investment Period, the Investor will not acquire for its own account any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase or an Intraday VWAP Purchase (as applicable) if the Company or its transfer agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase or such Intraday VWAP Purchase (as applicable) to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.3 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its Affiliates, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

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Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution (Conflict of Interest)” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor, if any (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. The Company is duly licensed or qualified and in good standing (or equivalent status, as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status, as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice and any Intraday VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

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Section 5.3. Capitalization. The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). As of June 30, 2022, the Company had 117,102,735 shares of Common Stock and no shares of Preferred Stock outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents and the Disclosure Schedule, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4. Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice or pursuant to a particular Intraday VWAP Purchase Notice (as applicable), will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice and prior to the delivery to the Investor hereunder of such Intraday VWAP Purchase Notice (as applicable), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. An aggregate of 23,477,881 shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases and Intraday VWAP Purchases under this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a

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default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since March 1, 2022, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the Closing Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, as of the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not

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apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. Except as disclosed in the Commission Documents, there are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply in all material respects with the applicable requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial

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statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as set forth in the Commission Documents, from and after March 1, 2022, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Commission Documents, the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Commission Documents, since March 1, 2022, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Commission Documents, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company presented in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of March 31, 2022 and, except as set forth in such Form 10-Q or any Commission Document filed with the Commission for a period subsequent to the period covered by such Form 10-Q, the “disclosure controls and procedures” are effective.

(d) BDO USA, LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Merger 8-K, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, BDO USA, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) Since March 1, 2022, the Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

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Section 5.7. Subsidiaries. Exhibit 21.1 to the Merger 8-K sets forth each Material Subsidiary as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, and the Company does not have any other Subsidiaries as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K. Each Subsidiary of the Company has been duly formed or organized, is validly existing under the applicable laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing (or equivalent status as applicable) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since March 1, 2022: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; and (ii) the Company and its Subsidiaries have conducted their respective business consistent with past practice in all material respects.

Section 5.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on the consolidated balance sheet of the Company (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses since March 31, 2022 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10. No Material Defaults. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has defaulted on any installment on Indebtedness or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company and its Subsidiaries are financially solvent and are generally able to pay their respective debts as they become due.

Section 5.12. Title To Assets. Each of the Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title to all personal property reflected as owned by them in the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Commission Documents that are material to the business, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except such as are disclosed in the Commission Documents or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any Leased Real Property, improvements, buildings, equipment and personal property held under lease by the Company or any Subsidiary of the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Commission Documents or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, buildings, equipment and personal property by the Company or such Subsidiary.

Section 5.13. Actions Pending. Except as disclosed in the Commission Documents, there are no pending or, to the Knowledge of the Company, threatened, Actions and, to the Knowledge of the Company, there are no pending or threatened in writing investigations against the Company or any of its Subsidiaries, or otherwise affecting the Company or any of its Subsidiaries, or any of their respective assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company or any of its Subsidiaries, nor any of their respective material properties, assets or businesses, is subject to any Governmental Order, or, to the Knowledge of the Company, any continuing investigation by, any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Company or any of its Subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the other Transaction Documents.

Section 5.14. Compliance With Laws; Permits. Except (i) with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.18), (ii) as set forth in the Commission Documents and (iii) where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are, and since March 1, 2022 have been, in compliance in all material respects with all applicable Laws. The Company has not received any written notice from any Governmental Authority of a violation of any applicable Law by the Company or any of its Subsidiaries at any time since March 1, 2022, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have timely obtained and hold all material Permits (the “Material Permits”) that are required to own, lease or operate their respective

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properties and assets and to conduct their respective businesses as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries is under investigation with respect to the violation of any Laws, and there are no facts or circumstances which could reasonably form the basis for any such violation. There are no statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to the Company or any of its Subsidiaries or to their respective businesses, assets or properties that are required to be described in any Commission Document that are not described therein as required.

Section 5.15. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17. Intellectual Property. Except as otherwise disclosed in the Commission Documents, the Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since March 1, 2022, the Company and its Subsidiaries have not received any written notice of any claim of infringement or other violation of Intellectual Property

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rights of any third Person, which infringement or other violation, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. Except as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, (i) there are no pending, or to the Company’s Knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ owned Intellectual Property; and (ii) to the Knowledge of the Company, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s owned Intellectual Property by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses or other agreements granted or entered into by the Company or any Subsidiary. Since March 1, 2022, the Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned or exclusively licensed by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect.

Section 5.18. Environmental Compliance. Since March 1, 2022, the Company and its Subsidiaries (i) are in material compliance with all Environmental Laws and all Material Permits issued under Environmental Laws (collectively, the “Environmental Permits”); (ii) there has been no release of any Hazardous Materials at, in, on or under any Leased Real Property or in connection with the Company’s or any of its Subsidiaries operations off-site of the Leased Real Property or, at, in, on or under any formerly owned or leased real property during the time that the Company or any of its Subsidiaries owned or leased such property; (iii) none of the Company or any of its Subsidiaries is subject to and has not received any Governmental Order relating to any non-compliance with Environmental Laws or Environmental Permits by the Company or any of its Subsidiaries or the release, investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials; and (iv) no Action is pending or, to the Knowledge of the Company, threatened and no investigation is pending or, to the Knowledge of the Company, threatened with respect to the Company’s or any of its Subsidiaries’ compliance with or liability under Environmental Laws or related to a release of Hazardous Materials, except, in the case of any of clauses (i), (ii), (iii) or (iv) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or non-compliance or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19. Material Contracts. The descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all material Contracts between the Company or any of its Subsidiaries and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 5.20. Transactions With Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any immediate family member or Affiliate of any of the foregoing, has either directly or indirectly any material interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.21. Employees; Labor Law. No material labor dispute with the employees of the Company exists, except as described in the Commission Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24. ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each material employee benefit plan maintained, established or sponsored by the Company that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other material bonus, commission, severance, equity, phantom equity, change in control, retention bonus, deferred compensation, paid time off, health and welfare, and/or fringe benefit plan, program, agreement, or arrangement sponsored, maintained, or contributed to by the Company, has been maintained in compliance with all applicable laws for any such employee benefit plan; (ii) there is no action, claim, suit, proceeding, demand, investigation, or audit pending, or to the Company’s Knowledge, threatened, with respect to any employee benefit plan described in clause (i) (except for routine claims for benefits); and (iii) the Company and its Affiliates do not maintain, sponsor, or contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA, any “multiple employer plan” as defined in Section 413 of the Internal Revenue Code of 1986, as amended (the “Code”), any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, any “defined benefit pension plan” as defined in Section 3(35) of ERISA, or any plan that provides medical insurance or life insurance benefits to terminated employees or retirees other than as required under Section 4980B of the Code.

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Section 5.25. Taxes. Except as otherwise disclosed in the Commission Documents, the Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which have had a Material Adverse Effect, nor does the Company have any notice or Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

Section 5.26. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and the Subsidiaries reasonably believe are adequate for the conduct of the business, including, but not limited to, directors and officers insurance coverage. As of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received, other than in connection with ordinary renewals.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

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Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase Notice and pursuant to the terms of an Intraday VWAP Purchase Notice (as applicable) in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has not been since March 1, 2022, an issuer identified in, or subject to, Rule 144(i). The Company filed current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the Commission in the Merger Form 8-K reflecting its status as an entity that is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market (or, if the Common Stock is then listed on an Eligible Market, from such Eligible Market) to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). The Company is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Common Stock may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

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Section 5.34. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the Delaware General Corporation Law, as amended, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. No Unlawful Payments. During the past three (3) years, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) there has been no action taken by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any officer, director, manager, employee, agent or representative of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or one of its Subsidiaries, in violation of any applicable Anti-Corruption Laws, (2) neither the Company nor any of its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, nor, to the Knowledge of the Company, has any investigation been threatened or pending, (3) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law, (4) neither the Company nor any of its Subsidiaries has received any written notice, inquiry or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law, nor has any such notice, inquiry or citation been threatened or is pending and (5) the Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws. No officer, director, manager or, to the Knowledge of the Company, employee, agent or member of the Company or any of its Subsidiaries is a foreign official within the meaning of the FCPA.

Section 5.36. International Trade.

(a) The Company and its Subsidiaries and, to the Knowledge of the Company, each officer, director, manager, employee, agent or representative acting on behalf of the Company and its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, is, and has been for the past five (5) years, in compliance in all material respects with all applicable International Trade Laws.

(b) Each of the Company and its Subsidiaries has, and for the past five (5) years has had, all required licenses, license exemptions and other material consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, re-export, transfer and import of products, technical data, and services in accordance in all material respects with the International Trade Laws and any permit obtained thereunder, including in relation to the Company’s and its Subsidiaries’ launch activities and employment of any foreign persons.

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(c) None of the Company or any of its Subsidiaries is a Restricted Party and no agency of the United States Government has denied, suspended, or otherwise abridged the Company’s or any of its Subsidiaries’ export or import privileges. None of the Company or any of its Subsidiaries has been the subject or target of any economic sanctions imposed by the United States, including, but not limited to, those enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State. None of the Company or any of its Subsidiaries contracts with, retains or employs any Person from, located, organized, or ordinarily resident in a Sanctioned Country in violation of International Trade Laws.

(d) During the past five (5) years, none of the Company or any of its Subsidiaries has (i) been subjected to any investigation by a Governmental Authority for any past or present violation of any applicable International Trade Laws, (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws or (iii) received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.

Section 5.37. Government Contracts.

(a) With respect to each Government Contract and Government Bid, except as set forth in the Commission Documents, since March 1, 2022, (i) the Company and its Subsidiaries have complied in all material respects with all applicable Laws and contractual requirements, (ii) none of the Company or any of its Subsidiaries is in material violation or breach of any applicable Laws or contractual requirements governing any Government Contract or Government Bid, (iii) the representations, certifications, and warranties made by the Company or one of its Subsidiaries in connection with the Government Contracts and Government Bids were accurate in all material respects as of their effective date, and the Company and its Subsidiaries have complied in all material respects with all such representations, certifications, and warranties, and (iv) the Company has not received written notice of any event, condition or omission that would constitute a breach or default, whether by lapse of time or notice or both, by any other Person under any Government Contract.

(b) Except as disclosed in the Commission Documents, since March 1, 2022, (i) none of the Company or any of its Subsidiaries has received written notice of any pending or threatened investigation, prosecution, or civil or administrative proceeding in connection with any Government Contract or Government Bid, and, to the Knowledge of the Company, no such investigation, prosecution, or civil or administrative proceeding or settlement negotiation, or internal investigation is pending or is contemplated by any Governmental Authority; (ii) the Company has not received any document requests, subpoenas, or search warrants involving any of the officers, directors, employees, or agents of the Company or any of its Subsidiaries in connection with any Government Contract or Government Bid; (iii) none of the Company or any of its Subsidiaries has received any written termination notice, cure notice, or show-cause notice

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from any Governmental Authority or any prime contractor or higher-tier subcontractor that remains unresolved; and (iv) none of the Company or any of its Subsidiaries has received notice of any disallowance of costs under any Government Contract and/or assessment of any penalty (whether actual or threatened), nor received in writing any material negative findings in any audit or investigation performed by any Governmental Authority which, in each case, remains unresolved or in dispute.

(c) Except as disclosed in the Commission Documents, since March 1, 2022, to the Knowledge of the Company, no Governmental Authority nor any prime contractor, subcontractor or vendor has asserted in writing any material claim or initiated any dispute proceeding against the Company or any of its Subsidiaries relating to any Government Contract or Government Bid, nor has the Company or any of its Subsidiaries asserted in writing any material claim or initiated any dispute proceeding against any such party concerning any Government Contract or Government Bid.

(d) Except as disclosed in the Commission Documents, since March 1, 2022, none of the Company or any of its Subsidiaries has received any written notice from a Governmental Authority regarding any alleged material violation by the Company, any of its Subsidiaries or one of their respective subcontractors of the Civil False Claims Act, Procurement Integrity Act, Anti-Kickback Act, Truth in Negotiations Act, Service Contract Act, Buy American Act, or Trade Agreements Act that remains unresolved.

Section 5.38. IT Systems. To the Knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the IT Systems are operational and adequate and sufficient for the current needs of the business of the Company and its Subsidiaries, (ii) there have been no unauthorized intrusions or breaches of the security, or material failures of the IT Systems currently used to provide material products to customers in the conduct of their business as it is currently conducted during the two-year period preceding the date hereof, (iii) the Company has in place adequate and commercially reasonable security controls and backup and disaster recovery plans and procedures in place, and (iv) there have been no unauthorized intrusions or breaches of the IT Systems since March 1, 2022 that, pursuant to any legal requirement, would require the Company or any of its Subsidiaries to notify customers or employees of such breach or intrusion.

Section 5.39. Compliance With Data Security Requirements. To the Knowledge of the Company, in connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any information or Protected Data, the Company and its Subsidiaries are and have been, in material compliance with all applicable Privacy and Security Requirements. The Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect the confidentiality, integrity and availability of all systems, information and Protected Data maintained and collected by the Company or its Subsidiaries or on their behalf. Except as set forth in the Commission Documents, none of the Company or any of its Subsidiaries has experienced any security incident that has compromised the integrity or availability of the Company’s or its Subsidiaries’ network, systems, data or information. The Company and its Subsidiaries are and have been, to the Company’s Knowledge, in compliance in all material respects with all Privacy and Security Requirements relating to data loss, theft and breach of security notification

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obligations. None of the Company or its Subsidiaries has received, or provided, any written notice of any claims, actions, investigations, inquiries or alleged violations of Privacy and Security Requirements or any other security incidents.

Section 5.40. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

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Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (iii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase, and (iv) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Intraday VWAP Purchase effected under this Agreement, in the case of this clause (v), at least prior to the delivery by the Company to the Investor of the applicable Intraday VWAP Purchase Notice in connection with such Intraday VWAP Purchase. Without limiting the generality of the foregoing, (a) as of the date of this Agreement, the Company has reserved, out of its authorized and unissued Common Stock, 171,008 shares of Common Stock solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, and (b) as of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, 23,477,881 shares of Common Stock solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases and pursuant to one or more Intraday VWAP Purchases (as applicable) that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases and pursuant to Intraday VWAP Purchases under this Agreement (as applicable) may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase and any Intraday VWAP Purchase (as applicable) effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

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Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company (a) shall comply, and cause each Subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market (or Eligible Market, as applicable), except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the Anti-Corruption Laws and the International Trade Laws.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, the dates and VWAP Purchase Share Amount for each VWAP Purchase, and the dates and Intraday VWAP Purchase Share Amount for each Intraday VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice and each Intraday VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

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Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor not later than 3:59 p.m. (New York time) on the Trading Day immediately following the Closing Date in accordance with Section 10.1(ii), and (ii) the Shares to the Investor in respect of each VWAP Purchase and each Intraday VWAP Purchase effected by the Company, in each case not later than the applicable Purchase Share Delivery Date with respect to such VWAP Purchase and not later than the applicable Purchase Share Delivery Date with respect to such Intraday VWAP Purchase (as applicable) in accordance with Section 3.3. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice or an Intraday VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.3 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the VWAP Purchase or Intraday VWAP Purchase (as applicable) to which such VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with

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respect to the Common Stock, with respect to each of clauses (i) and (ii) hereof, either for its own account or for the account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that the Investor is unconditionally obligated to purchase under any pending VWAP Purchase Notice or any pending Intraday VWAP Purchase Notice (as applicable), but has not yet received from the Company or its transfer agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such pending VWAP Purchase Notice and the Shares purchased pursuant to such pending Intraday VWAP Purchase Notice (as applicable) to the purchaser thereof promptly upon the Investor’s receipt of such Shares from the Company in accordance with Section 3.3 of this Agreement and (Y) neither the Company or its transfer agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date for such VWAP Purchase and on the applicable Purchase Share Delivery Date for such Intraday VWAP Purchases (as applicable) in accordance with Section 3.3 of this Agreement.

(ii) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith

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judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to demonstrate to the Investor in writing within 24 hours that such information does not constitute material, non-public information or the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents if the Investor is holding any Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Company’s transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

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Section 6.15. Delivery of Bring Down Letter, Compliance Certificate, and Comfort Letter Upon Occurrence of Certain Events.

(a) Within three (3) Trading Days immediately following (i) the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any New Registration Statement under the Securities Act (other than a Prospectus Supplement filed with the Commission solely for the purpose of updating the Prospectus to include the information contained in the Company’s quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter), (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 6.15(a)), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15(a)), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor a negative assurance letter from Cooley LLP, outside counsel to the Company, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such letter, a “Bring Down Letter”).

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(b) Within three (3) Trading Days immediately following the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (i) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (ii) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, or (iii) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 6.15(b)), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15(b)), the Company shall cause to be furnished to the Investor a comfort letter from the Company’s independent accountants in a form and substance substantially similar to the initial comfort letter provided under Section 7.2(xvii).

ARTICLE VII

CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of Document Preparation Fee; Issuance of Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel) on or prior to the date hereof, the Document Preparation Fee (less any amounts previously

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paid to Investor prior to the Closing Date) in accordance with Section 10.1(i), all of which Document Preparation Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 3:59 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, a book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such book-entry statement shall be delivered to the Investor by email at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto, and (b) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor or its designee of the certificate(s) or book-entry statement(s) representing the Commitment Shares pursuant to and in accordance with Section 10.1(ii)(a) hereof.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares and (ii) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other applicable law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

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(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced, and no inquiry or investigation by any Governmental Authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

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(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Commitment Shares Issued as DWAC Shares. The Company shall have caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii) hereof, in accordance with Section 10.1(iv) hereof.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing such transfer agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock 23,477,881 shares of Common Stock solely for the purpose of issuing Shares pursuant to VWAP Purchases and Intraday VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions of Company Counsel. On the Commencement Date, the Investor shall have received an opinion and negative assurance letter from Cooley LLP, outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

(xvii) Comfort Letter. On the Commencement Date, Investor shall have received from BDO USA, LLP, the Company’s independent registered public accounting firm, a comfort letter in a form and substance reasonably satisfactory to the Investor.

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the

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satisfaction of each of the conditions set forth in this Section 7.3, (X) with respect to a VWAP Purchase Notice for a VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the VWAP Purchase Commencement Time of the applicable VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such VWAP Purchase Notice and (Y) with respect to an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Intraday VWAP Purchase Commencement Time of the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase to be effected pursuant to such Intraday VWAP Purchase Notice (each such VWAP Purchase Commencement Time (with respect to a VWAP Purchase Notice) and each such Intraday VWAP Purchase Commencement Time (with respect to an Intraday VWAP Purchase Notice), at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares, (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to

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resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Company’s transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by its transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated

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therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other applicable law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, or the applicable Intraday VWAP Purchase Notice delivered by the Company to the Investor with respect to an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable)), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or

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restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice or the applicable Intraday VWAP Purchase Notice (as applicable) shall not (a) exceed, in the case of a VWAP Purchase Notice, the VWAP Purchase Maximum Amount applicable to such VWAP Purchase Notice or, in the case of an Intraday VWAP Purchase Notice, the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase Notice, (b) cause the aggregate number of shares of Common Stock issued pursuant to this Agreement to exceed the Aggregate Limit, (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) shares of Common Stock in excess of the Beneficial Ownership Limitation, or (d) if and to the extent the Exchange Cap is then applicable under Section 3.4, cause the aggregate number of shares of Common Stock issued pursuant to this Agreement to exceed the Exchange Cap, unless in the case of this clause (d), the Company’s stockholders have theretofore approved the issuance of such shares of Common Stock in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices and all prior Intraday VWAP Purchase Notices, required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable) shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Letters of Company Counsel and Compliance Certificates. The Investor shall have received (a) all Bring Down Letters from outside counsel to the Company for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable) and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case in accordance with Section 6.15(a).

(xi) Comfort Letters from the Company’s Independent Accountants. The Investor shall have received all comfort letters from the independent accountant to the Company for which the Company was obligated to instruct its independent accountant to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable) in accordance with Section 6.15(b).

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ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which the Investor shall have purchased from the Company, pursuant to all VWAP Purchases and Intraday VWAP Purchases that have occurred and fully settled pursuant to this Agreement, an aggregate number of Shares for a total aggregate gross purchase price to the Company equal to the Total Commitment, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have issued all of the Commitment Shares required to be issued to the Investor pursuant to Section 10.1(ii)(a) of this Agreement, and shall have paid the Document Preparation Fee required to be paid to the Investor or its counsel pursuant to Section 10.1(i) of this Agreement, in each case prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in

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accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of thirty (30) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase or any pending Intraday VWAP Purchase (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase and any pending Intraday VWAP Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase and any pending Intraday VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect any Commitment Shares issued or issuable to the Investor pursuant to Section 10.1(ii), all of which Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect the Document Preparation Fee payable or paid to the Investor (or to its counsel directly), all of which Document Preparation Fee shall be non-refundable when paid on the Closing Date pursuant to Section 10.1(i),

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regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, stockholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, stockholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable and documented attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all reasonable and documented legal and other costs and expenses incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim

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or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable and documented fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

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The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor prior to the date of this Agreement, a non-accountable document preparation fee of (a) $100,000 (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company, and (b) $5,000 per calendar quarter in connection with quarterly updates. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 3:59 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, any VWAP Purchases or Intraday VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. Upon issuance pursuant to this Section 10.1(ii), the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(iii) Legends. The certificate(s) or book-entry statement(s) representing the Commitment Shares issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of each VWAP Purchase Notice and all Shares to be issued in respect of each Intraday VWAP Purchase Notice delivered to the Investor pursuant to this Agreement, in each case, shall be issued to the Investor in accordance with Section 3.3 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than two (2) Trading Days following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Commitment Shares issued to the Investor pursuant to Section 10.1(ii) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”), together with a written notification from the Company’s outside counsel advising the transfer agent the Initial Registration Statement has been declared effective by the Commission (the “Notice of Effectiveness”), directing the Company’s transfer agent to issue to the Investor or its designee all of the Commitment Shares and the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the

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Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares, the Commitment Shares to be issued and delivered from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued and delivered to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares, the Commitment Shares from and after Commencement, and the Shares, the Commitment Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend), or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect, at the greater of (i) the purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served

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in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Rigetti Computing, Inc.

775 Heinz Ave

Berkeley, CA 94701

Telephone Number: (510) 210-5550

Attention: General Counsel

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With a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Telephone Number: (212) 479-6000

Email:         rbriggs@cooley.com

                     croupas@cooley.com

                     ssellers@cooley.com

Attention:   Rupa Briggs

                     Christina T. Roupas

                    Sarah Sellers

If to the Investor:

B. Riley Principal Capital II, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Telephone Number: [***]

Email: [***]

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Duane Morris LLP

1540 Broadway

New York, New York 10036

Telephone Number: [***]

Email: [***]

Attention: Dean M. Colucci

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

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Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party;

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provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

RIGETTI COMPUTING, INC.:

By:	/s/ Brian Sereda
Name: Brian Sereda
Title: Chief Financial Officer

THE INVESTOR:

B. RILEY PRINCIPAL CAPITAL II, LLC:

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head Investment Banking

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act, 18 U.S.C. § 1952, and the U.K. Bribery Act 2010, when applicable.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Price” means a price per Share equal to the sum of (i) the Minimum Price and (ii) $4.45 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.5.

“Bloomberg” means Bloomberg, L.P.

“Bring Down Letter” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 3:59 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.24.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since March 1, 2022, including, without limitation, (A) the Company’s current report on Form 8-K, dated March 1, 2022 and filed with the Commission on March 7, 2022, including all documents, financial statements and other information attached thereto or incorporated by reference therein as exhibits thereto (the “Merger Form 8-K”) and (B), the Company’s quarterly report on Form 10-Q filed with the Commission on May 16, 2022, and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means 171,008 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company has caused its transfer agent to issue and deliver to the Investor not later than 3:59 p.m. (New York City time) on the Trading Day immediately following the Closing Date pursuant to Section 10.1(ii).

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Confidential Data” means all data for which the Company or any of its Subsidiaries is required by Law, Contract or privacy policy to keep confidential or private, including all such data transmitted to the Company or any of its Subsidiaries by customers of the Company or any of its Subsidiaries or Persons that interact with the Company or any of its Subsidiaries.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Cover Price” shall have the meaning assigned to such term in Section 3.3.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Data Treatment” means the analysis, receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“Document Preparation Fee” shall have the meaning assigned to such term in Section 10.1(i).

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s transfer agent to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Capital Market, or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including natural resources) and human health and safety, or the use, treatment, storage, emission, disposal or release of or exposure to Hazardous Materials.

“Environmental Permits” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.24.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.4(a).

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor (or its designee) pursuant to the Transaction Documents, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock issued by the Company to the Investor (or its designee) in connection with any “equity line of credit” or other continuous offering or similar offering of Common Stock (other than the transactions contemplated by the Transaction Documents) pursuant to one or more written agreements between the Company and the Investor or an Affiliate of the Investor executed after the date of this Agreement (if any), whereby the Company may sell shares of Common Stock to the Investor or an Affiliate of the Investor at a future determined price, or (e) shares of Common Stock issued by the Company in any “at the market offering” or “equity distribution program” or similar offering of Common Stock exclusively to or through B. Riley Securities, Inc. pursuant to one or more written agreements between the Company and B. Riley Securities, Inc.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Government Bid” means a bid issued by a contractor that, if accepted or awarded, would result in a Government Contract.

“Government Contract” means any Contract, as amended by binding modifications or change orders, between the Company and (i) a Governmental Authority, (ii) any prime contractor of a Governmental Authority or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract to which it relates.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, directive, mandate, consent, approval or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products or derivatives, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold, per- and polyfluoroalkyl substances or pesticides.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” shall have the meaning assigned to such term in Section 5.17.

“International Trade Laws” means all applicable export control, economic sanctions, import, and customs laws, regulations, rules and licenses of the United States and other governments, including but not limited to, the International Traffic in Arms Regulations (“ITAR”) administered by the U.S. Department of State, the Export Administration Regulations (“EAR”)

administered by the U.S. Department of Commerce, the International Emergency Economic Powers Act (“IEEPA”) and the Trading with the Enemy Act (“TWEA”), the sanctions, embargoes and restrictions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the Foreign Trade Regulations administered by the U.S. Department of Commerce’s Bureau of Census, the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, and the customs and import laws administered by the U.S. Department of Homeland Security’s Customs and Border Protection (“CBP”).

“Intraday VWAP Purchase” shall have the meaning assigned to such term in Section 3.2.

“Intraday VWAP Purchase Commencement Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time that is the latest of: (i) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Company has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (ii) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (iii) the Investor’s timely receipt (acknowledged by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday VWAP Purchase Notice, other than via auto-reply) from the Company of the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on the applicable Purchase Date therefor.

“Intraday VWAP Purchase Ending Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday VWAP Purchase that is the earlier of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such Intraday VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; and (ii) immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period has exceeded the applicable Intraday VWAP Purchase Share Volume Maximum for such Intraday VWAP Purchase; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“Intraday VWAP Purchase Maximum Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, such number of shares of Common Stock equal to the lesser of: (i) 1,000,000 and (ii) the product of (a) the Purchase Share Percentage, multiplied by (b) the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during the Intraday VWAP Purchase Period for such Intraday VWAP Purchase; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“Intraday VWAP Purchase Minimum Price Threshold” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the dollar amount specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Stock during the applicable Intraday VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period; provided, however, that if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, then the per share minimum Sale Price threshold to be used in such Intraday VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Purchase Date for such Intraday VWAP Purchase, multiplied by (b) 0.90. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“Intraday VWAP Purchase Notice” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, an irrevocable written notice from the Company to the Investor directing the Investor to purchase a specified Intraday VWAP Purchase Share Amount (such specified Intraday VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the Intraday VWAP Purchase Maximum Amount), at the applicable Intraday VWAP Purchase Price therefor on the Purchase Date for such Intraday VWAP Purchase in accordance with this Agreement, that is delivered by the Company to the Investor and received by the Investor (i) after the latest of (X) 10:00 a.m., New York City time, on such Purchase Date, if the Company has not timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (Y) the VWAP Purchase Ending Time of the VWAP Purchase

Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Company has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, and (Z) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (ii) prior to the earlier of (X) 3:30 p.m., New York City time, on such Purchase Date and (Y) such time that is exactly one (1) hour immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) on such Purchase Date, if the Trading Market (or such Eligible Market, as applicable) has theretofore publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date.

“Intraday VWAP Purchase Period” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the period on the Purchase Date for such Intraday VWAP Purchase, beginning at the applicable Intraday VWAP Purchase Commencement Time and ending at the applicable Intraday VWAP Purchase Ending Time on such Purchase Date for such Intraday VWAP Purchase.

“Intraday VWAP Purchase Price” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Intraday VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Common Stock for the applicable Intraday VWAP Purchase Period on the applicable Purchase Date for such Intraday VWAP Purchase; provided, however, that the calculation of the VWAP for the Common Stock for the Intraday VWAP Purchase Period for an Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“Intraday VWAP Purchase Share Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Intraday VWAP Purchase as specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, which total number of Shares shall not exceed the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase (and such number of Shares specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.2 hereof as necessary to give effect to the Intraday VWAP Purchase Maximum Amount limitation applicable to such Intraday VWAP Purchase as set forth in this Agreement).

“Intraday VWAP Purchase Share Volume Maximum” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the Intraday VWAP Purchase Share Amount to be purchased by the Investor in such Intraday VWAP Purchase, by (ii) the Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems” means the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology and telecommunications assets, systems, and equipment, and all associated documentation, in each case, owned, used, held for use, leased, outsourced or licensed by or for the Company or any of its Subsidiaries for use in the conduct of their respective businesses as currently conducted.

“Knowledge” means the actual knowledge of any of (i) the Company’s Chief Executive Officer and Chairman, (ii) the Company’s Chief Financial Officer, (iii) the Company’s Chief Technology Officer, (iv) the Company’s Chief Revenue Officer, and (v) General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any statute, law (including common law), code, treaty, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Material Subsidiary” means each subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act.

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“Minimum Price” means $4.41, representing the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of this Agreement (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of (i) any post-effective amendment to the Initial Registration Statement or any New Registration Statement or (ii) any New Registration Statement, as applicable, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment or New Registration Statement, as applicable.

“Permits” means all permits, franchises, exemptions, allocations, filings, waivers, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Personal Information” means any personal information that specifically identifies, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, any particular individual or household.

“Privacy and Security Requirements” means, to the extent applicable to the Company or any of its Subsidiaries: (a) any Laws relating to privacy and data security, including laws regulating the Processing of Protected Data; (b) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”); (c) all Contracts between the Company or any of its Subsidiaries, on the one hand, and any Person, on the other hand, that is applicable to the PCI DSS, privacy, data security and/or the Processing of Protected Data; and (d) all policies and procedures applicable to the Company or any of its Subsidiaries relating to the PCI DSS, privacy, data security and/or the Processing of Protected Data.

“Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Protected Data” means Personal Information and Confidential Data.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Date” means, (i) with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement, and (ii) with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the Trading Day on which the Investor timely receives a valid Intraday VWAP Purchase Notice for such Intraday VWAP Purchase in accordance with this Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such Trading Day, if the Company has not timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, (Y) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Trading Day as such earlier VWAP Purchase, if the Company has timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, and (Z) the Intraday

VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Trading Day as such Intraday VWAP Purchase, and (B) prior to the earlier of (X) 3:30 p.m., New York City time, on such Trading Day for such Intraday VWAP Purchase and (Y) such time that is exactly one (1) hour immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) on such Trading Day, if the Trading Market (or such Eligible Market, as applicable) has publicly announced that the official close of the primary (or “regular”) trading session shall be earlier than 4:00 p.m., New York City time, on such Trading Day.

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.3.

“Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 3.1 and with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, twenty percent (20.0%).

“Purchase Volume Reference Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1 and with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, one million (1,000,000) shares of Common Stock.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Party” means the following: (i) any Person on the OFAC list of Specially Designated Nationals and Blocked Persons, List of Foreign Sanctions Evaders, or Sectoral Sanctions Identifications List; (ii) any Person on the Denied Persons List, Unverified List, or the Entity List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce; (iii) any Person on the Debarred List and non-proliferation sanctions lists maintained by the U.S. State Department; (iv) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i), (ii) or (iii) so as to subject the Person to sanctions; (v) any Person that is organized, ordinarily resident, or located in a Sanctioned Country; or (vi) any Person on any other list maintained by any relevant Governmental Authority restricting the export of any item to specific individuals, companies or other entities.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo administered by the United States (currently, Cuba, Iran, North Korea, Syria and the Crimea region).

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices or one or more Intraday VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Software” means any and all computer software programs and software systems, including all computer software and code (including source code, executable code, and object code), databases and compilations (including any and all data and collections of data, whether machine readable or otherwise), compilers and decompilers, development tools, menus, higher level or “proprietary” languages, templates, macros, user interfaces, report formats, firmware, data files, whether in source code, object code or human readable form, and all documentation and materials (including user manuals, other specifications, training documentation, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing) and know-how relating to any of the foregoing.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including, without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Common Stock for the VWAP Purchase Period for each VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase; and (ii) the calculation of the dollar volume-weighted average price for the Common Stock for the Intraday VWAP Purchase Period for each Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the time on the Purchase Date for such VWAP Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period has exceeded the applicable VWAP Purchase Share Volume Maximum for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of shares of Common Stock equal to the lesser of: (i) 1,000,000, and (ii) the product of (a) the Purchase Share Percentage, multiplied by (b) the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during the VWAP Purchase Period for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase Minimum Price Threshold” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.1, the dollar amount specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Stock during the applicable VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period; provided, however, that if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable VWAP Purchase Notice for such VWAP Purchase, then the per share minimum Sale Price threshold to be used in such VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Purchase Date for such VWAP Purchase, multiplied by (b) 0.90. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such VWAP Purchase, directing the Investor to purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on such Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the Purchase Date for such VWAP Purchase, beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Ending Time on such Purchase Date for such VWAP Purchase.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Common Stock for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase; provided, however, that the calculation of the VWAP for the Common Stock for the VWAP Purchase Period for a VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase (and such number of Shares specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.1 hereof as necessary to give effect to the VWAP Purchase Maximum Amount limitation applicable to such VWAP Purchase as set forth in this Agreement).

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, by (ii) the Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

CLOSING CERTIFICATE

B-1

EXHIBIT C

COMPLIANCE CERTIFICATE

Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 11, 2022, is by and between B. Riley Principal Capital II, LLC, a Delaware limited liability company (the “Investor”), and Rigetti Computing, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to the lesser of (i) $75,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.4 of the Purchase Agreement), as provided for therein.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, the Company shall cause to be issued to the Investor the Commitment Shares in accordance with the terms of the Purchase Agreement.

C. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(j) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(k) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the eightieth (80th) calendar day immediately after the Filing Deadline with respect to the Initial Registration Statement, if the Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the eightieth (80th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(l) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the tenth (10th) Business Day after the date of this Agreement and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the tenth (10th) Business Day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(m) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

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(n) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(o) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(p) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(q) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(r) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(s) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(t) “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(u) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(v) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(w) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(x) “Registrable Securities” means all of (i) the Shares, (ii) the Commitment Shares, and (iii) any capital stock of the Company issued or issuable with respect to such Shares or the Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(y) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended, supplemented, or replaced from time to time, including all documents filed as part thereof or incorporated by reference therein.

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(z) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(aa) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(bb) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(cc) “Staff” shall have the meaning assigned to such term in Section 2(c).

(dd) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission the Initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of (i) all of the Commitment Shares and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution (Conflict of Interest)” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission by the applicable Effectiveness Deadline. To the extent that the Company subsequently becomes eligible to use another form to register the Registrable Securities, including Form S-3, the Company may, at its election, file such Registration Statement covering the resale of the Registrable Securities, which shall constitute a New Registration Statement.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Duane Morris LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as

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practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective by the applicable Effectiveness Deadline.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the Commission.

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; and (ii) the date that is the later of (A) the first (1st) anniversary of the effective date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

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3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective by the applicable Effectiveness Deadline. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date prior to the applicable Effectiveness Deadline in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the

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intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any one or more VWAP Purchases and/or any one or more Intraday VWAP Purchases are material to the Company (individually or collectively), the material terms of which have not previously been described in the Prospectus or any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act (or in any periodic report, statement, schedule or other document filed by the Company with the Commission under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus), or if otherwise required under the Securities Act (or the public written interpretive guidance of the Staff of the Commission relating thereto), in each case as reasonably and mutually determined by the Company and the Investor, then, no later than (i) 9:00 a.m., New York City time, on the first (1st) Trading Day immediately following the Purchase Date for such VWAP Purchase and/or Intraday VWAP Purchase(s), the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to such VWAP Purchase(s) and such Intraday VWAP Purchase(s) (as applicable) requiring such filing, disclosing the total number of Shares that are to be issued and sold to the Investor pursuant to such VWAP Purchase(s) and Intraday VWAP Purchase(s) (as applicable), the total purchase price for the Shares subject thereto, the applicable purchase price(s) for such Shares and the estimated net proceeds to be received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchase(s) and all Intraday VWAP Purchase(s) (as applicable) effected and settled during the relevant fiscal quarter and shall file such Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the Commission, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

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(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence may be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR).

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR).

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject

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itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

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(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and its transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution (Conflict of Interest)” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. DWAC Shares shall be free from all restrictive legends and may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

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(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investor) an opinion of counsel advising the transfer agent the Initial Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds thirty (30) consecutive Trading Days or an aggregate of ninety (90) Trading Days in any 365-day period; and provided, further, the Company shall not effect any such suspension during (A) the first ten (10) consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five (5)-Trading Day period commencing on the Purchase Date for each VWAP Purchase and for each Intraday VWAP Purchase (as applicable). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales

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of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

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5.	Expenses of Registration.

Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. For the avoidance of doubt, the Company shall pay for all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company; and the Investor shall pay any sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor incurred in connection with the registrations, filings or qualifications pursuant to Section 2 and 3, and all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with the sale of the Securities pursuant hereto.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(e), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising

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out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(e) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

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(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the reasonable and documented fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), which consent shall not be unreasonably withheld, conditioned, or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

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(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

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(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase and an Intraday VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

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(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY:

RIGETTI COMPUTING, INC.

By:	/s/ Brian Sereda
Name: Brian Sereda
Title: Chief Financial Officer

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR:

B. RILEY PRINCIPAL CAPITAL II, LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head Investment Banking

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EXHIBIT A

OPINION OF COUNSEL TO BE DELIVERED FOLLOWING EFFECTIVENESS

OF REGISTRATION STATEMENT

EXHIBIT B

SELLING STOCKHOLDER

EXHIBIT C

WRITTEN INFORMATION

Exhibit 31.1

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Chad Rigetti, certify that:

1.	I have reviewed this Form 10-Q of Rigetti Computing, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2022

/s/ Chad Rigetti
Chad Rigetti
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Sereda, certify that:

1.	I have reviewed this Form 10-Q of Rigetti Computing, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2022

/s/ Brian Sereda
Brian Sereda
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Chad Rigetti, Chief Executive Officer of Rigetti Computing, Inc. (the “Company”), and Brian Sereda, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2022

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 11th day of August, 2022.

/s/ Chad Rigetti
Chad Rigetti
Chief Executive Officer
(Principal Executive Officer)

/s/ Brian Sereda
Brian Sereda
Chief Financial Officer
(Principal Financial Officer)